UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a 12
SEMRUSH HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
DATED DECEMBER 17, 2025
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
Dear Semrush Holdings, Inc. Stockholder:
On November 18, 2025, Semrush Holdings, Inc. (referred to as “Semrush”), Adobe Inc. (referred to as “Adobe”) and Fenway Merger Sub, Inc., a direct, wholly owned subsidiary of Adobe (referred to as “Merger Sub”), entered into an Agreement and Plan of Merger that provides for the acquisition of Semrush by Adobe (such agreement, as it may be amended from time to time, referred to as the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Semrush (referred to as the “Merger”), with Semrush surviving the Merger as a wholly owned subsidiary of Adobe. The respective boards of directors of Semrush and Adobe have by unanimous vote of all directors present approved the Merger Agreement and the Merger.
Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, you will be entitled to receive, for each share of Class A Common Stock of Semrush, par value $0.00001 per share, (referred to as the “Class A Common Stock”) and each share of Class B Common Stock of Semrush, par value $0.00001 per share (referred to as the “Class B Common Stock” and, together with the Class A Common Stock, the “Semrush Common Stock”), that you own, $12.00 in cash without interest.
The Semrush board of directors (referred to as the “Semrush Board of Directors”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Semrush and Semrush stockholders, (ii) determined that it is in the best interests of Semrush and Semrush stockholders, and declared it advisable, to enter into the Merger Agreement, (iii) approved the execution and delivery of the Merger Agreement by Semrush, the performance by Semrush of the agreements contained thereunder and the consummation of the Merger and transactions contemplated thereby upon the terms and conditions set forth in the Merger Agreement and (iv) resolved to recommend that Semrush stockholders vote to approve the transactions contemplated by the Merger Agreement, including the Merger, and adopt the Merger Agreement.
At the special meeting of Semrush stockholders described in the accompanying proxy statement (referred to as the “Special Meeting”), you will be asked to approve a proposal to adopt the Merger Agreement (referred to as the “Merger Agreement Proposal”) and to vote on other Merger-related matters. The Semrush Board of Directors unanimously recommends that Semrush stockholders vote “FOR” the Merger Agreement Proposal and “FOR” each of the other proposals described in the accompanying proxy statement.
Your vote is very important regardless of the number of shares of Semrush Common Stock that you own. Adobe and Semrush cannot complete the Merger without the approval of the Merger Agreement Proposal by Semrush stockholders holding at least a majority of the voting power of the shares of Semrush Common Stock outstanding at the close of business on [ ], the record date for the Special Meeting. The failure of any Semrush stockholder to vote will have the same effect as a vote against the Merger Agreement Proposal. Whether or not you plan to participate in the Special Meeting, Semrush urges you to submit a proxy in advance of the Special Meeting to have your shares voted by using one of the methods described in the accompanying proxy statement. If your shares are held in the name of a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction card furnished by such bank, brokerage firm or other nominee. Your bank, brokerage firm or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. You must provide voting instructions by filling out the voting instruction card in order for your shares to be voted. More information about Adobe, Semrush, the Special Meeting, the Merger and the other proposals for consideration at the Special Meeting is contained in the accompanying proxy statement.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. Please carefully read the entire proxy statement and the annexes and documents included in, or incorporated by reference into, the proxy statement.
On behalf of the Semrush Board of Directors, thank you for your continued support.
Sincerely,

William (Bill) R. Wagner
Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated [ ], and is first being mailed to Semrush stockholders on or about [ ].

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
DATED DECEMBER 17, 2025
Semrush Holdings, Inc.
800 Boylston Street, Suite 2475
Boston, MA 02199
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [ ]
Dear Semrush Holdings, Inc. Stockholder:
This is a notice that the special meeting of stockholders of Semrush Holdings, Inc. (referred to as “Semrush”) will be held on [ ], 2026 beginning at [ ], Eastern Time (such meeting is referred to as the “Special Meeting”). The Special Meeting will be a completely virtual, live audio webcast meeting of stockholders and will be held for the following purposes:
1.    to adopt the Agreement and Plan of Merger, dated as of November 18, 2025 (such agreement, as it may be amended from time to time, is referred to as the “Merger Agreement”), among Semrush, Adobe Inc., a Delaware corporation (referred to as “Adobe”), and Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Adobe (referred to as “Merger Sub”), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Semrush (referred to as the “Merger”), with Semrush surviving the Merger as a wholly owned subsidiary of Adobe (referred to as the “Merger Agreement Proposal”);
2.    to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Semrush’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated thereby (referred to as the “Merger-Related Compensation Proposal”); and
3.    to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (referred to as the “Adjournment Proposal”).
The proxy statement of which this notice is a part (a) incorporates important business and financial information about Semrush from other documents that Semrush has filed with the U.S. Securities and Exchange Commission (referred to as the “SEC”) and that are contained in or incorporated by reference into this proxy statement and (b) provides a detailed description of the Merger and the Merger Agreement and the other matters to be considered at the Special Meeting, including the proposals listed above. Please refer to the accompanying proxy statement, including the Merger Agreement and the other annexes and documents included in, or incorporated by reference into, the accompanying proxy statement for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire proxy statement carefully before voting. The Semrush board of directors (referred to as the “Semrush Board of Directors”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Semrush and Semrush stockholders, (ii) determined that it is in the best interests of Semrush and Semrush stockholders, and declared it advisable, to enter into the Merger Agreement, (iii) approved the execution and delivery by Semrush of the Merger Agreement, the performance by Semrush of the agreements contained thereunder and the consummation of the Merger and transactions contemplated thereby upon the terms and conditions set forth in the Merger Agreement and (iv) resolved to recommend that Semrush stockholders vote to approve the transactions contemplated by the Merger Agreement, including the Merger, and adopt the Merger Agreement.

The Semrush Board of Directors unanimously recommends that Semrush stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
The Semrush Board of Directors has fixed the close of business on [ ], as the record date for determination of Semrush stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof (referred to as the “Record Date”). Only holders of record of Class A Common Stock of Semrush, par value $0.00001 per share (referred to as the “Class A Common Stock”), and Class B Common Stock of Semrush, par value $0.00001 per share (referred to as the “Class B Common Stock” and, together with the Class A Common Stock, the “Semrush Common Stock”), as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting.
A holder of Semrush Common Stock who does not vote in favor of the Merger Agreement Proposal will have the right to seek appraisal of the fair value of its shares if the Merger is completed, but only if such stockholder submits a written demand for appraisal to Semrush prior to the time the vote is taken on the Merger Agreement Proposal and strictly complies with the procedures set forth in Section 262 of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, and a summary of these provisions can be found under the section entitled “Appraisal Rights” beginning on page 87 of this proxy statement.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.
The Merger cannot be completed unless the Merger Agreement Proposal is approved by the affirmative vote, in person (virtually) or by proxy, of holders of at least a majority of the voting power of Semrush Common Stock outstanding and entitled to vote thereon. The shares of Class A Common Stock and Class B Common Stock will be voted together as a single class on all matters submitted to stockholders at the Special Meeting, provided, in accordance with Semrush’s Amended and Restated Certificate of Incorporation, that each share of Class B Common Stock will be entitled to ten votes per share, while each share of Class A Common Stock will be entitled to one vote per share.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) attend the Special Meeting in person (virtually), your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is present and you fail to take one of the three foregoing steps, your shares will have the same effect as if they were voted “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the other proposals.
Whether or not you expect to participate in the Special Meeting, Semrush urges you to submit a proxy to have your shares voted as promptly as possible either: (1) via the internet at www.proxyvote.com (see the enclosed proxy card for instructions); (2) by telephone (see the enclosed proxy card for instructions); or (3) by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Special Meeting. If your shares are held in “street name” by a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction card furnished by such bank, brokerage firm or other nominee. Any stockholder of record participating in the Special Meeting may vote even if such stockholder has returned a proxy card. However, if your shares are held in “street name” you must obtain a “legal proxy” from the bank, brokerage firm or other nominee to vote at the Special Meeting.
Semrush stockholders of record as of [ ] will be able to participate in the Special Meeting by visiting www.virtualshareholdermeeting.com/SEMR2026SM and entering the 16-digit control number included on your proxy card or voting instruction card that accompanied your proxy materials.
If you have any questions about the Special Meeting, the Merger, the proposals or the accompanying proxy statement, would like additional copies of this proxy statement, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of Semrush Common Stock, you should contact:

Semrush Holdings, Inc.
Attention: Investor Relations
800 Boylston Street, Suite 2475
Boston, MA 02199
By order of the Semrush Board of Directors,
David Mason
Chief Legal Officer and Secretary
Dated: [ ]
Boston, Massachusetts

i

ii

iii

SUMMARY
The following summary highlights selected information described in more detail elsewhere in this proxy statement and the documents incorporated by reference into this proxy statement and may not contain all the information that may be important to you. To understand the Merger and the matters being voted on by Semrush stockholders at the Special Meeting more fully, and to obtain a more complete description of the legal terms of the Merger Agreement, you should carefully read this entire proxy statement, including the annexes, and the documents to which we refer you. Each item in this summary includes a page reference directing you to a more complete description of that topic. See the section titled “Where You Can Find More Information.”
All references to “Semrush,” “we,” “us” or “our” in this proxy statement refer to Semrush Holdings, Inc., a Delaware corporation, including, in some cases, its subsidiaries; all references to “Adobe” refer to Adobe Inc., a Delaware corporation; all references to “Merger Sub” refer to Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Adobe incorporated for the sole purpose of consummating the Merger; all references to “Class A Common Stock” refer to the Class A Common Stock of Semrush, par value $0.00001 per share; all references to “Class B Common Stock” refer to the Class B Common Stock of Semrush, par value $0.00001 per share; all references to “Semrush Common Stock” refer to the Class A Common Stock and the Class B Common Stock, collectively; all references to the “Semrush Board of Directors” refer to the board of directors of Semrush; all references to the “Special Meeting” refer to the Special Meeting of Semrush stockholders described in this proxy statement; all references to the “Merger” refer to the Merger of Merger Sub with and into Semrush, with Semrush surviving as a wholly owned subsidiary of Adobe; and, unless otherwise indicated or as the context requires, all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of November 18, 2025, as may be amended from time to time, among Semrush, Adobe and Merger Sub. Semrush, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”
The Companies (see page 25)
Semrush Holdings, Inc.
Semrush Holdings, Inc. is a leading online visibility management software-as-a-service (referred to as “SaaS”) platform. We enable companies globally to identify and reach the right audience for their content, in the right context, and through the right channels. Our platform utilizes data and intelligence at the core surrounded by AI-powered interconnected hubs focused on search engine optimization, paid advertising, social media management, local marketing, brand marketing, and content marketing. Each of these marketing channel hubs is uniquely designed to ensure our customers can analyze, enhance and measure website navigation and performance, content relevance and authority, and overall prospective customer interests and engagement, and most importantly show how each channel is connected to the others to provide a much-needed means for our customers to optimize returns on their investments.
We were founded in 2008. We completed our initial public offering in 2021 and our Class A Common Stock is currently listed on the New York Stock Exchange (referred to as “NYSE”) under the symbol “SEMR”. Our principal executive offices are located at 800 Boylston Street, Suite 2475, Boston, MA 02199, and our telephone number is (800) 851-9959.
Adobe Inc.
Adobe Inc. is a global technology company with a mission to change the world through personalized digital experiences. For over four decades, Adobe’s innovations have transformed how individuals, teams, businesses, enterprises, institutions and governments engage and interact across all types of media. Adobe’s products, services and solutions are used around the world to imagine, create, manage, deliver, measure, optimize and engage with content across surfaces and fuel digital experiences. Adobe has a diverse user base that includes consumers, communicators, creative professionals, developers, students, small and medium businesses and enterprises. Adobe also empowers creators by putting the power of artificial intelligence in their hands, and doing so in ways it believes are responsible. Adobe’s products and services help unleash creativity, accelerate document productivity and power businesses in a digital world. Adobe has operations in the Americas; Europe, Middle East and Africa; and Asia-Pacific.
Adobe’s executive offices and principal facilities are located at 345 Park Avenue, San Jose, California 95110-2704. Its telephone number is 408-536-6000 and its website is www.adobe.com. The information provided on Adobe’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Fenway Merger Sub, Inc.
Fenway Merger Sub, Inc. is a Delaware corporation and a direct, wholly owned subsidiary of Adobe. Merger Sub was formed solely in contemplation of the transactions contemplated by the Merger Agreement and has not carried on any activities to date, other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.
The principal executive offices of Merger Sub are located at 345 Park Avenue, San Jose, California 95110-2704, and its telephone number is 408-536-6000.
The Merger (see page 32)
Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (referred to as the “DGCL”), at the Effective Time (as defined below) of the Merger, Merger Sub will merge with and into Semrush, with Semrush surviving the Merger as a wholly owned subsidiary of Adobe.
The Merger will become effective at such time when the certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (or at such later time as may be specified in the certificate of Merger) (referred to as the “Effective Time”).
If the Merger is completed, Semrush will cease to be a publicly traded company as of the Effective Time. As a result, you will not own any shares of capital stock of the Surviving Corporation.
Merger Consideration (see page 32)
At the Effective Time, each share of Semrush Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Semrush Common Stock that are (i) owned by stockholders that have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (referred to as the “Dissenting Shares”), (ii) owned or held in treasury by Semrush or are owned by Adobe or Merger Sub, which shares will be cancelled and cease to exist (referred to as the “Cancelled Shares”) and (iii) owned or held by any subsidiary of Semrush or Adobe (other than Merger Sub), which shares will be converted into such number of shares of common stock of the Surviving Corporation such that the ownership percentage of each subsidiary in the Surviving Corporation will equal the ownership percentage of such subsidiary in Semrush immediately prior to the Effective Time (referred to as “Converted Shares”)) will automatically be converted into the right to receive $12.00 in cash, without interest (referred to as the “Merger Consideration”).
For additional information on the consideration Semrush stockholders will receive in connection with the Merger, see the section titled “The Merger Agreement—Effect of the Merger on Semrush Common Stock.”
Treatment of Semrush Equity Awards (see pages 54 and 56)
The Merger Agreement provides that, at the Effective Time, the outstanding equity awards of Semrush will be treated as follows:
Options. Each vested option to purchase shares of Semrush Common Stock (referred to as “Option”) and each Option held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the excess of the Merger Consideration over the exercise price of such Option in respect of each underlying share. Otherwise, each unvested in-the-money Option will be assumed and converted into a restricted stock unit award relating to Adobe common stock (an “Adobe RSU Award”), based on the spread value of the Option and the closing price per share of Adobe common stock over the 30 consecutive calendar days ending on (and including) the second to last calendar day preceding the closing date (referred to as “Adobe Trading Price”), with no less favorable vesting terms. Options with an exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.
RSU Awards. Each restricted stock unit award relating to shares of Semrush Common Stock that was subject solely to service-based vesting requirements as of the grant date (referred to as “RSU Award”) held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each underlying share. Each other RSU Award will be assumed and converted into an Adobe RSU Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
PSU Awards. Each restricted stock unit award relating to shares of Semrush Common Stock that is subject to performance-based vesting requirements (referred to as “PSU Award”) that becomes vested at the Effective Time in accordance with the terms of the applicable award agreement will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each underlying share (with achievement of applicable performance metrics determined based on actual performance in accordance with the terms of the applicable award agreement), and the portion of the award that does not become vested at the Effective Time in accordance with the terms of the applicable award agreement will be forfeited for no consideration. Each other outstanding PSU Award will be assumed and converted into an Adobe RSU Award (with applicable performance goals deemed achieved based on actual performance through the latest practicable date prior to the date of the closing of the Merger) representing equivalent value based on the Adobe Trading Price, with no less favorable service-based vesting terms.
Restricted Stock Award. The restricted stock award relating to shares of Semrush Common Stock (referred to as “RS Award”) will be assumed and converted into a restricted stock award of Adobe (referred to as an “Adobe RS Award”) representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
For additional information on the treatment of Semrush equity awards in connection with the Merger, see the section titled “The Merger Agreement—Treatment of Semrush Equity Awards.”
Semrush’s Reasons for the Merger; Recommendation of Semrush’s Board of Directors (see page 40)
At its November 18, 2025, meeting held to evaluate the Merger, the Semrush Board of Directors unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Semrush and Semrush stockholders, (ii) determined that it is in the best interests of Semrush and Semrush stockholders, and declared it advisable, to enter into the Merger Agreement, (iii) approved the execution and delivery by Semrush of the Merger Agreement, the performance by Semrush of the agreements contained thereunder and the consummation of the Merger and transactions contemplated thereby upon the terms and conditions set forth therein and (iv) resolved to recommend that Semrush stockholders vote to approve the transactions contemplated by the Merger Agreement, including the Merger, and adopt the Merger Agreement.
The Semrush Board of Directors unanimously recommends that Semrush stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal.
In evaluating the Merger and the Merger Agreement and arriving at its determination, the Semrush Board of Directors consulted with Semrush’s senior management, Semrush’s financial advisor, Centerview Partners LLC (referred to as “Centerview”), and Semrush’s outside legal counsel, Davis Polk & Wardwell LLP (referred to as “Davis Polk”), and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Merger to Semrush and Semrush stockholders, as described in more detail in the section titled “The Merger (Proposal 1)—Semrush’s Reasons for the Merger; Recommendation of the Semrush Board of Directors.”

Opinion of Centerview Partners LLC (see page 44)

Semrush retained Centerview, as financial advisor to the Semrush Board of Directors in connection with the Merger and the other transactions contemplated by the Merger Agreement (collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the section titled “The Merger (Proposal 1)—Opinion of Centerview Partners LLC”). In connection with this engagement, the Semrush Board of Directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Class A Common Stock (other than Dissenting Shares, Cancelled Shares and Converted Shares (together with any shares held by any affiliate of Semrush or Adobe, collectively referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the section titled “The Merger (Proposal 1)—Opinion of Centerview Partners LLC”)) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On November 18, 2025, Centerview rendered to the Semrush Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 18, 2025 that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of Class A Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated November 18, 2025, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Semrush Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Class A Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Semrush or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Voting and Support Agreements (see page 86)
In connection with the execution and delivery of the Merger Agreement, and as an inducement for Adobe and Merger Sub to enter into the Merger Agreement, Oleg Shchegolev and certain entities and trusts affiliated with Mr. Shchegolev, Dmitry Melnikov and certain entities and trusts affiliated with Mr. Melnikov, William R. Wagner and Greycroft Growth II, L.P. (referred to as the “Support Stockholders”) have each entered into voting and support agreements (referred to as the “Voting and Support Agreements”) with Adobe. Based on information provided by the Support Stockholders, the Support Stockholders beneficially owned, in the aggregate, as of the date of the Voting and Support Agreements, 64,817,860 shares of Class A Common Stock and 19,470,410 shares of Class B Common Stock, collectively representing approximately 75% of the voting power of Semrush Common Stock as of such date. The Support Stockholders have agreed, among other things, on the terms and subject to the conditions set forth in the Voting and Support Agreements, to (a) vote their shares of Semrush Common Stock in favor of the adoption of the Merger Agreement at the Special Meeting, (b) not transfer their shares of Semrush Common Stock, subject to certain limited exceptions, and (c) comply with the non-solicitation obligations set forth in the Voting and Support Agreements. The Voting and Support Agreements will terminate automatically upon (i) the valid termination of the Merger Agreement for any reason in accordance with its terms, (ii) the Effective Time or (iii) any amendment to the Merger Agreement that is effected without the Support Stockholders’ prior written consent and that (x) reduces the Merger Consideration being offered to the Support Stockholders under the Merger Agreement or

(y) otherwise amends the Merger Agreement in a manner adverse in any material respect to the Support Stockholders. A copy of the form of Voting and Support Agreement is attached to this proxy statement as Annex B.
For additional information on the Voting and Support Agreements, see the section titled “The Voting and Support Agreements.”
Material U.S. Federal Income Tax Consequences of the Merger (see page 97)
The receipt of cash in exchange for Class A Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders (as defined below under “Material U.S. Federal Income Tax Consequences of the Merger”) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any between (a) the amount of cash received and (b) the U.S. Holder’s adjusted tax basis in the Class A Common Stock surrendered in exchange.
You should read the section titled “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the Merger to you.
Regulatory Clearances and Approvals Required for the Merger (see page 60)
The completion of the Merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated), including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the “HSR Act”). Subject to the terms and conditions of the Merger Agreement, each of Semrush and Adobe have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including the Merger, as soon as practicable, including using reasonable best efforts to prepare and file as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable certain specified regulatory approvals.
Each of Semrush and Adobe has agreed to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement as promptly as practicable, and in any event within 25 business days after the execution of the Merger Agreement (unless a later date is mutually agreed between the parties), and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to use reasonable best efforts to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable and (y) make all other regulatory filings in certain specified jurisdictions as promptly as reasonably practicable, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any applicable regulatory law.
None of Adobe, Merger Sub or any of their respective subsidiaries are required to, and Semrush may not and may not permit any subsidiary to, without the prior written consent of Adobe, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of any business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush, (B) in any manner conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush or (C) impose any restriction, requirement or limitation on the operation of the business or portion of the business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush, if any such action would reasonably be expected to impact Adobe, Semrush or any of their respective subsidiaries in a manner or amount that is material relative to Semrush and its subsidiaries, taken as a whole (subject to certain limitations); provided that if requested by Adobe, Semrush or its subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on Semrush or its subsidiaries in the event the Merger closes.
For more information about regulatory clearance relating to the Merger, see the sections titled “The Merger (Proposal 1)—Regulatory Clearances and Approvals Required for the Merger” and “The Merger Agreement—Conditions to the Merger.”
Although the parties expect that the required regulatory clearance will be obtained, the parties cannot assure you that regulatory clearance will be timely obtained or obtained at all or that the granting of regulatory clearance will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. Any such additional conditions could result in the conditions to the Merger not being satisfied.
Expected Timing of the Merger (see page 61)
Semrush and Adobe are working to complete the Merger as soon as practicable and currently expect the Merger to be completed in the first half of 2026, subject to the satisfaction or waiver of customary closing conditions, including the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the voting power of the outstanding Semrush Common Stock, certain specified regulatory approvals having been obtained and remaining in effect and the expiration or termination of the waiting period under the HSR Act and any commitments not to close the Merger before a certain date under a timing agreement entered into with any governmental entity. Neither Semrush nor Adobe can predict the actual date on which the Merger will be completed because completion is subject to certain closing conditions beyond each party’s control, and it is possible that such conditions could result in the Merger being completed earlier or later or not being completed at all. See the sections titled “The Merger Agreement—Efforts to Obtain Regulatory Clearances” and “The Merger Agreement—Conditions to the Merger.” Also, see the section titled “The Merger (Proposal 1)—Regulatory Clearances and Approvals Required for the Merger.”
Conditions to the Merger (see page 80)
Each party’s obligation to complete the Merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain customary conditions, including the following: (i) the affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power of the outstanding Semrush Common Stock entitled to vote thereon voting as a single class (referred to as the “Semrush Stockholder Approval”); (ii) the expiration or termination of the waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act and any commitment to, or agreement with, any governmental authority to delay or not consummate the Merger; (iii) the receipt of all required regulatory approvals from or to any governmental authority under the antitrust and foreign investment laws of certain specified jurisdictions; and (iv) the absence of any order or law issued by any governmental authority of competent jurisdiction prohibiting, rendering illegal or enjoining the consummation of the Merger.
The obligation of each party to consummate the Merger is also conditioned upon (i) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to the materiality standards set forth in the Merger Agreement), (ii) the performance and compliance by the other party in all material respects with its covenants, obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the closing of the Merger, and (iii) delivery of officer certificates by the other party certifying satisfaction of certain of the conditions described above. The obligation of Adobe to consummate the Merger is also subject to there not having occurred since the date of the Merger Agreement a material adverse effect on Semrush (as described in the section titled “The Merger Agreement—Material Adverse Effect”) that is continuing.
See “The Merger Agreement—Conditions to the Merger.”

No Shop; Restrictions on Solicitation of Acquisition Proposals (see page 73)
Under the terms of the Merger Agreement, subject to certain exceptions described below, Semrush has agreed that, from November 18, 2025 (the date of the Merger Agreement) until the earlier of the Effective Time or the date (if any) on which the Merger Agreement is validly terminated pursuant to the Merger Agreement, Semrush will not and will cause its subsidiaries, and its and their respective officers, directors and other representatives (including the Semrush Board of Directors and any committee thereof) not to, directly or indirectly:
(a)    solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the section entitled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals”);
(b)    participate in any negotiations regarding, or furnish to any person any information relating to Semrush or any of its subsidiaries in connection with, an actual or potential Acquisition Proposal;
(c)    adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal;
(d)    withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Adobe, the Semrush Board of Directors’ recommendation that Semrush stockholders approve the transactions, including the Merger, and adopt the Merger Agreement and approve the transactions contemplated thereby (which we refer to as the “Semrush Board of Directors Recommendation”), or resolve or agree to take any such action;
(e)    (I) if an Acquisition Proposal has been publicly disclosed, fail to publicly and without qualification recommend against any such Acquisition Proposal within ten business days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Adobe, such rejection of such Acquisition Proposal) and reaffirm the Semrush Board of Directors Recommendation within such ten-business day period (or, if earlier, by the second business day prior to the Special Meeting) or (II) fail to publicly and without qualification reaffirm the Semrush Board of Directors Recommendation within ten business days after any request by Adobe to do so (or, if earlier, by the second business day prior to the Special Meeting) it being understood and agreed that, without limiting clause (I) and other than requests for reaffirmation made by Adobe within five business days of the date that an Acquisition Proposal first becomes public, Adobe will be entitled to request a reaffirmation of the Semrush Board of Directors Recommendation no more than two times in total with respect to any Acquisition Proposal (provided that, for the avoidance of doubt, any material amendment, revision or change to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for the purposes of this section of the Merger Agreement);
(f)    fail to include the Semrush Board of Directors Recommendation in this proxy statement;
(g)    approve, or authorize, or cause or permit Semrush or any of its subsidiaries to enter into, any Merger Agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any Acquisition Proposal (other than certain confidentiality agreements);
(h)    call or convene a meeting of Semrush stockholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the Merger Agreement; or
(i)    resolve, publicly propose or agree to do any of the foregoing.

We refer to each action set forth in clauses (c), (d), (e), (f), (g), (h) and (i) (to the extent clause (i) is related to the foregoing clauses (c), (d), (e), (f), (g) or (h)) above as a “Change of Recommendation.”
In addition, under the Merger Agreement, Semrush has agreed that it will and will cause its subsidiaries, and its and their respective officers, directors and other representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons, or provision of any information to any persons, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Any material amendment, revision or change to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Semrush’s non-solicitation obligations.
See “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals.”
Change of Recommendation; Match Rights (see page 76)

Subject to certain exceptions described below, the Semrush Board of Directors may not effect a Change of Recommendation (as defined in the section entitled “The Merger Agreement—Change of Recommendation; Match Rights”).
Permitted Changes of Recommendation in Connection with a Superior Proposal or Intervening Event
At any time prior to the Semrush Stockholder Approval being obtained:
•the Semrush Board of Directors may make a Change of Recommendation (but may not terminate the Merger Agreement) in response to an Intervening Event (as defined in the section entitled “The Merger Agreement—Change of Recommendation; Match Rights”) if the Semrush Board of Directors has determined in good faith after consultation with Semrush’s outside legal counsel and financial advisors that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law; or
•the Semrush Board of Directors may (A) make a Change of Recommendation in response to, or (B) cause Semrush to terminate the Merger Agreement in order to enter into a definitive agreement providing for, in each case of (A) and (B), an unsolicited Acquisition Proposal received after November 18, 2025 (the date of the Merger Agreement) that did not result from a breach of Semrush’s non-solicitation obligations and such Acquisition Proposal is not withdrawn (subject to payment by Semrush to Adobe of the termination fee described under the sections entitled “The Merger Agreement—Termination Fee”), provided that, in each of (A) and (B), the Semrush Board of Directors has determined in good faith after consultation with Semrush’s outside legal counsel and financial advisors that such Acquisition Proposal constitutes a Superior Proposal (as defined in the section entitled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals”), but only if the Semrush Board of Directors has determined in good faith, after consultation with Semrush’s outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law.
Prior to Semrush making a Change of Recommendation pursuant to the first bullet above, Semrush must provide Adobe with four business days’ prior written notice advising Adobe that the Semrush Board of Directors intends to effect a Change of Recommendation, specifying in reasonable detail the reasons for such Change of Recommendation, and during such four business day period, Semrush must cause its representatives (including its executive officers) to negotiate in good faith (to the extent Adobe desires to negotiate) any proposal by Adobe to amend the Merger Agreement in a manner that would obviate the need to effect a Change of Recommendation, and at the end of the four business day period, the Semrush Board of Directors must make the determination required under the first bullet above (after in good faith taking into account any amendments to the Merger Agreement proposed by Adobe in writing that, if accepted by Semrush, would be binding on Adobe). Prior to Semrush making a Change of Recommendation or terminating the Merger Agreement pursuant to the second bullet above, Semrush must provide Adobe with four business days’ prior written notice advising Adobe that the Semrush Board of

Directors intends to take such action, specifying the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and during such four business day period, Semrush must cause its representatives (including its executive officers) to negotiate in good faith (to the extent Adobe desires to negotiate) any proposal by Adobe to amend the Merger Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal at the end of such four business day period, and at the end of the four business day period, the Semrush Board of Directors must make the determination required under the second bullet above (after in good faith taking into account any amendments to the Merger Agreement proposed by Adobe in writing that, if accepted by Semrush, would be binding on Adobe). With respect to any Change of Recommendation or termination of the Merger Agreement in response to a Superior Proposal, if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration proposed to be received by Semrush stockholders as a result of such Superior Proposal), Semrush must notify Adobe of each such amendment, revision or change, and the applicable four business day period will be extended until at least three business days after the time that Adobe receives notification of such revision, and the Semrush Board of Directors must not take any action with respect to a Change of Recommendation or termination of the Merger Agreement prior to the end of such period (as so extended in accordance with this sentence).
Termination of the Merger Agreement (see page 81)
Termination by Adobe or Semrush
The Merger Agreement may be terminated at any time before the closing by mutual written consent of Adobe and Semrush. The Merger Agreement may also be terminated at any time before the closing by either Adobe or Semrush, if:
•any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement;
•the closing has not occurred on or before August 18, 2026 (as extended, the “Outside Date”), subject to an automatic extension to November 18, 2026, if all of the conditions to closing, other than the Regulatory Approvals Condition (as defined in “The Merger Agreement—Conditions to the Merger”) and the No Legal Prohibition Condition (as defined in “The Merger Agreement—Conditions to the Merger”) (to the extent any such injunction or order is in respect of, or any such law is, the HSR Act or any other regulatory law) and those conditions that by their nature are to be satisfied at closing (but provided that such conditions are then capable of being satisfied if the closing were to take place on such date), have been satisfied or waived; provided that if all the conditions to closing are satisfied (or in the case of conditions that by their nature are to be satisfied on the closing date, are then capable of being satisfied as if the closing were to take place on such date) on a date that occurs on or prior to the Outside Date but the closing would thereafter occur pursuant to the Merger Agreement on a date (referred to as the “Specified Date”) that occurs after such Outside Date, then the Outside Date will automatically be extended to such Specified Date. This right to terminate the Merger Agreement will not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been a proximate cause of the failure of the transactions contemplated by the Merger Agreement to be consummated by the Outside Date, and such action or failure to act constitutes a material breach of the Merger Agreement; or
•the Special Meeting, including any adjournment or postponement thereof, at which the Merger Agreement Proposal has been voted upon has concluded and the Semrush Stockholder Approval has not been obtained.
Termination by Semrush
The Merger Agreement may be terminated by Semrush:
•if, at any time prior to obtaining the Semrush Stockholder Approval, Semrush concurrently enters into a definitive agreement providing for a Superior Proposal in accordance with the Merger Agreement, as long as (1) Semrush has complied with its obligations as described under the sections entitled “The Merger

Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” and “The Merger Agreement—Change of Recommendation; Match Rights” and (2) prior to or concurrently with (and as a condition to) such termination, Semrush pays to Adobe the $63,000,000 termination fee described below; or
•upon an Adobe Breach Termination Event (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Semrush”).
Termination by Adobe
The Merger Agreement may be terminated by Adobe:
•if, at any time prior to obtaining the Semrush Stockholder Approval, if the Semrush Board of Directors (or a committee thereof) has effected a Change of Recommendation (whether or not in compliance with the Merger Agreement) or Semrush has materially breached its obligations described under the sections entitled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” or “The Merger Agreement—Change of Recommendation; Match Rights”; or
•upon a Semrush Breach Termination Event (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Adobe”).
Termination Fee (see page 83)
Semrush Termination Fee
The Merger Agreement provides that Semrush will pay or cause to be paid to Adobe a termination fee of $63,000,000 (referred to as the “Semrush Termination Fee”) if all of the following occurs:
(1)    Adobe or Semrush terminates the Merger Agreement as a result of (x) the closing having not occurred on or before the Outside Date or (y) the Semrush Stockholder Approval having not been obtained;
(2)    after November 18, 2025 (the date of the Merger Agreement) and prior to the date of such termination (or prior to the Special Meeting in the case of termination as a result of the Semrush Stockholder Approval having not been obtained), a bona fide Acquisition Proposal (with all references to “15%” and “85%” in the definition thereof deemed to be references to “50%”) has been publicly disclosed (whether by Semrush or a third party) or otherwise made known to the Semrush Board of Directors or management and in each case is not withdrawn (publicly, if publicly disclosed) at least three business days prior to the earlier of the date of the Special Meeting or the date of such termination; and
(3)    within 12 months of such termination, an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal (in each case, with all references to “15%” and “85%” in the definition thereof deemed to be references to “50%”) is entered into.
In addition, the Merger Agreement requires Semrush to pay or cause to be paid to Adobe the Semrush Termination Fee if any of the following occurs:
(1)    Adobe terminates the Merger Agreement because the Semrush Board of Directors has effected a Change of Recommendation or Semrush has materially breached its obligations described under the sections entitled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” or “The Merger Agreement—Change of Recommendation; Match Rights”;
(2)    Semrush terminates the Merger Agreement because the closing has not occurred on or before the Outside Date, at a time when Adobe would be permitted to terminate the Merger Agreement because the Semrush Board of Directors has effected a Change of Recommendation or Semrush has materially breached its obligations described under the sections entitled “The Merger Agreement—No Shop; Restrictions on

Solicitation of Acquisition Proposals” or “The Merger Agreement—Change of Recommendation; Match Rights”; or
(3)    Semrush terminates the Merger Agreement in order to enter into a definitive agreement providing for a Superior Proposal.
In no event will Semrush be required to pay the Semrush Termination Fee on more than one occasion. See “The Merger Agreement—Termination Fee.”
Enforcements and Remedies (see page 84)
The Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where a termination fee is payable by Semrush, Adobe’s right to receive payment of such termination fee will be the sole and exclusive remedy of Adobe and Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby, except for fraud or willful breach. Upon payment in full of such amount in circumstances in which such fee is payable, none of Semrush, any of its subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby, except for fraud or willful breach.
The Merger Agreement also provides that Adobe may seek specific performance to cause Semrush to consummate the transactions contemplated by the Merger Agreement and the payment of the Semrush Termination Fee, but in no event is Adobe entitled to both (i) specific performance to cause Semrush to consummate the transactions contemplated by the Merger Agreement and (ii) the payment of the Semrush Termination Fee.
See the section titled “The Merger Agreement—Enforcements and Remedies.”
Appraisal Rights of Semrush Stockholders (see page 87)
Semrush stockholders who do not vote in favor of approval of the Merger Agreement Proposal, who continuously hold their shares of Semrush Common Stock and who otherwise comply precisely with the applicable provisions of Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of Semrush Common Stock, as determined by the Delaware Court of Chancery, if the Merger is completed, in lieu of receiving the Merger Consideration in respect of such shares. The “fair value” of your shares of Semrush Common Stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement. Semrush stockholders who wish to exercise the right to seek an appraisal of their shares must so advise Semrush by submitting a written demand for appraisal in the form described in this proxy statement prior to the vote to approve the Merger Agreement Proposal, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Semrush Common Stock held of record in the name of another person, such as a nominee or intermediary, must act promptly to cause the record holder to follow the steps summarized in this proxy statement and in a timely manner to perfect appraisal rights.
The requirements of the DGCL for exercising appraisal rights are summarized in this proxy statement, including Section 262, the text of which can be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, Semrush stockholders who are considering exercising such rights are encouraged to seek the advice of their legal counsel and financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.
See the section titled “The Merger Agreement—Effect of the Merger on Semrush Common Stock—Shares of Dissenting Stockholders” and “Appraisal Rights of Semrush Stockholders.”

Semrush Special Meeting (see page 26)
Purposes of the Special Meeting
At the Special Meeting, Semrush stockholders will be asked to vote upon the following proposals:
•the Merger Agreement Proposal;
•the Merger-Related Compensation Proposal; and
•the Adjournment Proposal.
Record Date
The record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting is [ ]. Only Semrush stockholders who held shares of record as of the close of business on the Record Date are entitled to receive notice of and vote at the Special Meeting and any adjournment or postponement of the Special Meeting, and only as long as such shares remain outstanding on the date of the Special Meeting. Semrush’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the record date.
Required Vote
•Proposal 1—The Merger Agreement Proposal: The affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power of the outstanding shares of Semrush Common Stock entitled to vote thereon voting as a single class is required to approve the Merger Agreement Proposal.
•Proposal 2—The Merger-Related Compensation Proposal: The affirmative vote of a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting is required to approve, on an advisory (non-binding) basis, the Merger-Related Compensation Proposal.
•Proposal 3—The Adjournment Proposal: The affirmative vote of a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting, if there is a quorum present, or the affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power of Semrush Common Stock present (in person (virtually) or by proxy) at the Special Meeting and entitled to vote thereon, if a quorum is not present, is required to approve the Adjournment Proposal.
See the section titled “The Special Meeting—Required Vote; Treatment of Abstentions and Failure to Vote.”
Interests of Semrush’s Directors and Executive Officers in the Merger (see page 52)
Semrush’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of Semrush stockholders generally. These interests include, among others, vesting of equity awards, potential severance payments and benefits under applicable employment agreements, and rights to ongoing indemnification and insurance coverage. The Semrush Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement, and in recommending the approval of the Merger Agreement by Semrush stockholders. See the section titled “The Merger (Proposal 1)—Interests of Semrush’s Directors and Executive Officers in the Merger.”
Directors’ and Officers’ Indemnification and Insurance (see page 79)
Under the Merger Agreement, for a period of six years from and after the Effective Time, Adobe must cause the Surviving Corporation to indemnify and hold harmless all past and present directors and officers of Semrush and its subsidiaries against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to such party to the fullest extent permitted by applicable law and Semrush’s governing documents; provided that such person agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, non-appealable judgment that such person is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the Merger and the transactions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time, in connection with such persons serving as an officer, director, employee or other fiduciary of Semrush or any of its subsidiaries or of any other person if such service was at the request or for the benefit of Semrush or any of its subsidiaries, to the fullest extent permitted by applicable law and Semrush’s governing documents or the organizational documents of the applicable Semrush subsidiary (as applicable) or any indemnification agreements with such persons in existence as of November 18, 2025 (such date being the date of the Merger Agreement).
In addition, for a period of six years following the Effective Time, Adobe is required to maintain in effect provisions in the organizational documents and any indemnification agreement of Semrush and its subsidiaries regarding elimination of liability, indemnification of directors, officers and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions that were in existence as of the date of the Merger Agreement.
From and after the Effective Time, Adobe is required to cause the Surviving Corporation and its subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any director or officer of Semrush and its subsidiaries, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any rights of such persons.
At or prior to the Effective Time, Semrush will purchase a six (6)-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Semrush and its subsidiaries with respect to matters arising at or prior to the Effective Time. Semrush must not commit or spend on such “tail” policy, in the aggregate, more than three hundred percent (300%) of the last aggregate annual premium paid by it prior to November 18, 2025 (the date of the Merger Agreement) for its current policies of directors’ and officers’ liability insurance and fiduciary liability insurance, and if the cost of such “tail” policy would otherwise exceed such amount, Semrush is permitted to purchase only as much coverage as reasonably practicable for such amount.
See the section titled “The Merger (Proposal 1)—Interests of Semrush’s Directors and Executive Officers in the Merger—Indemnification and Insurance” and “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”

QUESTIONS AND ANSWERS
The following are some questions that you, as a Semrush stockholder, may have regarding the Merger and the Special Meeting and the answers to those questions. Semrush urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger and the Special Meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement.
Q:    What is the purpose of the Special Meeting?
A:    At the Special Meeting, Semrush stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:
•a proposal to adopt the Merger Agreement, which is further described in the sections titled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 32 and 62, respectively, of this proxy statement;
•a proposal to approve, on an advisory (non-binding) basis, certain compensation that will or may be paid by Semrush to its named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated thereby, discussed under the sections titled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” and “The Merger (Proposal 1)—Interests of Semrush’s Directors and Executive Officers in the Merger” beginning on pages 92 and 52 respectively, of this proxy statement; and
•a proposal to approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting, which is further described in the section titled “Vote on Adjournment (Proposal 3)” beginning on page 93.
Q:    Where and when is the Special Meeting?
A:    The Special Meeting will be held on [ ], 2026, beginning at [ ], Eastern Time (with log-in beginning at [ ], Eastern Time), unless postponed to a later date. The Special Meeting will be a virtual only meeting conducted via live audio webcast at www.virtualshareholdermeeting.com/SEMR2026SM. You will need the 16-digit control number provided on your proxy card or voting instruction card in order to participate in the Special Meeting. Because the Special Meeting is completed virtually and being conducted via live webcast, stockholders will not be able to attend the meeting in person.
Q:    How does the Semrush Board of Directors recommend that I vote on the proposals?
A:    The Semrush Board of Directors unanimously recommends that Semrush stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Merger-related compensation amendment proposal and “FOR” the Adjournment Proposal.
Q:    How does the Merger Consideration compare to the market price of Semrush Common Stock prior to announcement of the Merger?
A:    The Merger Consideration of $12.00 per share represents a premium of 77.5% to the closing price of the Class A Common Stock on November 18, 2025, the last trading day prior to the signing of the Merger Agreement. The closing price of Class A Common Stock on NYSE on December 15, 2025, the most recent practicable date prior to the date of this proxy statement, was $11.86 per share. You are encouraged to obtain current market prices of Class A Common Stock in connection with voting your shares of Semrush Common Stock.
Q:    What will happen in the Merger?
A:    Pursuant to the Merger Agreement, Merger Sub will merge with and into Semrush, with Semrush surviving the Merger as a direct, wholly owned subsidiary of Adobe. After the Merger, Semrush’s securities will be delisted from NYSE and deregistered under the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), and, as a result, Semrush will no longer be a publicly held company.
Q:    Who will own Semrush after the Merger?
A:    Immediately following the Merger, Semrush will be a direct, wholly owned subsidiary of Adobe.
Q:    What will I receive in the Merger?
A:    At the Effective Time, you will be entitled to receive, for each share of Semrush Common Stock that you hold (other than the Dissenting Shares, the Cancelled Shares and the Converted Shares, in each case, as defined in the section titled “The Merger (Proposal 1)—Effects of the Merger”), $12.00 in cash, without interest. Certain shares of Semrush Common Stock subject to stock-based awards will be treated in the manner described under the heading “The Merger (Proposal 1)—Interests of Semrush’s Directors and Executive Officers in the Merger.”
Q:    What will happen in the Merger to Semrush equity awards?
A:    Pursuant to the Merger Agreement, at the Effective Time, the outstanding equity awards of Semrush will be treated as follows:
•Options. Each Option that is vested or is held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the excess of the Merger Consideration over the exercise price of such Option in respect of each underlying share. Otherwise, each unvested in-the-money Option will be assumed and converted into an Adobe RSU Award, based on the spread value of the Option and the Adobe Trading Price, with no less favorable vesting terms. Options with an exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.
•RSU Awards. Each RSU Award held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such RSU Award. Each other RSU Award will be assumed and converted into an Adobe RSU Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
•PSU Awards. Each PSU Award that becomes vested at the Effective Time in accordance with the terms of the applicable award agreement will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such PSU Award (with achievement of applicable performance metrics determined based on actual performance in accordance with the terms of the applicable award agreement), and the portion of the award that does not become vested at the Effective Time in accordance with the terms of the applicable award agreement will be forfeited for no consideration. Each other outstanding PSU Award will be assumed and converted into an Adobe RSU Award (with applicable performance goals deemed achieved based on actual performance through the latest practicable date prior to the Closing Date) representing equivalent value based on the Adobe Trading Price, with no less favorable service-based vesting terms.
•Restricted Stock Award. The RS Award will be assumed and converted into an Adobe RS Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
For additional information on the treatment of Semrush equity awards in connection with the Merger, see the section titled “The Merger Agreement—Treatment of Semrush Equity Awards.”
Q:    Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of Semrush Common Stock?
A:    Yes. Semrush stockholders are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger, provided they follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see the sections titled “The Merger (Proposal 1)—Appraisal Rights of Semrush Stockholders” and “Appraisal Rights of Semrush Stockholders.” In addition, a copy of Section 262 of the DGCL can be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.
Q:    How many votes do I have?
A:    In connection with each matter to be voted upon at the Special Meeting, each share of Class A Common Stock owned as of the Record Date is entitled to one vote, and each share of Class B Common Stock owned as of the Record Date is entitled to ten votes.
Q:    What vote is required to adopt the Merger Agreement?
A:    The votes required for each proposal are as follows:
•Proposal 1—The Merger Agreement Proposal: The affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power of the outstanding shares of Semrush Common Stock entitled to vote thereon voting as a single class is required to approve the Merger Agreement Proposal.
•Proposal 2—The Merger-Related Compensation Proposal: The affirmative vote of a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting is required to approve, on an advisory (non-binding) basis, the Merger-Related Compensation Proposal.
•Proposal 3—The Adjournment Proposal: The affirmative vote of a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting, if there is a quorum present, or the affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power of Semrush Common Stock present (in person (virtually) or by proxy) at the Special Meeting and entitled to vote thereon, if a quorum is not present, is required to approve the Adjournment Proposal.
As of [ ], the Record Date, Semrush directors and executive officers, as a group, owned and were entitled to vote [ ] shares of Class A Common Stock and [ ] shares of Class B Common Stock or approximately [ ]% of the voting power of all outstanding Semrush Common Stock. Semrush currently expects that these directors and executive officers will vote their shares in favor of the Merger Agreement Proposal and each of the other proposals described in this proxy statement, although none of them are obligated to do so other than the Support Stockholders (as defined in the section titled “Voting and Support Agreements”) pursuant to the terms of their Voting and Support Agreements. See the section titled “The Voting and Support Agreements.”
Q:    Do any of Semrush’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?
A:    In considering the recommendation of the Semrush Board of Directors with respect to the Merger Agreement Proposal, you should be aware that Semrush’s directors and executive officers have certain interests in the Merger that may be different from, or in addition to, the interests of Semrush stockholders generally. The Semrush Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be approved by Semrush’s stockholders. See the section titled “The Merger (Proposal 1)—Interests of Semrush’s Directors and Executive Officers in the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2).”
Q:    When do you expect the Merger to be completed?
A:    The parties to the Merger Agreement currently expect to complete the Merger in the first half of 2026, subject to the satisfaction or waiver of closing conditions. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to a number of conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside our control.

Q:    What conditions must be satisfied to complete the Merger?
A:    Each party’s obligation to complete the Merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain customary conditions, including the following: (i) receipt of the Semrush Stockholder Approval; (ii) the expiration or termination of the waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act and any commitment to, or agreement with, any governmental authority to delay or not consummate the Merger; (iii) the receipt of all required regulatory approvals from or to any governmental authority under the antitrust and foreign investment laws of certain specified jurisdictions; and (iv) the absence of any law, order or injunction issued by any governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger.
The obligation of each party to consummate the Merger is also conditioned upon (i) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to the materiality standards set forth in the Merger Agreement), (ii) the performance and compliance by the other party in all material respects with its covenants, obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the closing of the Merger, and (iii) delivery of officer certificates by the other party certifying satisfaction of certain of the conditions described above. The obligation of Adobe to consummate the Merger is also subject to there not having occurred since the date of the Merger Agreement a material adverse effect on Semrush (as described in the section titled “The Merger Agreement—Material Adverse Effect”) that is continuing.
See the section titled “The Merger Agreement—Conditions to the Merger.”
Q:    Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Semrush to its named executive officers that is based on or otherwise relates to the Merger?
A:    Section 14A of the Exchange Act and the applicable SEC rules thereunder require Semrush to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that may be paid or become payable by Semrush to its named executive officers that is based on or otherwise relates to the Merger. Approval of this proposal by Semrush stockholders is not required to complete the Merger.
Q:    Do you expect the Merger to be taxable to Semrush stockholders?
A:    The receipt of cash in exchange for Class A Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received and (b) the U.S. Holder’s adjusted tax basis in the Class A Common Stock surrendered in exchange.
You should read the section titled “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the Merger to you.
Q:    Who is entitled to vote at the Special Meeting?
A:    Only Semrush stockholders who held shares as of the Record Date are entitled to receive notice of and to vote at the Special Meeting. Participating stockholders who log on to the Special Meeting using their unique 16-digit control number will also be able to examine the complete list of stockholders entitled to vote at the Special Meeting during the Special Meeting by following the instructions provided on the meeting website at www.virtualshareholdermeeting.com/SEMR2026SM.
Each share of Class A Common Stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to ten votes on each proposal.

As of the Record Date, there were [ ] shares of Class A Common Stock outstanding and [ ] shares of Class B Common Stock outstanding. Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement.
Q:    Who may attend the Special Meeting?
A:    Only Semrush stockholders as of the Record Date, or their duly appointed proxies, and invited guests of Semrush may attend the meeting. “Street name” holders (those whose shares are held through a broker, bank or other nominee) who wish to vote at the Special Meeting must obtain a proxy, executed in their favor, from their broker, bank or other nominee giving them the right to vote their shares at the Special Meeting. Semrush has retained Broadridge Financial Solutions, Inc. to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.
Q:    Who is soliciting my vote?
A:    The Semrush Board of Directors is soliciting your proxy, and Semrush will bear the cost of soliciting proxies. Solicitation initially will be made by mail. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means. Semrush will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.
Q:    What do I need to do now?
A:    After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares of Semrush Common Stock will be represented and voted at the Special Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction card provided by the record holder if your shares are held in “street name” by your bank, brokerage firm or other nominee.
Q:    How do I vote if my shares are registered directly in my name?
A:    If you are a stockholder of record, you may vote virtually at the Special Meeting or vote by proxy using one of the methods described below. Whether or not you plan to participate in the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still participate in the Special Meeting and vote virtually even if you have already voted by proxy.
•To vote via the internet, submit your proxy at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on [ ], the day before the Special Meeting.
•To vote by telephone, submit your proxy by telephone by following the instructions on the enclosed proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on [ ], the day before the Special Meeting.
•To vote using the proxy card, simply complete, sign and return the enclosed proxy card in the postage-paid envelope (if mailed in the United States) included with this proxy statement. Semrush stockholders who vote this way should mail the proxy card early enough so that it is received before the date of the Special Meeting. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.
•To vote virtually at the Special Meeting, visit www.virtualshareholdermeeting.com/SEMR2026SM and enter the 16-digit control number included on your proxy card or voting instruction card that accompanied your proxy materials.
Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting virtually and vote your shares, even if you have already voted by proxy. If you later decide to vote at the Special Meeting, your proxy prior to the Special Meeting will be revoked; however, attending the Special Meeting will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or cast a ballot at the Special

Meeting. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative compared to returning a proxy card by mail.
Q:    How do I vote if my shares are held in the name of my broker (“street name”)?
A:    If your shares are held in “street name” by your bank, brokerage firm or other nominee, you must direct your bank, brokerage firm or other nominee on how to vote and you will receive instructions from your bank, brokerage firm or other nominee describing how to vote your shares of Semrush Common Stock. The availability of internet or telephonic voting will depend on the nominee’s voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.
In accordance with the rules of NYSE, your bank, brokerage firm or other nominee can vote your shares of Semrush Common Stock on “routine” matters when they have not received voting instructions from you. However, such banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to “non-routine” matters. If you are a beneficial owner and you do not provide these instructions, a “broker non-vote” occurs with respect to those matters. All proposals described in this proxy to be voted on at the Special Meeting are considered “non-routine” matters. Accordingly, if you are a beneficial holder and you do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Semrush Common Stock at the Special Meeting, your bank, brokerage firm or other nominee will not be permitted to vote your shares on any of the proposals at the Special Meeting. If you are a beneficial holder, Semrush strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.
Q:    Can I change my vote after I submit my proxy?
A:    Yes. You can change or revoke your proxy at any time before the final vote at the Special Meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:
•You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail until 11:59 PM ET on [ ], the day before the Special Meeting;
•You may deliver a written notice prior to the Special Meeting (or any adjournment or postponement thereof) that you are revoking your proxy to Semrush Holdings, Inc., Attention: Investor Relations, 800 Boylston Street, Suite 2475, Boston, MA 02199; or
•You may attend and vote at the virtual Special Meeting (or any adjournment or postponement thereof). If you previously voted via the internet (or by telephone or mail), you are not precluded from voting online at the Special Meeting.
If your shares are held by your bank, brokerage firm or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.
Q:    What happens if I sell or transfer my shares of Semrush Common Stock before the Special Meeting?
A:    If you sell or otherwise transfer your shares after the Record Date but before the Special Meeting, you will retain the right to vote such shares at the Special Meeting, but you will have transferred the right to receive the Merger Consideration to the person to whom you sell or otherwise transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Semrush Common Stock through completion of the Merger.

Q:    What happens if I sell or transfer my shares of Semrush Common Stock after the Special Meeting but before the Effective Time?
A:    If you sell or otherwise transfer your shares after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you sell or otherwise transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Semrush Common Stock through completion of the Merger.
Q:    How many shares must be present to constitute a quorum for the meeting?
A:    Holders of a majority of the voting power of all issued and outstanding shares of Semrush Common Stock as of the Record Date and entitled to vote at the Special Meeting must be present or represented by proxy at the Special Meeting to constitute a quorum for the transaction of business at the Special Meeting. If you fail to submit a proxy or to vote at the Special Meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote, your shares of Semrush Common Stock will not be counted towards a quorum. Abstentions will be counted as shares present and entitled to vote for the purposes of determining a quorum. Broker non-votes will not be counted as shares present for purposes of determining the presence of a quorum unless your bank, brokerage firm or other nominee has been instructed to vote on at least one of the proposals presented in this proxy statement.
Q:    What if I abstain from voting or fail to vote or submit a proxy?
A:    If you attend the Special Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists, but it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, no effect on the Merger-Related Compensation Proposal and no effect on the Adjournment Proposal (if a quorum is present) or the same effect as a vote “AGAINST” the Adjournment Proposal (if a quorum is not present).
Q:    Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance in person (virtually) at the Special Meeting?
A:    If you are a stockholder of record and you do not sign and return your proxy card by mail or vote over the internet, by telephone or by attendance in person (virtually) at the Special Meeting, your shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists. If you are a beneficial owner of shares held in “street name” by your bank, brokerage firm or other nominee, you should have received a voting instruction card with these proxy materials from that organization rather than from Semrush. Follow the instructions from your bank, brokerage firm or other nominee to see which of the above choices are available to you to ensure that your vote is counted. To vote virtually at the Special Meeting, you must obtain a “legal proxy” from your bank, brokerage firm or other nominee.
If you fail to submit a proxy or to vote at the Special Meeting or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the Merger Agreement Proposal, it will have the same effect as a vote “AGAINST” such proposal. If you fail to submit a proxy or to vote at the Special Meeting or fail to instruct your bank, brokerage firm or other nominee how to with respect to the Merger-Related Compensation Proposal or the Adjournment Proposal, it will have no effect on the outcome of such proposal (assuming, in the case of the Merger-Related Compensation Proposal, a quorum is present).
Q:    What is a broker non-vote?
A:    A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of those shares. Broker non-votes count toward a quorum only if at least one proposal is presented with respect to “routine” matters to which the bank, brokerage firm or other nominee has discretionary authority. All proposals described in this proxy statement to be voted on at the Special Meeting are considered “non-routine” matters, and, therefore, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the Special Meeting. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the Merger Agreement Proposal, but will not have an effect on the Adjournment Proposal or the Merger-Related Compensation Proposal (assuming, in the case of the Merger-Related Compensation Proposal, a quorum is present).
Q:    Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:    No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.
Q:    What does it mean if I receive more than one set of proxy materials?
A:    You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your Semrush Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy card or voting instruction card that you receive by following the instructions set forth in each separate proxy card or voting instruction card.
Q:    Who will count the votes?
A:    David Mason, Chief Legal Officer of Semrush, will serve as the inspector of election.
Q:    Can I participate if I am unable to attend the Special Meeting?
A:    If you are unable to attend the virtual Special Meeting, you may vote your shares of Semrush Common Stock by completing, signing, dating and returning your proxy card or by voting over the internet, by telephone or by mail.
Q:    Where can I find the voting results of the Special Meeting?
A:    Semrush intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that Semrush files with the SEC are publicly available when filed.
Q:    What happens if the Merger is not completed?
A:    If the Merger Agreement Proposal is not approved by Semrush stockholders or if the Merger is not completed for any other reason, Semrush stockholders will not receive any consideration for their shares of Semrush Common Stock in connection with the Merger. Instead, Semrush will remain an independent public company, the Class A Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act and Semrush will continue to file periodic reports with the SEC. Under certain specific circumstances, Semrush is required to pay Adobe a termination fee of $63,000,000. See the section titled “The Merger Agreement—Termination Fee.”
Q:    How can I obtain additional information about Semrush?
A:    Semrush will provide copies of this proxy statement and its most recent Annual Report to Stockholders, including its Annual Report on Form 10-K, without charge, to any stockholder who makes a written request to Investor Relations at Semrush Holdings, Inc., 800 Boylston Street, Suite 2475, Boston, MA 02199. Semrush’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor

Relations section of Semrush’s website at www.semrush.com. Semrush’s website address is provided as an inactive textual reference only. If you would like us to send you a copy of the exhibits listed on the exhibit index of our 2025 Annual Report, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website provided in this proxy statement.
Q:    How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?
A:    The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Semrush and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Semrush if you are a stockholder of record. You can notify us by sending a written request to Semrush Holdings, Inc., 800 Boylston Street, Suite 2475, Boston, MA 02199, Attention: Investor Relations, or emailing proxyproposals@semrush.com. Stockholders who share a single address, but receive multiple copies of this proxy statement, may request that in the future they receive a single copy by notifying Semrush at the email address or mailing address set forth in the prior sentence. In addition, Semrush will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.
Q:    Whom should I contact if I have any questions?
A:    If you have any questions about the Special Meeting, the Merger, the proposals or this proxy statement, would like additional copies of this proxy statement, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of Semrush Common Stock, you should contact:
Semrush Holdings, Inc.
Attention: Investor Relations
800 Boylston Street, Suite 2475
Boston, MA 02199
proxyproposals@semrush.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this proxy statement that are not statements of historical fact, including statements regarding the proposed transaction, including the expected timing and closing of the proposed transaction; Semrush’s ability to consummate the proposed transaction; the expected benefits of the proposed transaction and other considerations taken into account by the board of directors of Semrush in approving the proposed transaction; the amounts to be received by stockholders and expectations for Semrush prior to and following the closing of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of Semrush based on current expectations and assumptions relating to Semrush’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events.
Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others:
•the timing to consummate the Merger;
•the risk that a condition of closing of the Merger may not be satisfied or that the closing of the Merger may not otherwise occur;
•the risk that a regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated;
•the diversion of management and employee time on transaction-related issues;
•risks related to distribution of management and employee time from ongoing business operations due to the proposed transaction;
•the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Class A Common Stock;
•the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Semrush to retain customers, retain and hire key personnel, and maintain relationships with its suppliers and customers;
•the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Semrush pay a termination fee;
•the risk that competing offers will be made;
•unexpected costs, charges or expenses resulting from the Merger;
•potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;
•worldwide economic or political changes that affect the markets that Semrush’s businesses serve which could have an effect on demand for Semrush’s products and impact Semrush’s profitability; and
•disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations.
Semrush cautions that the foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in Semrush’s most recently filed Annual Report on Form 10-K for the year ended

December 31, 2024 and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings, as such filings may be amended from time to time. All of the forward-looking statements made by Semrush contained or incorporated by reference in this proxy statement and all subsequent written and oral forward-looking statements concerning Semrush, the Merger or other matters attributable to Semrush or any person acting on its behalf are expressly qualified in their entirety by the cautionary statement above.
If any of these risks materialize or any of Semrush’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Semrush presently does not know of or that Semrush currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Semrush’s expectations, plans or forecasts of future events and views as of the date of this proxy statement. Semrush anticipates that subsequent events and developments will cause Semrush’s assessments to change. However, while Semrush may elect to update these forward-looking statements at some point in the future, Semrush specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Semrush’s assessments as of any date subsequent to the date of this proxy statement. Accordingly, undue reliance should not be placed upon the forward-looking statements.

THE COMPANIES
Semrush Holdings, Inc.
Semrush Holdings, Inc. is a leading online visibility management SaaS platform. We enable companies globally to identify and reach the right audience for their content, in the right context, and through the right channels. Our platform utilizes data and intelligence at the core surrounded by AI-powered interconnected hubs focused on search engine optimization, paid advertising, social media management, local marketing, brand marketing, and content marketing. Each of these marketing channel hubs is uniquely designed to ensure our customers can analyze, enhance and measure website navigation and performance, content relevance and authority, and overall prospective customer interests and engagement, and most importantly show how each channel is connected to the others to provide a much-needed means for our customers to optimize returns on their investments.
We were founded in 2008. We completed our initial public offering in 2021 and our Class A common stock is currently listed on NYSE under the symbol “SEMR.” Our principal executive offices are located at 800 Boylston Street, Suite 2475, Boston, MA 02199, and our telephone number is (800) 851-9959.
Adobe Inc.
Adobe Inc. is a global technology company with a mission to change the world through personalized digital experiences. For over four decades, Adobe’s innovations have transformed how individuals, teams, businesses, enterprises, institutions and governments engage and interact across all types of media. Adobe’s products, services and solutions are used around the world to imagine, create, manage, deliver, measure, optimize and engage with content across surfaces and fuel digital experiences. Adobe has a diverse user base that includes consumers, communicators, creative professionals, developers, students, small and medium businesses and enterprises. Adobe also empowers creators by putting the power of artificial intelligence in their hands, and doing so in ways it believes are responsible. Adobe’s products and services help unleash creativity, accelerate document productivity and power businesses in a digital world. Adobe has operations in the Americas; Europe, Middle East and Africa; and Asia-Pacific.
Adobe’s executive offices and principal facilities are located at 345 Park Avenue, San Jose, California 95110-2704. Its telephone number is 408-536-6000 and its website is www.adobe.com. The information provided on Adobe’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Fenway Merger Sub, Inc.
Fenway Merger Sub, Inc. is a Delaware corporation and a direct, wholly owned subsidiary of Adobe. Merger Sub was formed solely in contemplation of the transactions contemplated by the Merger Agreement and has not carried on any activities to date, other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated the Merger Agreement.
The principal executive offices of Merger Sub are located at 345 Park Avenue, San Jose, California 95110-2704, and its telephone number is 408-536-6000.

THE SPECIAL MEETING
General
This proxy statement is first being mailed on or about [ ], and constitutes notice of the Special Meeting in conformity with the requirements of the DGCL and Semrush’s bylaws.
This proxy statement is being provided to Semrush stockholders as part of a solicitation of proxies by the Semrush Board of Directors for use at the Special Meeting of Semrush stockholders and at any adjournments or postponements of such Special Meeting. This proxy statement provides Semrush stockholders with information about the Special Meeting and should be read carefully in its entirety.
Date, Time and Place of the Special Meeting
The Special Meeting will be held on [ ], beginning at [ ], Eastern Time, unless postponed to a later date, via live audio webcast at www.virtualshareholdermeeting.com/SEMR2026SM. To virtually participate in the Special Meeting, visit such website and enter the 16-digit control number provided on your proxy card or voting instruction card in order to participate in the Special Meeting.
Purposes of the Special Meeting
At the Special Meeting, Semrush stockholders will be asked to vote upon the following proposals:
•Proposal 1—The Merger Agreement Proposal: the proposal to adopt the Merger Agreement, which is further described in the sections titled “The Merger (Proposal 1)” and “The Merger Agreement” of this proxy statement and a copy of which is attached to this proxy statement as Annex A;
•Proposal 2—The Merger-Related Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by Semrush to its named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated thereby, which is further described in the sections titled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” and “The Merger (Proposal 1)—Interests of Semrush’s Directors and Executive Officers in the Merger”; and
•Proposal 3—The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting which is further described in the section titled “Vote on Adjournment (Proposal 3).”
Only the approval of the Merger Agreement Proposal is required for completion of the Merger. Semrush will transact no other business at the Special Meeting, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.
Recommendation of the Semrush Board of Directors
At a Special Meeting held on November 18, 2025, the Semrush Board of Directors unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Semrush and its stockholders, (ii) determined that it is in the best interests of Semrush and its stockholders, and declared it advisable, to enter into the Merger Agreement, (iii) approved the execution and delivery by Semrush of the Merger Agreement, the performance by Semrush of the agreements contained thereunder and the consummation of the Merger and transactions contemplated thereby upon the terms and conditions set forth in the Merger Agreement and (iv) resolved to recommend that stockholders of Semrush vote to approve the transactions contemplated by the Merger Agreement, including the Merger, and adopt the Merger Agreement.
Accordingly, the Semrush Board of Directors unanimously recommends that Semrush stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

Semrush stockholders should carefully read this proxy statement, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the Merger and the transactions contemplated by the Merger Agreement.
Virtual Participation at Special Meeting
The Special Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast through the website described above under the heading “Date, Time and Place of the Special Meeting.”
Semrush will have technicians ready to assist Semrush stockholders with any technical difficulties they may have accessing the virtual meeting. If Semrush stockholders encounter any difficulties accessing the virtual meeting or during the meeting time, Semrush stockholders should navigate to www.virtualshareholdermeeting.com/SEMR2026SM, where a phone number for IT support will be posted.
Outstanding Shares as of the Record Date
As of the Record Date, there were [ ] shares of Class A Common Stock outstanding and [ ] shares of Class B Common Stock outstanding, owned by Semrush stockholders. Each share of Class A Common Stock is entitled to one vote on each matter considered at the Special Meeting, and each share of Class B Common Stock is entitled to ten votes on each matter considered at the Special Meeting. The Class A Common Stock and Class B Common Stock will vote as a single class on all matters considered at the Special Meeting.
Stockholders may request an appointment to inspect a complete list of stockholders entitled to vote at the Special Meeting for any purpose germane to the Special Meeting at Semrush’s principal executive offices located at 800 Boylston Street, Suite 2475, Boston, MA 02199, Attention: Investor Relations, during ordinary business hours within ten days prior to the Special Meeting. This list will also be made available at the Special Meeting for examination by any stockholder virtually present at the Special Meeting.
Record Date; Stockholders Entitled to Vote
Only holders of record of Semrush’s Class A Common Stock and Class B Common Stock at the close of business on [ ], 2025, the Record Date, are entitled to receive notice of the Special Meeting and to vote either class of Semrush Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each share of Class A Common Stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to ten votes on each proposal. Semrush’s Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement. Semrush official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the record date.
Quorum; Abstentions; Broker Non-Votes
Holders of a majority of the voting power of all issued and outstanding shares of Semrush Common Stock as of the Record Date and entitled to vote at the Special Meeting must be present or represented by proxy at the Special Meeting to constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) participate in the Special Meeting or (2) have voted via the internet, by telephone or by properly submitting a proxy card or voting instruction card by mail. If you fail to submit a proxy or to vote at the Special Meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote, your shares of Semrush Common Stock will not be counted towards a quorum. An abstention occurs when a stockholder attends a meeting, either by attendance in person (virtually) or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted in determining whether a quorum is present.
Banks, brokerage firms and other nominees who hold shares in “street name” for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion on “routine” matters. When a broker does not receive instructions from a beneficial owner on how to vote shares with respect to a “non-routine” matter, a “broker non-vote” occurs. “Broker non-votes” will not be treated as present for purposes of determining whether a quorum is present. All proposals described in this proxy statement to be voted on at the Special Meeting are considered “non-routine” matters.

In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed. If the Special Meeting is postponed or adjourned, it will not affect the ability of holders of record of Semrush Common Stock as of the Record Date to exercise their voting rights or to revoke any previously granted proxy using the methods described below; however, if a new record date is set for an adjourned meeting, a new quorum will be required to be established.
Required Vote; Treatment of Abstentions and Failure to Vote
The votes required for each proposal are as follows:
Proposal 1—The Merger Agreement Proposal: The affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power of the outstanding shares of Semrush Common Stock entitled to vote thereon voting as a single class is required to approve the Merger Agreement Proposal. Abstentions, failures to vote (including a failure to authorize a proxy to vote on your behalf) and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
Proposal 2—The Merger-Related Compensation Proposal: The affirmative vote of a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting is required to approve, on an advisory (non-binding) basis the Merger-Related Compensation Proposal. Assuming a quorum is present, failures to vote (including a failure to authorize a proxy to vote on your behalf) and broker non-votes will have no effect on the Merger-Related Compensation Proposal; abstentions will have no effect on the Merger-Related Compensation Proposal.
Proposal 3—The Adjournment Proposal: The affirmative vote of a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting, if there is a quorum present, or the affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power of Semrush Common Stock present (in person (virtually) or by proxy) at the Special Meeting and entitled to vote thereon, if a quorum is not present, is required to approve the Adjournment Proposal. Failures to vote (including a failure to authorize a proxy to vote on your behalf) and broker non-votes will have no effect on the Adjournment Proposal; abstentions will have no effect on the Adjournment Proposal if there is a quorum present, and will have the same effect as a vote “AGAINST” the Adjournment Proposal if there is no quorum present.
Shares and Voting of Semrush Directors and Executive Officers
As of the Record Date, Semrush directors and executive officers, as a group, owned and were entitled to vote [          ] shares of Class A Common Stock and [ ] shares of Class B Common Stock or approximately [ ]% of the voting power of all outstanding Semrush Common Stock. Semrush currently expects that these directors and executive officers will vote their shares in favor of the Merger Agreement Proposal and each of the other proposals described in this proxy statement, although none of them are obligated to do so other than Oleg Shchegolev, Dmitry Melnikov and William R. Wagner pursuant to the terms of the Voting and Support Agreements. See the section titled “The Voting and Support Agreements.”
How to Vote or Have Your Shares Voted
Semrush stockholders of record may vote their shares of Semrush Common Stock or submit a proxy to have their shares of Semrush Common Stock voted at the Special Meeting in one of the following ways:
•Internet: Semrush stockholders may submit their proxy by using the internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on [ ], the day before the Special Meeting.
•Telephone: Semrush stockholders may submit their proxy by telephone by following the instructions on the enclosed proxy card. 1-800-690-6903. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on [ ], the day before the Special Meeting.
•Mail: Semrush stockholders may submit their proxy by properly completing, signing, dating and mailing their proxy card in the postage-paid envelope (if mailed in the United States) included with this proxy statement. Semrush stockholders who vote this way should mail the proxy card early enough so that it is received before the date of the Special Meeting.
•To Vote Virtually at the Special Meeting: To vote virtually at the Special Meeting, visit www.virtualshareholdermeeting.com/SEMR2026SM and enter the 16-digit control number included on your proxy card or voting instruction card that accompanied your proxy materials.
Whether or not you plan to participate in the Special Meeting, Semrush urges you to submit your proxy by completing and returning the proxy card as promptly as possible, or by submitting your proxy by telephone or via the internet, prior to the Special Meeting to ensure that your shares of Semrush Common Stock will be represented and voted at the Special Meeting if you are unable to participate.
The Semrush Board of Directors has appointed certain persons as proxy holders to vote proxies in accordance with the instructions of Semrush stockholders. If you are a stockholder of record and you authorize these proxy holders to vote your shares of Semrush Common Stock with respect to any matter to be acted upon, your shares will be voted in accordance with your instructions in your proxy. If you are a stockholder of record and you authorize these proxy holders to vote your shares but do not specify how your shares should be voted on a proposal, these proxy holders will vote your shares on such proposals as the Semrush Board of Directors recommends. If any other matter properly comes before the Special Meeting, these proxy holders will vote on that matter in their discretion.
If, as of the Record Date, your shares of Semrush Common Stock are registered directly in your name with the transfer agent of Semrush, Computershare, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to Semrush or to a third party to vote at the Special Meeting.
If, as of the Record Date, your shares were held in an account at a bank, brokerage firm or other nominee, you are the beneficial owner of shares held in “street name,” and, for the purposes of this proxy statement, a beneficial owner, and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner, you have a right to direct your bank, brokerage firm or other nominee on how to vote the shares held in your account. The availability of internet or telephonic voting will depend on the nominee’s voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.
In accordance with the rules of NYSE, your bank, brokerage firm or other nominee may generally vote on “routine” matters when they have not received voting instructions from you. However, such banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to “non-routine” matters. If you are a beneficial owner and do not provide these instructions, a “broker non-vote” occurs with respect to those matters. All proposals described in this proxy statement to be voted on at the Special Meeting are considered “non-routine” matters. Accordingly, if you are a beneficial owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Semrush Common Stock, your bank, brokerage firm or other nominee will not be permitted to vote your shares on any of the proposals. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the Merger Agreement Proposal but will not have an effect on the Adjournment Proposal or the Merger-Related Compensation Proposal (assuming, in the case of the Merger-Related Compensation Proposal, that a quorum is present). If you are a beneficial holder, Semrush strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.
If you are a beneficial owner, you are invited to participate in the Special Meeting; however, you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.
Revocation of Proxies
Semrush stockholders of record may revoke their proxies at any time prior to the voting at the Special Meeting in any of the following ways:

•submitting another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail, in accordance with the instructions detailed in the section of this proxy statement entitled “—How to Vote or Have Your Shares Votes”;
•notifying our Corporate Secretary, in writing, at Semrush Holdings, Inc., 800 Boylston Street, Suite 2475, Boston, MA 02199 before the vote is counted; or
•attending the meeting online and voting virtually during the meeting. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy. If you previously voted via the Internet (or by telephone or mail), you are not precluded from voting online at the Special Meeting.
If you are a street name stockholder, please contact the broker, bank, or other nominee that holds your shares for information on how to change your vote.
Delivery of Proxy Materials
As permitted by applicable law, only one copy of this proxy statement is being delivered to holders of Semrush Common Stock residing at the same address, unless such holders of Semrush Common Stock have notified Semrush of their desire to receive multiple copies of this proxy statement.
Semrush will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any holder of Semrush Common Stock residing at an address to which only one copy of this proxy statement was mailed. Requests for additional copies should be directed to Semrush by mail at Semrush Holdings, Inc., Attention: Investor Relations, 1800 Boylston Street, Suite 2475, Boston, MA 02199 or by emailing proxyproposals@semrush.com.
Shares Held in Name of Broker
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
Tabulation of Votes
David Mason, Chief Legal Officer of Semrush, will serve as the inspector of election.
Solicitation of Proxies
Semrush will bear the cost of soliciting proxies. Solicitation initially will be made by mail. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means. Semrush will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.
Adjournments
The Special Meeting may be adjourned by the affirmative vote of the holders of a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting, if there is a quorum present, or by the affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power of Semrush Common Stock present (in person (virtually) or by proxy) at the Special Meeting and entitled to vote thereon, if a quorum is not present.
Notice need not be given of any adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If, after any adjournment, a new record date for the stockholders entitled to vote is fixed for any adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.
Under the Merger Agreement, unless otherwise agreed to with Adobe, any adjournment will be for a period of no more than ten business days, and Semrush will only be permitted to effect no more than two such adjournments.

THE MERGER (PROPOSAL 1)
This section of this proxy statement describes the material aspects of the Merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, for a more complete understanding of the Merger. In addition, important information about Semrush is included in or incorporated by reference into this proxy statement. See the section titled “Where You Can Find More Information.”
Effects of the Merger
Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Semrush, whereupon the separate existence of Merger Sub will cease, and Semrush will survive the Merger as a direct, wholly owned subsidiary of Adobe. The Merger will become effective at such time when the certificate of Merger is duly filed with the Secretary of the State of Delaware in accordance with the relevant provisions of the DGCL (or at such later time as may be specified in the certificate of Merger).
At the Effective Time, each share of Semrush Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Semrush Common Stock that are (i) owned by stockholders that have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (referred to as the “Dissenting Shares”), (ii) owned or held in treasury by Semrush or are owned by Adobe or Merger Sub, which shares will be cancelled and cease to exist (referred to as the “Cancelled Shares”) and (iii) owned or held by any subsidiary of Semrush or Adobe (other than Merger Sub), which shares will be converted into such number of shares of common stock of the Surviving Corporation such that the ownership percentage of each subsidiary in the Surviving Corporation will equal the ownership percentage of such subsidiary in Semrush immediately prior to the Effective Time (referred to as “Converted Shares”)) will automatically be converted into the right to receive $12.00 in cash, without interest.
Pursuant to the Merger Agreement, at the Effective Time:
•Each Option that is vested or is held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the excess of the Merger Consideration over the exercise price of such Option in respect of each underlying share. Otherwise, each unvested in-the-money Option will be assumed and converted into an Adobe RSU Award, based on the spread value of the Option and the Adobe Trading Price, with no less favorable vesting terms. Options with an exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.
•Each RSU Award held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such RSU Award. Each other RSU Award will be assumed and converted into an Adobe RSU Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
•Each PSU Award that becomes vested at the Effective Time in accordance with the terms of the applicable award agreement will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such PSU Award (with achievement of applicable performance metrics determined based on actual performance in accordance with the terms of the applicable award agreement), and the portion of the award that does not become vested at the Effective Time in accordance with the terms of the applicable award agreement will be forfeited for no consideration. Each other outstanding PSU Award will be assumed and converted into an Adobe RSU Award (with applicable performance goals deemed achieved based on actual performance through the latest practicable date prior to the Closing Date) representing equivalent value based on the Adobe Trading Price, with no less favorable service-based vesting terms.
•The RS Award will be assumed and converted into an Adobe RS Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.

If the Merger is completed, Semrush’s securities will be delisted from NYSE and deregistered under the Exchange Act, as promptly as practicable after the Effective Time, and Semrush will cease to be a publicly traded company as of the Effective Time. As a result, you will not own any shares of the Surviving Corporation.
Effect on Semrush if the Merger Is Not Completed
If the Merger Agreement is not adopted by Semrush stockholders or if the Merger is not completed for any other reason, Semrush stockholders will not receive any payment for their shares (or interests in shares) of Semrush Common Stock in connection with the Merger. Instead, Semrush will remain an independent public company, the Class A Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, Semrush stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Semrush operates and risks related to adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is likely that the price of the Class A Common Stock will decline significantly, as the current market price of the Class A Common Stock reflects a market assumption that the Merger will be consummated. If that were to occur, it is uncertain when, if ever, the price of Semrush Common Stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Semrush Common Stock. If the Merger Agreement is not approved by Semrush stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Semrush will be offered or that Semrush’s business, prospects or results of operation will not be adversely impacted.
In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Semrush will be required to pay Adobe a termination fee of $63,000,000. See the section titled “The Merger Agreement—Termination Fee” for a discussion of the circumstances under which such termination fee would be required to be paid.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the Semrush Board of Directors, Adobe, Semrush’s representatives, Adobe’s representatives, and other parties.
The Semrush Board of Directors and senior management regularly review and assess Semrush’s operations, performance, opportunities, prospects, and strategic direction. In connection with this review and assessment, and with the assistance of legal and financial advisors, the Semrush Board of Directors and senior management have, from time to time, considered potential strategic alternatives for Semrush, including potential acquisitions, business combinations or other transactions, to strengthen Semrush’s business and maximize stockholder value. In addition, Semrush has, from time to time, received inquiries from third parties seeking to determine Semrush’s interest in potential M&A transactions.
In early June 2025, Adobe’s Head of Corporate Development, David Popowitz (“Mr. Popowitz”), connected with a member of the Semrush Board of Directors, Stephen Aldrich, to arrange for an introduction to William R. Wagner (“Mr. Wagner”), Chief Executive Officer of Semrush. Mr. Wagner subsequently connected with Mr. Popowitz and Ted Chang (“Mr. Chang”), a member of Adobe’s Corporate Development group, where Mr. Popowitz and Mr. Chang expressed a desire to introduce Mr. Wagner to Anil Chakravarthy (“Mr. Chakravarthy”), President of Adobe’s Digital Experience Segment. Soon thereafter, Mr. Wagner spoke with Mr. Chakravarthy, who expressed Adobe’s interest in exploring a potential strategic transaction involving Semrush.
In June 2025, representatives of Semrush began discussions with Centerview as a potential financial advisor for a potential strategic transaction involving Semrush.

On June 20, 2025, Adobe and Semrush entered into a customary non-disclosure agreement, with an effective date of June 17, 2025, to facilitate the exchange of confidential information in connection with the parties’ discussion of a potential transaction. The non-disclosure agreement did not contain any standstill or similar provision in favor of Semrush.
On June 27, 2025, Mr. Wagner informed the Semrush Board of Directors that Adobe approached Semrush with an expression of interest in a potential strategic transaction involving Semrush, and that management planned to proceed with preliminary discussions with representatives of Adobe in July 2025.
On July 14, 2025, representatives of Semrush conducted a virtual product demonstration with representatives of Adobe in connection with Adobe’s consideration of Semrush’s product capabilities. No price or other terms of a potential transaction were discussed during this meeting.
On July 22, 2025, members of Semrush management conducted an in-person meeting with representatives from Adobe, who included Adobe’s digital experience, corporate development, finance, and legal functions, to provide an overview of Semrush’s business and to address Adobe’s due diligence questions.
On July 29, 2025, the Semrush Board of Directors held a meeting at which members of Semrush management were in attendance. During the meeting, Semrush management provided an update on the discussions with Adobe and the Semrush Board of Directors discussed the possibility of a strategic transaction with Adobe, discussed certain Semrush investment priorities, and considered possible Semrush Common Stock buyback authorizations. The Semrush Board of Directors directed Semrush management to continue discussions with Adobe regarding a potential strategic transaction in order to determine whether Adobe would be interested in making an offer to acquire Semrush and at what valuation.
On July 31, 2025, a special committee of the Semrush Board of Directors approved Semrush’s buyback program of Semrush Common Stock. To date, no shares of Semrush Common Stock have been repurchased by Semrush.
On August 6, 2025, representatives of Semrush spoke via teleconference with representatives of Adobe to address certain follow-up due diligence questions arising from Adobe’s initial due diligence of Semrush.
On August 27, 2025, representatives of Adobe provided a verbal indication of interest to Mr. Wagner to acquire all of the outstanding shares of Semrush Common Stock at a price of $10.00 per share in cash, subject to its internal review and approval. Following receipt of this verbal indication of interest, Mr. Wagner briefed several members of the Semrush Board of Directors on the verbal indication of interest and solicited their preliminary views on the appropriate response. The closing price of the Class A Common Stock on August 27, 2025 was $7.86 per share of Class A Common Stock.
On August 28, 2025, Mr. Wagner communicated to Mr. Chakravarthy that the verbal indication of interest to acquire all of the outstanding shares of Semrush Common Stock at $10.00 per share in cash was not sufficient for continued engagement and requested that Adobe put forth another proposal in writing with an improved valuation of Semrush if it wished Semrush to give serious consideration to its proposal. On the same day, representatives of Centerview communicated the same message to representatives of Adobe.
On August 31, 2025, Mr. Wagner sent a note to the Semrush Board of Directors summarizing his earlier discussion with representatives of Adobe and the verbal indication of interest provided by Adobe.
On September 5, 2025, representatives of Adobe delivered to representatives of Semrush a written non-binding proposal to acquire all of the outstanding shares of Semrush Common Stock at a price of $10.50 per share in cash (referred to as the “September 5 Proposal”). The closing price of the Class A Common Stock on September 5, 2025, was $7.72 per share of Class A Common Stock.
On September 12, 2025, the Semrush Board of Directors held a meeting at which the potential transaction with Adobe was discussed. At the meeting, (i) representatives of Davis Polk, counsel to Semrush, provided an overview of the Semrush Board of Directors’ fiduciary duties, including with respect to their respective consideration of Semrush’s possible acquisition by Adobe, and (ii) representatives of Centerview provided an overview of (a) the

September 5 Proposal, (b) Centerview’s understanding of Adobe’s strategic rationale for pursuing the acquisition, based on publicly available information, in the context of broader mergers-and-acquisitions market conditions and (c) Centerview’s preliminary financial analysis. The Semrush Board of Directors then discussed how best to respond to Adobe. Following the discussion, the Semrush Board of Directors reviewed a range of possible responses to the September 5 Proposal but did not decide how to respond. Also on September 12, 2025, the Semrush Board of Directors formed a committee (referred to as the “Transaction Committee”), as a matter of convenience, for purposes of negotiating and evaluating the proposed transaction with Adobe. The Semrush Board of Directors appointed Mark Vranesh, as Chairperson, and Oleg Shchegolev (“Mr. Shchegolev”), and Dylan Pearce to serve as members of the Transaction Committee.
On September 13, 2025, the Transaction Committee held a meeting, at which Mr. Wagner and David Mason (“Mr. Mason”), Chief Legal Officer of Semrush, were present. During the meeting, the Transaction Committee discussed (i) the preliminary financial analysis presented by representatives of Centerview to the Semrush Board of Directors on September 12, 2025, (ii) the range of potential premiums, including the potential maximum premium that Adobe may be willing to offer, and (iii) potential responses to the September 5 Proposal. The Transaction Committee directed Mr. Wagner to confer further with representatives of Centerview regarding Semrush’s negotiating strategy and potential responses to the September 5 Proposal and report back to the Transaction Committee.
On September 15, 2025, the Transaction Committee held a meeting with representatives of Centerview, Mr. Wagner, and Mr. Mason in attendance. During the meeting, representatives of Centerview discussed Centerview’s preliminary financial analyses and certain considerations with respect to the September 5 Proposal that was previously presented to the Semrush Board of Directors on September 12, 2025. Following the discussion, the Transaction Committee directed Centerview to respond to Adobe with the message that the September 5 Proposal was inadequate and did not reflect Semrush’s value, but that Semrush would be willing to engage further and provide additional diligence information if Adobe were willing to increase its cash offer price to $13.25 per share of Semrush Common Stock.
On September 15, 2025, at the Transaction Committee’s direction, representatives of Centerview responded to representatives of Adobe that its September 5 Proposal was inadequate, but that Semrush would be willing to engage further and provide additional due diligence information if Adobe increased its purchase price to $13.25 per share in cash of Semrush Common Stock via a revised written proposal. Adobe indicated in response that it was not prepared to pay $13.25 per share and would not be prepared to continue discussions at that price but that Adobe would consider whether it would be willing to increase the purchase price offered in its September 5 Proposal.
On September 16, 2025, the Transaction Committee reconvened with representatives of Centerview, Mr. Wagner, and Mr. Mason. At the meeting, Mr. Wagner provided an overview of Centerview’s communications with the representatives Adobe, including with respect to Adobe’s response to Centerview that it was not willing to increase the purchase price to $13.25 per share. The Transaction Committee instructed Mr. Wagner and Centerview to continue negotiations with Adobe with the goal of receiving an improved offer in excess of that proposed in the September 5 Proposal.
On September 18, 2025, Mr. Chakravarthy made a verbal cash offer of $12.00 per share of Semrush Common Stock to Mr. Wagner (referred to as the “September 18 Proposal”). Mr. Wagner agreed to present the September 18 Proposal to the Semrush Board of Directors. The closing price of the Class A Common Stock on September 18, 2025, was $7.53 per share of Class A Common Stock.
On September 19, 2025, the Transaction Committee held a meeting at which representatives of Centerview, Mr. Wagner, and Mr. Mason were in attendance. During the meeting, (i) Mr. Wagner discussed the verbal cash offer of $12.00 per share of Semrush Common Stock from Adobe, (ii) the Transaction Committee discussed an inbound inquiry to Semrush from a financial sponsor (referred to as “Party A”) in early September 2025, regarding interest in the Company, (iii) representatives of Centerview presented strategic and timing considerations around responding to Adobe and (iv) the Transaction Committee authorized Semrush management to hold meetings with representatives of Adobe to facilitate the due diligence process. The Transaction Committee then discussed with Centerview the risks and benefits of approaching other potential buyers to determine whether they would be interested in a potential strategic transaction involving the Company, including discussing ten potential buyers to be contacted and the timing and messaging for outreach in order to maximize Semrush’s chances that one or more such potential buyers would be in a position to make an offer for a potential strategic transaction involving the Company.
Also on September 19, 2025, representatives of Centerview provided Centerview’s relationship disclosure to Semrush, which was subsequently shared with the Semrush Board of Directors and which confirmed that Centerview had no material relationships with Adobe.
On September 22, 2025 and September 23, 2025, at the direction of the Transaction Committee, representatives of Centerview contacted six strategic parties and four financial sponsors, including Party A, in each case, to offer an opportunity to participate in a planned process to submit a proposal to acquire Semrush.
On September 24, 2025 and September 25, 2025, Adobe held in-person due diligence sessions in Boston, Massachusetts with Mr. Wagner, Mr. Mason, Eugene Levin, President of Semrush, Brian Mulroy (“Mr. Mulroy”), Chief Financial Officer of Semrush, and Vitalii Obishchenko, Chief Product Officer of Semrush, as well as representatives of Centerview, which followed with representatives of Adobe submitting additional due diligence requests to representatives of Semrush.
On September 25, 2025, Semrush and Centerview entered into an engagement letter to formally engage Centerview as Semrush’s financial advisor in connection with the possible sale of all or a majority of the equity securities or assets of Semrush based on, among other things, Semrush’s familiarity with Centerview and Centerview’s reputation, deal experience and knowledge and familiarity with Semrush’s business, which engagement was subsequently approved by the Semrush Board of Directors.
On September 27, 2025, Semrush entered into customary non-disclosure agreements with Party A and another financial sponsor (referred to as “Party B”), which were two of the parties contacted by Centerview, each of which included a standstill provision for the benefit of Semrush for a period of one year, with a customary “fallaway” provision providing that the standstill obligations would terminate in certain circumstances, including upon Semrush entering into a binding agreement related to the sale or a change of control of Semrush. The eight other potential buyers contacted by Centerview regarding a potential process declined to enter into non-disclosure agreements with Semrush.
Also on September 27, 2025, with the authorization of the Transaction Committee, representatives of Centerview granted representatives of Party A and Party B access to a virtual data room to conduct due diligence in connection with exploring a possible acquisition of Semrush.
Further, on September 27, 2025, Centerview, with the authorization of the Semrush Board of Directors, provided Adobe with certain financial projections of Semrush prepared by Semrush’s management that reflected the potential financial performance of Semrush for the fiscal years 2025 through 2028.
On October 1, 2025, representatives of Centerview, with the authorization of the Transaction Committee circulated a Phase I Process Letter to Party A and Party B soliciting preliminary indications of interest in writing to acquire Semrush by 5:00 p.m., Pacific Time, on October 7, 2025.
On October 2, 2025, members of Semrush’s management team held separate virtual meetings with representatives from Party A and Party B to provide an overview of Semrush’s business and to address each party’s due diligence questions.
On October 3, 2025, in a conversation with Centerview, a representative of Party A suggested a hypothetical range of interest of a cash offer of $10.50 to $11.00 per share of Semrush Common Stock, for which they would be open to getting necessary approval with their investment committee. At the request of Party A, representatives of Centerview agreed to present the verbal range to the Semrush Board of Directors. Party A never submitted a written proposal to acquire Semrush.
On October 7, 2025, with the authorization of the Transaction Committee, representatives of Centerview granted representatives of Adobe and its advisors access to a virtual data room to conduct due diligence in connection with exploring a possible acquisition of Semrush.

By October 7, 2025, which was the bid deadline set out in the Phase I Process Letter, neither Party A nor Party B, nor any other potential buyer included in Centerview’s outreach, submitted a written indication. Party B notified Centerview that it was declining to submit an offer to acquire Semrush.
On October 8, 2025, the Transaction Committee met with representatives of Centerview to discuss the outreach to potential buyers. Because no written proposals were received by the October 7 deadline, the Transaction Committee directed Centerview to stop engaging with other potential buyers.
On October 14, 2025, representatives of Adobe submitted a revised written indication of interest, dated October 13, 2025, for Adobe to acquire all of the outstanding shares of Semrush Common Stock at $12.00 per share in cash, including a request that Semrush agree to an exclusivity period of 45 days (referred to as the “October 13 Proposal”). Adobe indicated that a period of exclusivity was a condition to its willingness to commit the necessary resources in order to complete its due diligence activities and negotiate definitive agreements. The closing price of the Class A Common Stock on October 13, 2025, was $7.10 per share of Class A Common Stock.
On October 15, 2025, at the direction of the Transaction Committee, representatives of Centerview discussed with representatives of Adobe the importance to Semrush of announcing a transaction quickly in order to minimize disruption to Semrush. Representatives of Centerview expressed Semrush’s interest in announcing a transaction on November 6, 2025, which is the date on which Semrush was scheduled to release its quarterly earnings results.
On October 15, 2025, Party A inquired with Centerview about the status of the process. The representatives of Centerview noted to Party A that their previously suggested hypothetical range of interest was not competitive. No further dialogue with Party A occurred prior to announcement of the acquisition of Semrush by Adobe.
On October 17, 2025, the Semrush Board of Directors held a meeting at which Semrush management and representatives of Centerview and Davis Polk were present. At the meeting, members of the Semrush Board of Directors discussed (i) the October 13 Proposal and Semrush’s receipt of a request for exclusivity from Adobe, and (ii) updates on Centerview’s outreach to select potential buyers, including that no written offers were submitted as part of such outreach and that Party A had provided a verbal indication that was significantly below the price offered by Adobe but had noted that such indication had not been approved by its investment committee and declined to submit a written offer. The Semrush Board of Directors then discussed Adobe’s request that Semrush agree to exclusivity in order to move forward, and the risk that Adobe would withdraw its offer if Semrush refused to agree to exclusivity. In light of that, and given that no written offers were submitted by any of the potential buyers and the Semrush Board of Directors did not believe that a written offer would be forthcoming from any other buyer, after discussion, the Semrush Board of Directors determined to approve entering into the exclusivity agreement with Adobe (referred to as the “Initial Exclusivity Agreement”), with the exclusivity period lasting until the earliest of (1) the date on which Adobe and Semrush enter into a definitive agreement providing for the acquisition of Semrush by Adobe, (2) the date on which Adobe advises Semrush in writing that Adobe does not desire to proceed with a transaction with Semrush, and (3) 11:59 p.m. Pacific Time on November 5, 2025.
Between October 20, 2025 and October 27, 2025, Semrush management and representatives of Adobe held virtual and in-person due diligence sessions.
On October 23, 2025, representatives of Wachtell, Lipton, Rosen & Katz (referred to as “Wachtell Lipton”), Adobe’s outside legal counsel, shared initial drafts of the Merger Agreement and form of Voting and Support Agreement (collectively referred to as the “Initial Transaction Document Drafts”) with representatives of Davis Polk. Adobe proposed that each of Mr. Shchegolev, Dmitry Melnikov, co-founder and Director of Semrush, Mr. Wagner and Greycroft Growth II, L.P. enter into Voting and Support Agreements to vote their shares of Semrush Common Stock in favor of approving the transactions contemplated by the Merger Agreement at the Special Meeting.
On October 28, 2025, the Transaction Committee convened a meeting by videoconference, with members of Semrush’s management and representatives of Davis Polk in attendance, to discuss the status of, and planned process for, the proposed transaction with Adobe. In advance of the meeting, representatives of Davis Polk shared a list of issues related to the Initial Transaction Document Drafts with members of the Transaction Committee.

Later that day on October 28, 2025, the Semrush Board of Directors held a meeting to discuss the Initial Transaction Document Drafts, which were distributed to each director prior to the meeting. Representatives of Davis Polk were present via teleconference and presented the terms of such Initial Transaction Document Drafts. In addition, Mr. Mulroy also presented the long-range financial forecast for the fiscal years 2025 through 2030 (as more fully described in the section titled “—Certain Unaudited Projected Financial Information”) to the members of the Board of Directors, which plan was circulated prior to the meeting. Following such meeting, representatives of Davis Polk shared revised Initial Transaction Document Drafts with Wachtell Lipton.
On October 31, 2025, representatives of Davis Polk shared an initial draft of Semrush’s disclosure letter (referred to as the “Semrush Disclosure Letter”) to the Merger Agreement with representatives of Wachtell Lipton.
On November 1, 2025, representatives of Wachtell Lipton delivered revised drafts of the Merger Agreement and form of Voting and Support Agreement to representatives of Davis Polk. Later that day, representatives of Davis Polk convened with representatives of Semrush over teleconference to discuss the main issues arising out of Wachtell Lipton’s revised drafts of the Merger Agreement and form of Voting and Support Agreement.
On November 3, 2025, representatives of Davis Polk met again with representatives of Semrush via teleconference to discuss the main issues in the Merger Agreement and form of Voting and Support Agreement.
Also on November 3, 2025, representatives of Adobe communicated to representatives of Centerview that while Adobe was making good progress, it would not be prepared to enter into the Merger Agreement by November 5, 2025 due to its need for additional time to complete its due diligence and for internal planning, and accordingly requested that Semrush agree to an extension to the period of exclusivity to November 18, 2025.
On November 4, 2025, the Semrush Board of Directors held a meeting at which representatives of Centerview and Davis Polk were present. At the meeting, the Semrush Board of Directors discussed (A) the revised drafts of the Merger Agreement and form of Voting and Support Agreement, and (B) Adobe’s request for an extension of the period of exclusivity to November 18, 2025. Representatives of Davis Polk prepared a summary of the Merger Agreement and form of Voting and Support Agreement for the Semrush Board of Directors, which was circulated to the Semrush Board of Directors prior to the meeting. At the meeting, the Semrush Board of Directors discussed (i) the basis for Adobe’s request for an extension to the period of exclusivity, (ii) remaining issues in the draft Merger Agreement, including certain provisions relating to required regulatory approvals and other closing considerations and (iii) the conditions on which Semrush would be prepared to extend the period of exclusivity. Following discussion, the Semrush Board of Directors directed Semrush management and Centerview to negotiate with Adobe a limited extension of exclusivity and to finalize outstanding points with the goal of announcing the transaction as soon as possible.
On November 5, 2025, representatives of Adobe shared an initial draft of an extension to the Initial Exclusivity Agreement (referred to as the “First Amended Exclusivity Agreement”) with representatives of Davis Polk, with such draft reflecting Adobe’s proposed two-week extension to the period of exclusivity. After discussion with representatives of Semrush, representatives of Davis Polk subsequently shared a revised draft of the First Amended Exclusivity Agreement with representatives of Wachtell Lipton, with such draft reflecting a one-week extension of exclusivity to 11:59 p.m. Pacific Time on November 12, 2025, and including the possibility of a subsequent extension by mutual agreement of the parties. Semrush’s agreement to extend the period of exclusivity to November 12, 2025, was conditioned on Adobe’s agreement that, except with respect to certain specified items, Adobe had completed all commercial and financial due diligence. The First Amended Exclusivity Agreement was signed by Semrush and Adobe on November 5, 2025.
Also on November 5, 2025, representatives of Davis Polk shared revised drafts of the Merger Agreement and form of Voting and Support Agreement with representatives of Wachtell Lipton.
After the market close on November 5, 2025, Semrush reported its third quarter 2025 financial results. Semrush’s stock price closed on November 5, 2025 at $7.51, up 6.1% from the prior day’s close. Before the market open on November 6, 2025, Semrush held its quarterly earnings call. On November 6, 2025, Semrush’s stock price closed at $7.19, a decrease of 4.3% from the prior day’s close.

On November 9, 2024, Mr. Mulroy presented a portion of the long-range plan for the fiscal years 2025 to 2028, as further described in the section titled “—Certain Unaudited Projected Financial Information,” to the representatives of Adobe.
On November 10, 2025, representatives of Adobe communicated to representatives of Semrush that Adobe’s due diligence was substantially complete and confirmed Adobe’s desire to announce the transactions contemplated by the Merger Agreement prior to market open on November 19, 2025.
Also on November 10, 2025, representatives of Davis Polk and Wachtell Lipton convened via teleconference to discuss the principal remaining issues in the Merger Agreement and form of Voting and Support Agreement.
On November 11, 2025, representatives of Wachtell Lipton shared revised drafts of the Merger Agreement, form of Voting and Support Agreement and Semrush Disclosure Letter with representatives of Davis Polk. In the afternoon of November 11, 2025, representatives of Davis Polk met with representatives of Semrush to discuss Wachtell Lipton’s revised drafts of the Merger Agreement and form of Voting and Support Agreement.
On November 12, 2025, representatives of Davis Polk and Wachtell Lipton convened via teleconference to discuss the remaining issues in the Merger Agreement.
Later, on November 12, 2025, representatives of Davis Polk shared a revised draft of the First Amended Exclusivity Agreement (referred to as the “Second Amended Exclusivity Agreement”) with representatives of Wachtell Lipton. The Second Amended Exclusivity Agreement was signed by Semrush and Adobe on November 12, 2025, with the period of exclusivity lasting until 11:59 p.m. Pacific Time on November 19, 2025.
On November 13, 2025, representatives of Davis Polk shared revised drafts of the Merger Agreement and form of Voting and Support Agreement with representatives of Wachtell Lipton.
Between November 14, 2025 and November 16, 2025, Mr. Wagner and representatives of Adobe, including Mr. Chakravarthy, held discussions about certain issues in the Merger Agreement, including certain interim operating covenant exceptions, the treatment of employee equity awards, and other employee compensation matters in the Merger Agreement.
On November 15, 2025, representatives of Wachtell Lipton sent a revised draft of the Merger Agreement to representatives of Davis Polk. Following Davis Polk’s receipt of the revised draft of the Merger Agreement from representatives of Wachtell Lipton, representatives of Davis Polk met with representatives of Semrush via teleconference to discuss the remaining open points in the Merger Agreement.
Also on November 16, 2025, the Semrush Board of Directors held a meeting with representatives of Semrush management, Centerview and Davis Polk in attendance. At the meeting, the Semrush Board of Directors discussed (i) general market conditions, including stock market volatility, (ii) results of Centerview’s prior outreach to select potential buyers and that no written offers had been submitted and (iii) Centerview’s preliminary financial analysis. Davis Polk discussed with the Semrush Board of Directors the fiduciary duties that applied to their consideration of a potential transaction with Adobe.
Between November 16, 2025, and November 18, 2025, representatives of Davis Polk and Wachtell Lipton exchanged multiple drafts of the Merger Agreement, form of Voting and Support Agreement, Semrush Disclosure Letter, and other ancillary agreements, and negotiated the remaining issues, including certain interim operating covenant exceptions, the treatment of employee equity awards and other employee compensation matters in the Merger Agreement.
On November 18, 2025, the Semrush Board of Directors held a meeting via teleconference, with certain of Semrush’s senior management and representatives of Centerview and Davis Polk participating, to discuss the final terms of the Merger Agreement and related ancillary agreements and to consider approval of the transactions contemplated by the Merger Agreement. A representative of Davis Polk updated the Semrush Board of Directors on the resolution of issues that had been outstanding and reviewed the proposed final terms and conditions of the definitive agreements for the transaction. Representatives of Centerview reviewed with the Semrush Board of Directors Centerview’s financial analysis of the Merger Consideration, and rendered to the Semrush Board of

Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview as set forth in its written opinion, the Merger Consideration to be paid to the holders of Class A Common Stock (other than Dissenting Shares, Converted Shares and Cancelled Shares and any shares held by an affiliate of Semrush or Adobe) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, see the section titled “—Opinion of Centerview Partners LLC”. After discussion, the Semrush Board of Directors unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Semrush and Semrush stockholders, (ii) determined that it is in the best interests of Semrush and Semrush stockholders, and declared it advisable, to enter into the Merger Agreement, (iii) approved the execution and delivery by Semrush of the Merger Agreement, the performance by Semrush of the agreements contained thereunder and the consummation of the Merger and transactions contemplated thereby upon the terms and conditions set forth therein and (iv) resolved to recommend that Semrush stockholders vote to approve the transactions contemplated by the Merger Agreement, including the Merger, and adopt the Merger Agreement.
Later in the day on November 18, 2025, Semrush and Adobe entered into the Merger Agreement and the Support Stockholders and Adobe entered into the Voting and Support Agreements. The following day, on November 19, 2025, Adobe and Semrush issued a joint press release announcing the execution of the Merger Agreement and the Voting and Support Agreements.

Semrush’s Reasons for the Merger; Recommendation of the Semrush Board of Directors
At its November 18, 2025, meeting held to evaluate the Merger, the Semrush Board of Directors, after careful consideration, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Semrush and Semrush stockholders, (ii) determined that it is in the best interests of Semrush and Semrush stockholders and declared it advisable to enter into the Merger Agreement, (iii) approved the execution and delivery by Semrush of the Merger Agreement by Semrush, the performance by Semrush of the agreements contained thereunder and the consummation of the Merger and transactions contemplated thereby upon the terms and conditions set forth therein and (iv) resolved to recommend that Semrush stockholders vote to approve the transactions contemplated by the Merger Agreement, including the Merger, and adopt the Merger Agreement. The Semrush Board of Directors recommends that Semrush stockholders vote:
1.    “FOR” the Merger Agreement Proposal;
2.    “FOR” the Merger-Related Compensation Proposal; and
3.    “FOR” the Adjournment Proposal.
In evaluating the Merger Agreement and Merger and arriving at its determination, the Semrush Board of Directors consulted with Semrush’s senior management, representatives of Semrush’s financial advisor, Centerview, and Semrush’s outside legal counsel, Davis Polk, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Merger to Semrush and Semrush stockholders. The Semrush Board of Directors believed that, taken as a whole, the following factors (which are not presented in any relative order of importance) supported its decision to approve the Merger:
•Merger Consideration. The Semrush Board of Directors' belief that the Merger Consideration provides Semrush stockholders with attractive and compelling value for their shares of Semrush Common Stock. The Semrush Board of Directors considered the current and historical market prices, volatility, and trading information of Semrush Common Stock, in light of current industry conditions, the competitive landscape, publicly available analyst expectations, and other factors.
•Business, Financial Condition, Prospects, and Execution Risks. The Semrush Board of Directors' belief that the Merger was more favorable to Semrush stockholders than the alternative of remaining a standalone, independent company, which belief was based on and informed by consideration of a number of factors, risks, and uncertainties, including:
•general industry, economic and market conditions, both on a historical and on a prospective basis;
•current information regarding (i) Semrush’s business, prospects, financial condition, operations, technology, products, services, competitive position, and strategic business goals and objectives, (ii) geopolitical conditions and a changing regulatory environment that could affect Semrush’s business, and (iii) opportunities and competitive factors within Semrush’s industry;
•the perspective that Semrush’s stock price was not likely to trade at or above the Merger Consideration for any extended period in the near future based on a consideration of all of the factors enumerated above; and
•the uncertain returns to Semrush stockholders if Semrush were to remain independent, taking into account, in particular, the financial projections of the future financial performance and earnings of Semrush, including those set forth below under the section titled “The Merger (Proposal 1)—Certain Unaudited Projected Financial Information” and the risks involved in achieving those returns.
•Premium to Trading Price of Class A Common Stock. The fact that the Merger Consideration of $12.00 per share represented a significant premium of 77.5% to the closing price of the Class A Common Stock on November 18, 2025, the last trading day prior to the announcement of the Merger Agreement.
•Negotiations with Adobe. The benefits that Semrush and its advisors were able to obtain during its negotiations with Adobe, including the price increase reflected in the final Adobe proposal as compared to the initial Adobe proposal, and contractual protections to increase closing certainty. The Semrush Board of Directors believed that the consideration reflected in the Merger Agreement was the best proposal and economic value available to Semrush stockholders and the best transaction that could be obtained by Semrush stockholders at the time, and that there was no assurance that a more favorable opportunity to sell Semrush would arise later or through any alternative transaction.
•Merger Consideration in Cash. The fact that the Merger Consideration is all cash, giving Semrush stockholders the opportunity to realize near-term value certainty and liquidity at the consummation of the Merger.
•Financial Analysis and Opinion of Centerview. The financial analysis reviewed and discussed with the Semrush Board of Directors by representatives of Centerview, as well as the opinion of Centerview rendered to the Semrush Board of Directors on November 18, 2025, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Class A Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section titled “—Opinion of Centerview Partners LLC.”

•Market Check. The fact that Semrush had preliminary discussions with respect to a potential transaction involving Semrush with potential counterparties (as described in more detail under the section titled “—Background of the Transaction”), and that none of these potential counterparties, other than Adobe, made a written offer to acquire Semrush.
•Likelihood of Consummation. The likelihood that the Merger with Adobe would be completed, in light of, among other things, the conditions to the Merger (including the likelihood that regulatory approvals and clearances necessary to the Merger would be obtained), the absence of a financing condition and the efforts required to obtain regulatory approvals.

•Business Reputation of Adobe. The business reputation and financial resources of Adobe, and the representations by Adobe in the Merger Agreement that it will have adequate resources to pay the Merger Consideration and to consummate the Merger.
•Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, including:
•the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the Merger and their ability to terminate the Merger Agreement in certain circumstances;
•the provisions of the Merger Agreement that allow Semrush to engage in negotiations or discussions with, and furnish non-public information with respect to Semrush to, a third party that makes an Acquisition Proposal that did not result from a breach of Semrush’s non-solicitation obligations, if the Semrush Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that such proposal constitutes, or would reasonably be expected to result in, a Superior Proposal;
•the provisions of the Merger Agreement that allow the Semrush Board of Directors to make a Change of Recommendation (but not terminate the Merger Agreement) in response to an Intervening Event (as defined in the section entitled “The Merger Agreement—Change of Recommendation; Match Rights”) if the Semrush Board of Directors has determined in good faith, after consultation with Semrush’s outside legal counsel and financial advisor that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law;
•the provisions of the Merger Agreement that allow the Semrush Board of Directors to (A) make a Change of Recommendation in response to, or (B) cause Semrush to terminate the Merger Agreement in order to enter into a definitive agreement providing for, in each case of (A) and (B), an unsolicited Acquisition Proposal received after November 18, 2025 (the date of the Merger Agreement) that did not result from a breach of Semrush’s non-solicitation obligations and such Acquisition Proposal is not withdrawn (subject to payment by Semrush to Adobe of a $63,000,000 termination fee described under the sections entitled “The Merger Agreement—Termination Fee”), provided that, in each of (A) and (B), the Semrush Board of Directors has determined in good faith after consultation with Semrush’s outside legal counsel and financial advisor that such Acquisition Proposal constitutes a Superior Proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Other Offers by Semrush”), but only if the Semrush Board of Directors has determined in good faith, after consultation with Semrush’s outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law;
•the limited number of closing conditions included in the Merger Agreement, including the absence of a financing condition or similar contingency that is based on Adobe’s ability to obtain financing, the exceptions to the events that would constitute a material adverse effect on Semrush for purposes of the Merger Agreement, as well as the likelihood of satisfaction of all conditions to completion of the transactions;
•the belief of the Semrush Board of Directors that Semrush’s obligation to pay a $63,000,000 termination fee in certain circumstances was not likely to unduly discourage additional competing third-party proposals or reduce the price of such proposals, as such termination fee is customary for transactions of this size and type and the size of the termination fee was reasonable in the context of comparable transactions;
•the fact that Adobe is subject to various remedies available to Semrush under the Merger Agreement in certain circumstances; and
•the ability of Semrush to specifically enforce the terms of the Merger Agreement under certain circumstances.
•Voting and Support Agreements. The fact that the Voting and Support Agreements entered into by the Support Stockholders (who together beneficially owned approximately 75% of the outstanding shares of

Semrush Common Stock as of the date of the Voting and Support Agreements) will terminate automatically upon (i) the valid termination of the Merger Agreement for any reason in accordance with its terms (including if Semrush decides to terminate the Merger Agreement to enter into a definitive agreement with a third party providing for a Superior Proposal), (ii) the Effective Time of the Merger or (iii) any amendment to the Merger Agreement that is effected without the Support Stockholders’ prior written consent and that (x) reduces the Merger Consideration being offered to the Support Stockholders under the Merger Agreement or (y) otherwise amends the Merger Agreement in a manner adverse in any material respect to the Support Stockholders.
•Timing Considerations. The timing of the Merger and the risk that if Semrush did not accept the offer by Adobe (as provided for in the Merger Agreement), it may not have another opportunity to do so or to accept a comparable opportunity. The Semrush Board of Directors also observed that Semrush retained the ability to consider unsolicited proposals until the Special Meeting and to enter into an agreement with respect to an Acquisition Proposal under certain circumstances (concurrently with terminating the Merger Agreement and paying a $63,000,000 termination fee to Adobe).
•Availability of Appraisal Rights. The fact that appraisal rights would be available to holders of Semrush Common Stock under the DGCL and that there was no condition in the Merger Agreement relating to the maximum number of shares of Semrush Common Stock that could exercise appraisal rights.
The Semrush Board of Directors also considered certain potentially negative factors in its deliberations concerning the Merger, including the following (which are not presented in any relative order of importance):
•No Stockholder Participation in Future Growth or Earnings. The nature of the Merger as a cash transaction, meaning Semrush stockholders will not have an opportunity to participate in the Surviving Corporation’s future earnings or growth and will not benefit from any appreciation in the value of the Surviving Corporation.
•Risk of Non-Completion. The possibility that the Merger might not be completed, including as a result of the failure to obtain regulatory approvals, and the effect the resulting public announcement of the termination of the Merger Agreement may have on:
•the trading price of the Class A Common Stock; and
•Semrush’s business and operating results, particularly in light of the costs incurred in connection with the Merger.
•Possible Deterrence of Competing Offers. The risk that various provisions of the Merger Agreement, including the restrictions on Semrush’s ability to solicit other Acquisition Proposals and obligation to pay to Adobe a termination fee of $63,000,000 if the Merger Agreement is terminated under certain circumstances (including if the Semrush Board of Directors makes a Change of Recommendation or exercises its right to terminate the Merger Agreement to enter into a transaction that constitutes a Superior Proposal), which termination fee, although the Semrush Board of Directors believed is reasonable and consistent with fees payable in comparable transactions, may discourage other parties potentially interested in an acquisition of, or combination with, Semrush from pursuing that opportunity.
•Possible Disruption of the Business and Costs and Expenses. The possible disruption to Semrush’s business that may result from the Merger, the resulting distraction of Semrush’s management from day-to-day operations and potential attrition of Semrush’s employees, as well as the costs and expenses associated with completing the Merger.
•Restrictions on Operation of Semrush’s Business. The requirement that Semrush use reasonable best efforts to conduct its business in the ordinary course of business and the other restrictions on Semrush’s activities and operations prior to completion of the Merger. The Semrush Board of Directors considered that such restrictions may delay or prevent Semrush from pursuing business strategies or opportunities that may arise pending completion of the Merger.

•Impact of Announcement. The uncertainty about the effect of the Merger, regardless of whether the Merger is completed, on Semrush’s employees, customers and other parties, which may impair Semrush’s ability to attract, retain and motivate key personnel, could cause customers, suppliers and others to seek to change existing business relationships with Semrush and could lead to litigation in connection with the Merger.
•Need to Obtain Required Regulatory Clearances. The fact that completion of the Merger would require, among other things, (i) the expiration or termination of all waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act and (ii) the receipt of the other required regulatory approvals.
•Remedies Available to Adobe. The fact that Semrush is subject to various remedies available to Adobe under the Merger Agreement in certain circumstances.
•Enforcement of Remedies. The fact that Semrush’s rights and remedies under the Merger Agreement may be expensive and difficult to enforce through litigation, and the uncertain outcome of any such action.
The Semrush Board of Directors concluded that the potentially negative factors associated with the Merger were significantly outweighed by the potential benefits that it expected Semrush stockholders would achieve as a result of the Merger. The Semrush Board of Directors believed that the Merger would maximize the immediate value of the shares held by Semrush stockholders and minimize the risks and uncertainty affecting the future prospects of Semrush, including the potential execution risks associated with its standalone financial plan. Accordingly, the Semrush Board of Directors unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Semrush and Semrush stockholders, (ii) determined that it is in the best interests of Semrush and Semrush stockholders, and declared it advisable, to enter into the Merger Agreement, (iii) approved the execution and delivery of the Merger Agreement by Semrush, the performance by Semrush of the agreements contained thereunder and the consummation of the Merger and transactions contemplated thereby upon the terms and conditions set forth in the Merger Agreement and (iv) resolved to recommend that Semrush stockholders vote to approve the transactions contemplated by the Merger Agreement, including the Merger, and adopt the Merger Agreement.
In addition, the Semrush Board of Directors was aware of and considered the interests that Semrush’s directors and executive officers may have with respect to the Merger that differ from, or are in addition to, the interests of Semrush stockholders generally, as described below under “—Interests of Semrush’s Directors and Executive Officers in the Merger.”
The foregoing discussion of the information and factors considered by the Semrush Board of Directors is not exhaustive, but Semrush believes it includes all the material factors considered by the Semrush Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Semrush Board of Directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors. Rather, the Semrush Board of Directors viewed its position and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual directors may have given different weights to different factors. The Semrush Board of Directors based its unanimous recommendation on the totality of the information presented.
This explanation of Semrush’s reasons for the Merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Centerview Partners LLC
On November 18, 2025, Centerview rendered to the Semrush Board of Directors its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Class A

Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated November 18, 2025, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex C to this proxy statement. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Semrush Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction, and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of Class A Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Semrush or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•a draft of the Merger Agreement dated November 18, 2025, (referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”);
•Annual Reports on Form 10-K of Semrush for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022;
•certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Semrush;
•certain publicly available research analyst reports for Semrush;
•certain other communications from Semrush to its stockholders; and
•certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Semrush, including certain financial forecasts, analyses and projections relating to Semrush prepared by management of Semrush and furnished to Centerview by Semrush for purposes of Centerview’s analysis (referred to in this summary of Centerview’s opinion as the “Forecasts”) (collectively referred to in this summary of Centerview’s opinion as the “Internal Data”).

Centerview also participated in discussions with members of the senior management and representatives of Semrush regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Semrush and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Semrush’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Semrush’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Semrush as to the matters covered thereby and Centerview relied, at Semrush’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Semrush’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Semrush, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Semrush. Centerview assumed, at Semrush’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Semrush’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Semrush, or the ability of Semrush to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, Semrush’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Semrush or in which Semrush might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of Class A Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Semrush or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Semrush or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of Class A Common Stock (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of Semrush or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Semrush Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview’s Financial Analyses
The following is a summary of the material financial analyses prepared and reviewed with the Semrush Board of Directors in connection with Centerview’s opinion, dated November 18, 2025. The order of the financial analyses described does not represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Semrush. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Semrush or any other parties to the Transaction. None of Semrush, Adobe, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Semrush do not purport to be appraisals or reflect the prices at which Semrush may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 17, 2025 (the last trading day before the execution of the Merger Agreement) and is not necessarily indicative of current market conditions.
Selected Public Company Analysis

Centerview reviewed and compared certain financial information of Semrush to corresponding financial information of certain publicly traded companies listed below that Centerview deemed comparable, based on its experience and professional judgment, to Semrush (referred to as the “selected companies” in this summary of Centerview’s opinion).
Using publicly available information obtained from SEC filings and other data sources as of November 17, 2025, Centerview calculated, for each selected company, (i) such selected company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding options, restricted stock units and other convertible securities) plus the book value of debt and non-controlling interest and less cash and cash equivalents) as a multiple of such selected company’s next-twelve-months revenue (referred to as “NTM Revenue Trading Multiples”) as of November 17, 2025 and (ii) such selected company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding options, restricted stock units and other convertible securities) plus the book value of debt and non-controlling interest and less cash and cash equivalents) as a multiple of Wall Street research analyst consensus estimated next-twelve-months adjusted estimated earnings before interest, taxes, depreciation and amortization, less non-recurring items and unburdened by share-based compensation (referred to as “NTM Adj. EBITDA Trading Multiples”).

The companies reviewed and the NTM Revenue Trading Multiples and NTM Adj. EBITDA Trading Multiples of the selected companies were as follows:

Selected Companies	NTM EV Trading Multiple
	Revenue	EBITDA
Amplitude. Inc.	3.3x	n.m
Braze, Inc.	3.5x	n.m.
DoubleVerify Holdings, Inc.	1.9x	5.8x
Freshworks Inc.	3.0x	13.5x
Similarweb Ltd.	1.9x	n.m.
Sprinklr, Inc.	1.6x	8.6x
Sprout Social, Inc.	1.1x	9.2x
Zeta Global Holdings, Corp.	3.0x	13.2x

Median	2.5x	9.2x
____________________ n.m.: Not Meaningful

Although none of the selected companies is directly comparable to Semrush, the selected companies were chosen by Centerview, among other reasons, because they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of Semrush. However, because none of the selected companies is exactly the same as Semrush, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Semrush and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.
Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of NTM Revenue Trading Multiples of 2.0x to 3.0x. In selecting this reference range of NTM Revenue Trading Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, operational, and/or financial characteristics of Semrush and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Centerview then applied this range of NTM Revenue Trading Multiples to Semrush’s estimated revenue for the next twelve months as of November 17, 2025 based on the Management Projections. Based on the fully diluted outstanding shares of Semrush Common Stock (calculated using the treasury stock method and taking into account outstanding options, unvested restricted stock units and performance stock units) as of November 14, 2025, this analysis implied a range of values for Class A Common Stock of approximately $7.95 to $11.05 per share. Centerview then compared this range to the Merger Consideration of $12.00 per Share in cash, without interest, proposed to be paid to holders of Class A Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement.
Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of NTM Adj. EBITDA Trading Multiples of 10.0x to 14.0x. In selecting this reference range of NTM Adj. EBITDA Trading Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, operational, and/or financial characteristics of Semrush and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Centerview then applied this range of NTM Adj. EBITDA Trading Multiples to Semrush’s estimated adjusted NTM EBITDA as of November 17, 2025 as set forth in the Internal Data. This analysis implied a range of values for Class A Common Stock of approximately $6.80 to $8.85 per share. Centerview then compared this range to the Merger Consideration of $12.00 per share in cash, without interest, proposed to be paid to holders of Class A Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement.
Selected Precedent Transactions Analysis

Centerview reviewed and analyzed certain information relating to the following selected transactions involving certain public companies (referred to as the “selected transactions” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to Semrush and the Transaction.
Using publicly available information obtained from SEC filings and other data sources as of the time of the public announcement of the selected transactions, Centerview calculated, for each selected transaction, implied enterprise value of the target company based on the consideration payable in such selected transaction as a multiple of the target company’s next-twelve-months revenue (referred to as “NTM Revenue Multiples”) as of the time of the public announcement of the relevant transaction.
The selected transactions and the NTM Revenue Multiples of the selected transactions considered in this analysis are summarized below:

Date Announced	Target	Acquiror	EV / NTM Revenue
October 2025	Jamf Holding Corp.	Francisco Partners Management, L.P.	2.9x
September 2025	Integral Ad Science Holding Corp.	Novacap Management Inc.	3.0x
September 2025	PROS Holdings, Inc.	Thoma Bravo	3.7x
July 2025	Olo Inc.	Thoma Bravo	4.3x
October 2024	Zuora, Inc.	Silver Lake Group, L.L.C.	3.2x
June 2024	WalkMe Ltd.	SAP SE	3.9x
October 2023	Livevox Holdings, Inc.	NICE Ltd.	2.5x
March 2023	Momentive Global Inc.	STG Partners, LLC	2.9x
Median			3.1x

Although none of the selected transactions is directly comparable to the Transaction, these selected transactions were selected by Centerview because, among other reasons, their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the Transaction. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operational and/or financial conditions and prospects of Semrush and the companies included in the selected precedent transactions analysis. However, because none of the selected transactions used in this analysis is identical or directly comparable to the Transaction, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview selected a reference range of NTM Revenue Multiples of 2.5x to 3.5x. In selecting this range of NTM Revenue Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Centerview applied this reference range of NTM Revenue Multiples to Semrush’s estimated next-twelve-months’ revenue, resulting in an implied per share equity value range for Class A Common Stock of approximately $9.50 to $12.60. Centerview then compared this range to the Merger Consideration of $12.00 in cash, without interest, proposed to be paid to the holders of Class A Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement.
Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Semrush based on the Forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of equity values for Class A Common Stock by discounting to the present value as of September 30, 2025, using discount rates ranging from 13.25% to 16.25% (based on Centerview’s analysis of Semrush’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted after-tax unlevered free cash flows of Semrush over the period beginning on October 1, 2025 and ending on December 31, 2030, utilized by Centerview based on the Forecasts and (ii) a range of implied terminal values of Semrush at the end of the forecast period shown in the Forecasts, applying a range of terminal multiples to Semrush’s projected EBITDA for the next twelve months as of December 31, 2031, ranging from 11.0x to 15.0x.
Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding Semrush Common Stock (calculated using the treasury stock method and taking into account outstanding options, unvested restricted stock units and performance stock units) as of November 14, 2025, as set forth in the Internal Data, resulting in a range of implied equity values per Share of $9.70 to $13.70. Centerview then compared the results of the above analysis to the Merger Consideration of $12.00 in cash, without interest, proposed to be paid to holders of Class A Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement.
Other Factors

Centerview noted for the Semrush Board of Directors certain additional factors solely for reference and informational purposes only, including, among other things, the following:
•Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of Class A Common Stock during the 52-week period ended November 17, 2025, which reflected low and high stock closing prices for Semrush during such period of $6.75 to $18.37 per share; and

•Analyst Price Target Analysis. Centerview reviewed stock price targets for Class A Common Stock in publicly available Wall Street research analyst reports as of November 17, 2025, which indicated low and high stock price targets for Semrush ranging from $8.00 to $12.00 per share.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Semrush Board of Directors in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board of Directors or management of Semrush with respect to the Merger Consideration or as to whether the Semrush Board of Directors would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between Semrush and Adobe and was approved by the Semrush Board of Directors. Centerview provided advice to Semrush during these negotiations. Centerview did not, however recommend any specific amount of consideration to Semrush or the Semrush Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its engagement in connection with the Transaction, Centerview had not been engaged to provide financial advisory or other services to Semrush, and Centerview did not received any compensation from Semrush during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Adobe, and Centerview did not received any compensation from Adobe during such period. Centerview may provide financial advisory and other services to or with respect to Semrush, Adobe or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview and their affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Semrush, Adobe, or any of their respective affiliates, or any other party that may be involved in the Transaction.

The Semrush Board of Directors selected Centerview as its financial advisor in connection with the Transaction based on, among other things, Semrush’s familiarity with Centerview and Centerview’s reputation, deal experience, and knowledge and familiarity with Semrush’s business. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Centerview’s services as the financial advisor to the Semrush Board of Directors, Semrush has agreed to pay Centerview an aggregate fee of approximately $33 million, $5 million of which was payable upon the rendering of Centerview’s opinion and approximately $28 million of which is payable contingent upon consummation of the Transaction. In addition, Semrush has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Certain Unaudited Projected Financial Information
As part of its strategic and financial planning, Semrush maintains a long-range plan that Semrush senior management updates periodically. In connection with the Merger, Semrush senior management updated non-public financial forecasts as to the potential future performance of Semrush for the fiscal years 2025 to 2030 (referred to as the “Long-Range Plan”). Semrush senior management provided the Long-Range Plan to the Semrush Board of Directors in connection with its evaluation of the Merger, and to Semrush’s advisors, including Semrush’s financial advisor, Centerview, for its use and reliance in connection with its financial analyses and opinion as more fully described in the section titled “—Opinion of Centerview Partners LLC.” Portions of the Long-Range Plan were also provided to Adobe in connection with discussions regarding the merger.
While Semrush has from time to time provided certain financial guidance to investors, Semrush management does not, as a matter of course, otherwise publicly disclose its long-range plans or projections as to future revenue, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, including the difficulty of predicting general economic and market conditions. The Long-Range Plan was not prepared with a view to public disclosure and is included in this proxy statement only because such information was made available as described above. The Long-Range Plan was not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (referred to as “GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.
Although a summary of the Long-Range Plan is presented with numerical specificity, the Long-Range Plan reflects numerous assumptions and estimates as to future events made by Semrush senior management, including with respect to demand for Semrush’s products and services, working capital assumptions, capital expenditure levels for the applicable periods and other matters, many of which are difficult to predict and subject to significant economic and competitive uncertainties beyond Semrush’s control, that Semrush senior management believed in good faith were reasonable when the Long-Range Plan was prepared, taking into account relevant information available to senior management at the time. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results. Important factors that may affect actual results and cause the Long-Range Plan not to be achieved include general economic and financial conditions, industry performance, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, and other factors described or referenced under the section titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23. In addition, the Long-Range Plan does not take into account any circumstances or events occurring after the date that it was prepared and does not give effect to the Merger. As a result, there can be no assurance that the Long-Range Plan will or would be realized, and actual results may be materially better or worse than those contained in the Long-Range Plan.
The Long-Range Plan is the responsibility of Semrush’s management. Neither Ernst & Young LLP, Semrush’s independent registered public accounting firm, nor any other independent accountant, has audited, reviewed, examined, compiled, performed any other assurance procedures or expressed any form of assurance with respect to the Long-Range Plan.
None of Semrush or Centerview, or any of their respective affiliates, officers, directors, advisors and other representatives make any representation to readers of this document concerning the ultimate performance of

Semrush or the combined company compared to the Long-Range Plan. Semrush is including this Long-Range Plan in this document solely because it was made available to the Semrush Board of Directors, Semrush’s financial advisor and Adobe, and not to influence your decision on how to vote on any proposal.
The Long-Range Plan should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Semrush contained in our public filings with the SEC. The Long-Range Plan constitutes forward-looking statements. For information on factors that may cause Semrush’s future results to materially vary, see the section titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23.
Except to the extent required by applicable federal securities laws, Semrush does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Long-Range Plan to reflect circumstances existing after the date when Semrush prepared the Long-Range Plan or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Long-Range Plan are shown to no longer be appropriate. The Long-Range Plan does not include any transaction-related expenses.
Certain of the measures included in the Long-Range Plan may be considered non-GAAP financial measures, including Unlevered Free Cash Flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Semrush may not be comparable to similarly titled amounts used by other companies.
Financial measures provided to a financial advisor are excluded from the SEC’s definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure to be presented. Reconciliations of these financial measures were not relied upon by Centerview for purposes of performing its financial analyses in connection with rendering its opinion to the Semrush Board of Directors (as described in the section titled “—Opinion of Centerview Partners LLC”) or by the Semrush Board of Directors. Accordingly, a reconciliation of the financial measures included in the Long-Range Plan is not provided.
The following is a summary of the Long-Range Plan.

(dollars in millions)	2025E	2026E	2027E	2028E	2029E	2030E
Annual Recurring Revenue (1)	$480	$541	$632	$741	$855	$983
Revenue	$445	$512	$597	$696	$798	$917
Gross Profit (2)	$363	$420	$490	$571	$654	$752
Unlevered Free Cash Flow (burdened) (3)	($9)	$0	$31	$58	$82	$83

(1)“Annual Recurring Revenue” or “ARR” is an operational measure that is defined as the total subscription revenue as of a given date that we expect to contractually receive over the subsequent 12 months from customers on an annualized basis, assuming no increases, reductions or cancellations.
(2)“Gross Profit” is calculated as net sales less cost of goods sold. Gross profit does not include depreciation and amortization expense.
(3)“Unlevered Free Cash Flow (burdened),” is a non-GAAP measure that reflects Adjusted EBITDA, less tax, capital expenditures, change in net working capital and other non-operating items (taking into account the effect of stock-based compensation). This measure was mathematically derived by Centerview at the direction of Semrush senior management based solely on the Long-Range Plan and other information and assumptions provided by Semrush senior management for purposes of its discounted cash flow analysis.
Interests of Semrush’s Directors and Executive Officers in the Merger
Semrush’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of Semrush stockholders generally. These interests include, among others, vesting of equity awards, potential severance payments and benefits under applicable employment agreements, transaction bonuses and rights to ongoing indemnification and insurance coverage. The Semrush Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement, and in recommending the approval of the Merger Agreement by Semrush stockholders. Semrush’s stockholders should take these interests into account in deciding whether to vote “FOR” the Merger Agreement Proposal. These interests are described below, and certain of them are quantified within the narrative disclosure. The Merger will constitute a “change in control” or “sale event” for purposes of the compensation arrangements described below. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.
For purposes of this disclosure, Semrush’s named executive officers as of the fiscal year ended December 31, 2024 are as follows:

Name	Position
William Wagner(1)	Chief Executive Officer
Oleg Shchegolev(2)	Chief Technology Officer
Brian Mulroy	Chief Financial Officer
Eugene Levin	President
Andrew Warden	Chief Marketing Officer
Vitalii Obishchenko(3)	Chief Product Officer

(1)    William Wagner commenced the role of Chief Executive Officer effective March 10, 2025.
(2)    Effective March 10, 2025, Mr. Shchegolev voluntarily resigned as Chief Executive Officer and transitioned to the Chief Technology Officer role.
(3)    Effective March 10, 2025, Mr. Obishchenko voluntarily resigned as Chief Operating Officer and transitioned to the Chief Product Officer role. Effective upon such transition, Mr. Obishchenko is no longer an executive officer within the meaning of Rule 3b-7 of the Exchange Act or an “officer” within the meaning of Rule 16a-1(f) of the Exchange Act.
In accordance with SEC rules, this disclosure also covers individuals who served as executive officers of Semrush at any time since January 1, 2024 and who have interests in the Merger, but who are not named executive officers. For purposes of this disclosure, Semrush’s executive officers who are not named executive officers are as follows:

Name	Position
David Mason	Chief Legal Officer

For purposes of this disclosure, Semrush’s non-employee directors are: Mark Vranesh (Chairman of the Board), Steven Aldrich, Anna Baird, Dmitry Melnikov, Dylan Pearce, Trynka Shineman and Caroline Tsay.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•December 15, 2025, which is the latest practicable date prior to this filing, as the assumed date of the closing of the Merger;
•each non-employee director ceases to be a director of Semrush upon the consummation of the Merger;
•each executive officer’s employment with Semrush is terminated without “cause” or for “good reason” (each, as defined in the applicable plan or agreement), in each case, on the assumed closing date of December 15, 2025 (such termination, a “qualifying termination”);

•the total equity value for each non-employee director and executive officer is based on the individual’s unvested Semrush equity awards as of December 15, 2025, and a price per share of Semrush Common Stock of $12.00, which represents the per share Merger Consideration amount with respect to each share of Semrush Common Stock;
•the consummation of the Merger will constitute a “change in control” or “sale event” under the terms of the applicable plan, equity award agreement or employment agreement;
•the base salary and annual target bonus of each executive officer remains unchanged from those in place as of December 15, 2025;
•the calculations in this section and the section entitled “—Golden Parachute Compensation” below do not include amounts to which the non-employee directors and executive officers were already entitled to receive or that were vested as of December 15, 2025; and
•these amounts do not attempt to forecast any additional equity award or compensation grants, issuances or forfeitures that may occur after December 15, 2025 and prior to the consummation of the Merger.
As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in this section and the section of this proxy statement entitled “—Golden Parachute Compensation,” the actual amounts, if any, to be received by the non-employee directors and executive officers may materially differ from the amounts set forth below.
Treatment of Semrush Equity Awards
The treatment of outstanding Semrush equity awards held by the non-employee directors and executive officers in connection with the Merger is summarized as follows:
•Options. Each Option that is vested or is held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the excess of the Merger Consideration over the exercise price of such Option in respect of each underlying share. Otherwise, each unvested in-the-money Option will be assumed and converted into an Adobe RSU Award, based on the spread value of the Option and the Adobe Trading Price, with no less favorable vesting terms. Options with an exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.
•RSU Awards. Each RSU Award held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such RSU Award. Each other RSU Award will be assumed and converted into an Adobe RSU Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
•PSU Awards. Each PSU Award that becomes vested at the Effective Time in accordance with the terms of the applicable award agreement will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such PSU Award (with achievement of applicable performance metrics determined based on actual performance in accordance with the terms of the applicable award agreement), and the portion of the award that does not become vested at the Effective Time in accordance with the terms of the applicable award agreement will be forfeited for no consideration. Each other outstanding PSU Award will be assumed and converted into an Adobe RSU Award (with applicable performance goals deemed achieved based on actual performance through the latest practicable date prior to the Closing Date) representing equivalent value based on the Adobe Trading Price, with no less favorable service-based vesting terms.
•Restricted Stock Award. The RS Award will be assumed and converted into an Adobe RS Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
Semrush is party to an employment agreement with each of the executive officers (referred to as the “Employment Agreements”). The Employment Agreements provide for full acceleration of all time-based equity awards (i.e., equity awards that are subject solely to service-based vesting requirements) held by each executive officer in the event (i) in the case of Mr. Obishchenko, the Employment Agreement is terminated as the direct result of a “sale event” and (ii) for each other executive officer, the executive officer experiences a qualifying termination within three months prior to or within twelve months after the occurrence of a “sale event”, which is defined to include a sale of all of Semrush’s Common Stock to an unrelated person, entity or group thereof acting in concert. Each Adobe RSU Award and Adobe RS Award will be entitled to the same double trigger termination protection as the corresponding RSU Award and RS Award.
Pursuant to Semrush’s Non-Employee Director Compensation Policy, all unvested RSU Awards granted to Semrush’s non-employee directors, in their capacity as such, will vest in full if the non-employee director’s service on the Semrush Board of Directors terminates upon or within 12 months following the closing date of a sale event (including the consummation of the Merger).
See the section titled “—Quantification of Potential Payments and Benefits to Semrush’s Named Executive Officers in Connection with the Merger” for the estimated value of unvested Semrush equity awards held by Semrush’s named executive officers. Based on the assumptions described above under “—Certain Assumptions”, the estimated aggregate value of the unvested Semrush equity awards held by the one Semrush executive officer who is not a named executive officer is as follows: unvested Options—$3,081; unvested RSU Awards—$3,254,976; and unvested PSU Awards—$392,880 based on the achievement of estimated actual level of performance. For Semrush’s non-employee directors, based on the assumptions described above under “—Certain Assumptions”, the estimated value of the unvested RSU Awards held by such non-employee directors on an aggregate basis is $2,315,772.
For information regarding the number of shares of Common Stock held by the Company’s non-employee directors and executive officers, see the section titled “Security Ownership of Certain Beneficial Owners and Management”.
Severance
The Employment Agreements and award agreements (as applicable) provide that, (i) in the case of Mr. Obishchenko, in the event that the Employment Agreement is terminated as the direct result of a “sale event” and (ii) for each other executive officer, upon a qualifying termination occurring on or within three months prior to or within 12 months after the occurrence of a “sale event” (as defined in the Semrush 2021 Stock Option and Incentive Plan), each executive officer will be eligible for the following payments and benefits (subject to their execution and non-revocation of a release of claims and compliance with any applicable restrictive covenants):
•Cash Severance. For Mr. Obishchenko, an amount equal to 12 times his fixed monthly salary applicable on the last day of employment, payable within four weeks after the last day of employment. For each other executive officer, a lump-sum cash payment equal to (A) 1.0 times (or, in the case of Messrs. Wagner, Mulroy and Shchegolev, 1.5 times) the executive officer’s then-current base salary (or base salary in effect immediately prior to the sale event, if higher) and (B) the executive officer’s target annual bonus for the then-current year, payable within 60 days after the date of termination.
•Double-Trigger Vesting of Semrush Equity Awards. To the extent substituted, continued or assumed by the surviving corporation, unvested equity awards that are subject solely to service-based vesting requirements will fully vest.
•Health and Welfare Benefits. For each executive officer other than Mr. Obishchenko who lives outside the United States, continued subsidized health and welfare coverage for the executive officer and his or her eligible dependents for up to 12 months (or, in the case of Messrs. Wagner, Mulroy and Shchegolev, 18 months).
See the section titled “—Quantification of Potential Payments and Benefits to Semrush’s Named Executive Officers in Connection with the Merger” for the estimated amounts that each of the named executive officers would receive under the Employment Agreements upon a qualifying termination following the Merger. Based on the assumptions described above under “—Certain Assumptions”, the estimated aggregate amount of the cash severance payments that the one Semrush executive officer who is not a named executive officer would receive under the Employment Agreements upon a qualifying termination following the Merger is $770,000.
280G Mitigation Actions
The Employment Agreements of each executive officer (other than other than Mr. Obishchenko who lives outside the United States) contain “best net” cutback provisions, pursuant to which if any of the severance entitlements constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code (referred to as the “Excise Tax”) such severance benefits will either be (i) provided in full or (ii) reduced so that no portion of such severance benefits is subject to the Excise Tax, whichever of the foregoing amounts results in the greater amount of severance benefits on an after-tax basis, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.
In addition, prior to the closing of the Merger, Semrush, in consultation with Adobe (if required) and subject to approval by the Semrush Board of Directors, may implement the following measures intended to mitigate potential tax liabilities under Sections 280G and 4999 of the Code: (i) accelerating into 2025, to the extent permissible under Section 409A of the Code and applicable law, compensation that otherwise would vest or become payable in 2026 (subject to clawback on an after-tax basis in the event the applicable individual voluntarily resigns or is terminated for cause prior to the Effective Time) and (ii) granting in 2025 to Mr. Wagner an annual RS Award in respect of fiscal year 2026 (the “2026 RS Award”), subject to double-trigger vesting in the event of a qualifying termination. Upon Mr. Wagner’s qualifying termination, the terms of the award agreement provide that the portion of the 2026 RS Award that vests upon such qualifying termination will be equal to the total number of units or shares subject to the 2026 RS Award, multiplied by the higher of (x) 50% and (y) a fraction, the numerator of which is the number of days that Mr. Wagner worked between January 1, 2026 and the date on which his qualifying termination occurs and the denominator of which is 365.
After completing an analysis of the potential impact of Sections 280G and 4999 of the Code on Semrush and its executive officers, Semrush took the following specific actions pursuant to the authority described above:
•On December 15, 2025, the Talent and Compensation Committee of the Semrush Board of Directors (the “Compensation Committee”) approved the payment of annual bonuses in respect of the fiscal year ending December 31, 2025 (“fiscal 2025”) to the following executive officers: $443,059 to Mr. Wagner, $0 to Mr. Shchegolev (because he voluntarily elected not to receive cash incentive compensation for fiscal 2025), $625,050 to Mr. Mulroy, $548,655 to Mr. Levin, $409,590 to Mr. Warden, $622,734 to Mr. Obishchenko and $534,765 to Mr. Mason. The Compensation Committee approved the payout levels for these annual cash-based incentives for such executive officers based on its determination of the actual level of achievement of the applicable performance goals.
In addition, such amounts reflect:
•Mr. Obishchenko’s base salary and cash incentive compensation is paid in euros and therefore differs from his converted US dollar base salary and cash incentive compensation as a result of currency fluctuations. For purposes of this proxy statement, the amounts paid to Mr. Obishchenko have been converted from euros to US dollars using the exchange rate as of December 9, 2025 of 1 euro to 1.1645 USD.
•Mr. Wagner’s cash incentive compensation described above is a pro-rated amount taking into consideration that Mr. Wagner commenced the role of Chief Executive Officer effective March 10, 2025.
Such bonuses would have ordinarily been paid to each executive officer in March 2026, when Semrush pays annual bonuses to employees generally.
•On December 15, 2025, the Compensation Committee accelerated the vesting of 343,608 RSU Awards held by Mr. Wagner, 50,044 RSU Awards held by Mr. Shchegolev, 204,630 RSU Awards held by Mr. Mulroy, 98,044 RSU Awards held by Mr. Levin, 68,014 RSU Awards held by Mr. Warden, 98,044

RSU Awards held by Mr. Obishchenko and 53,883 RSU Awards held by Mr. Mason. Under the terms of the applicable award agreements, these RSU Awards would have vested in the first quarter of 2026.
•Consistent with the Merger Agreement, on December 15, 2025, the Compensation Committee granted to Mr. Wagner the 2026 RS Award in respect of fiscal year 2026, which ordinarily would have been made to executive officers on or about March 1, 2026 in the form of RSUs. The number of shares of Semrush Common Stock subject to such 2026 RS Award and the grant date value thereof are as follows: 927,487 shares having an aggregate fair market value of $11,000,000.
2026 RSU Awards
Consistent with the Merger Agreement, on December 15, 2025, the Compensation Committee approved a grant of an annual RSU Award to each executive officer (other than Mr. Wagner) in respect of fiscal year 2026 (the “2026 RSU Awards”), subject to double-trigger vesting in the event of a qualifying termination. As set forth in the Merger Agreement, the vesting terms approved by the Compensation Committee state that upon an executive officer’s qualifying termination, the portion of the 2026 RSU Award that vests upon such qualifying termination will be equal to the total number of units or shares subject to the 2026 RSU Award, multiplied by the higher of (x) 50% and (y) a fraction, the numerator of which is the number of days that the applicable executive officer worked between January 1, 2026 and the date on which the executive officer’s qualifying termination occurs and the denominator of which is 365. On December 15, 2025, the Compensation Committee granted the 2026 RSU Awards to each executive officer (other than Mr. Wagner, who instead received the 2026 RS Award as described above). The number of shares of Semrush Common Stock subject to such 2026 RSU Awards and the aggregate grant date value thereof are as follows:
•Mr. Shchegolev: 84,317 RSU Awards having a fair market value of $1,000,000;
•Mr. Mulroy: 337,268 RSU Awards having a fair market value of $4,000,000;
•Mr. Levin: 252,951 RSU Awards having a fair market value of $3,000,000;
•Mr. Warden: 168,634 RSU Awards having a fair market value of $2,000,000;
•Mr. Obishchenko: 252,951 RSU Awards having a fair market value of $3,000,000; and
•Mr. Mason: 143,338 RSU Awards having a fair market value of $1,700,000.
Transaction Bonuses
Under the Merger Agreement, Semrush may grant transaction bonuses to any employee of the Company (including the Company’s executive officers) that will become payable upon the closing of the Merger subject to the recipient’s continued employment through such date, provided that the total value of the transaction bonus awards granted to any individual executive officer shall not exceed $250,000. On December 15, 2025, the Compensation Committee approved the award of transaction bonuses to the following executive officers: $250,000 to each of Messrs. Wagner, Mulroy, Levin, Obishchenko and Mason, and $100,000 to Mr. Warden.
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, the non-employee directors and executive officers will be entitled to certain ongoing indemnification and insurance coverage for a period of six years following the consummation of the Merger under the director’s and officer’s liability insurance policies of Semrush. For additional information with respect to the indemnification and insurance coverage, see the section statement titled “—Directors’ and Officers’ Indemnification and Insurance.”

Quantification of Potential Payments and Benefits to Semrush’s Named Executive Officers in Connection with the Merger
The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger that Semrush’s named executive officers could receive in connection with the Merger. For additional details regarding the terms of the payments and benefits described below, see the section titled “Interests of Semrush’s Directors and Executive Officers in the Merger” above. Such amounts have been calculated based on the assumptions described above under “—Certain Assumptions” and assuming (i) the golden parachute rules under Section 280G of the Code do not limit the payments to the named executive officers pursuant to the “best net” provision described above and (ii) each of the named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive all payments and benefits.
The amounts shown in the table below are estimates of the payments and benefits (on a pre-tax basis) that each of Semrush’s named executive officers would receive based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above under “—Certain Assumptions” and in the footnotes to the following table, and do not reflect certain compensation actions that may occur before the closing of the Merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table below, the actual amounts, if any, to be received by Semrush’s named executive officers may differ materially from the amounts set forth below.
Golden Parachute Compensation

Name	Cash Payments(1)	Equity Awards(2)	Perquisites/ Benefits(3)	Total
William Wagner	$1,500,000	$21,829,248	$37,308	$23,366,556
Oleg Shchegolev	$—	$6,220,825	$22,758	$6,243,583
Brian Mulroy	$1,375,000	$10,393,317	$37,308	$11,805,625
Eugene Levin	$1,040,000	$5,350,865	$24,872	$6,415,737
Andrew Warden	$920,000	$3,763,478	$18,554	$4,702,032
Vitalii Obishchenko	$1,146,664	$5,350,865	$—	$6,497,529

(1)    Cash Payments: As described above in the section titled “—Severance,” the named executive officers are each eligible for cash severance pursuant to their respective Employment Agreements, subject to their execution and non-revocation of a release of claims and compliance with applicable restrictive covenants. Amounts in this column assume that each named executive officer experiences a qualifying termination immediately following the consummation of the Merger. Amounts in this column also include the transaction bonus awards awarded to each named executive officer in connection with the Merger. Such amounts are “single-trigger” and would become payable upon the assumed closing date of December 15, 2025. The following provides a summary of the cash amounts:

Name	Cash Severance (Base Salary)(a)	Cash Severance (Target Annual Bonus)(b)	Transaction Bonus(c)	Total
William Wagner	$750,000	$500,000	$250,000	$1,500,000
Oleg Shchegolev(d)	$—	$—	$—	$—
Brian Mulroy	$675,000	$450,000	$250,000	$1,375,000
Eugene Levin	$395,000	$395,000	$250,000	$1,040,000
Andrew Warden	$410,000	$410,000	$100,000	$920,000
Vitalii Obishchenko(e)	$448,332	$448,332	$250,000	$1,146,664

(a)    The amounts in this column for each named executive officer consist of an amount equal to 1.0 times (or, in the case of Messrs. Wagner and Mulroy, 1.5 times) the executive officer’s base salary as of the date of qualifying termination.
(b)    The amounts in this column for each named executive officer consist of an amount equal to the executive officer’s target annual bonus for the year in which qualifying termination occurs.
(c)The amounts in this column reflect transaction bonus awards awarded to each named executive officer in connection with the Merger.

(d)Mr. Shchegolev elected not to receive a base salary or cash incentive compensation in the fiscal year ended December 31, 2025.
(e)Mr. Obishchenko’s base salary and target annual cash bonus amount is set in euros (385,000 euros) and therefore differs from his converted US dollar base salary and target annual cash bonus amount ($448,332) as a result of currency fluctuations. For purposes of this table, the amounts for Mr. Obishchenko have been converted from euros to US dollars using the exchange rate as of December 9, 2025 of 1 euro to 1.1645 USD.

(2)    Equity Awards: The amounts in this column represent the estimated value that may be realized by the named executive officers in respect of the unvested Options, RSU Awards, RS Awards and PSU Awards they held as of December 15, 2025 (after giving effect to the actions described above under “—280 Mitigation Actions” and “—2026 RSU Awards”). The amounts are based on a per share value of Semrush Common Stock of $12.00. As described above in “—Treatment of Semrush Equity Awards,” upon the consummation of the Merger, (i) each unvested in-the-money Option held by executive officers will be assumed and converted into an Adobe RSU Award, based on the spread value of the Option and the Adobe Trading Price, (ii) each RSU Award held by executive officers will be assumed and converted into an Adobe RSU Award representing equivalent value based on the Adobe Trading Price, (iii) each RS Award held by executive officers will be assumed and converted into an Adobe RS Award representing equivalent value based on the Adobe Trading Price and (iv) each PSU Award that becomes vested at the Effective Time in accordance with the terms of the applicable award agreement will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such PSU Award (with achievement of applicable performance metrics determined based on actual performance in accordance with the terms of the applicable award agreement). Upon a qualifying termination at the closing of the Merger assuming that the Merger occurs on December 15, 2025, each Adobe RSU Award held by the named executive officers will fully vest (except that the Adobe RSU Awards converted from the 2026 RSU Awards are treated for purposes of the table below as described in “—2026 RSU Awards”). Details of the equity award payments are shown in the below supplemental table.

	Options		RSU Awards(a)		PSU Awards(b)
Name	Number of Shares (#)	Value	Number of Shares (#)	Value	Number of Shares (#)	Value	Total Value
William Wagner	—	$—	1,151,063	$13,812,756	668,041	$8,016,492	$21,829,248
Oleg Shchegolev	181,433	$654,109	234,594	$2,815,128	229,299	$2,751,588	$6,220,825
Brian Mulroy	68,145	$186,717	640,464	$7,685,568	210,086	$2,521,032	$10,393,317
Eugene Levin	72,572	$142,865	370,152	$4,441,824	63,848	$766,176	$5,350,865
Andrew Warden	48,383	$95,246	257,389	$3,088,668	48,297	$579,564	$3,763,478
Vitalii Obishchenko	72,572	$142,865	370,152	$4,441,824	63,848	$766,176	$5,350,865

(a)    For Mr. Wagner, the amount includes the 2026 RS Award. With respect to the 2026 RSU Awards and the 2026 RS Award, only 50% of the total numbers of units or shares subject to each such award are reflected in these columns. See “—280G Mitigation Actions” and “—2026 RSU Awards” for further information.
(b)    The amounts in this column reflect the PSU Awards for the 2024-2026 and 2025-2027 performance cycles based on estimated actual performance in accordance with the terms of the applicable award agreement. These amounts do not include PSU Awards for the performance period ending on December 31, 2025, which are currently anticipated to be forfeited in the ordinary course based on actual performance prior to the Effective Time.

(3)    Perquisite / Benefits: The amount in this column represents a lump sum cash payment in an amount equal to the COBRA costs of providing benefits under the group health plans in which the executive officer was participating at the time of termination of employment for 12 months (or, in the case of Messrs. Wagner, Mulroy and Shchegolev, 18 months).
Regulatory Clearances and Approvals Required for the Merger
The completion of the Merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated), including the expiration or termination of any applicable waiting period under the HSR Act. Subject to the terms and conditions of the Merger Agreement, each of Semrush and Adobe have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including the Merger, as soon as practicable, including using reasonable best efforts to prepare and file as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable certain specified regulatory approvals.
Each of Semrush and Adobe has agreed to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement as promptly as practicable, and in any event within 25 business days after the execution of the Merger Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to use reasonable best efforts to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable and (y) make all other regulatory filings in certain specified jurisdictions as promptly as reasonably practicable, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any applicable regulatory law.
None of Adobe, Merger Sub or any of their respective subsidiaries are required to, and Semrush may not and may not permit any subsidiary to, without the prior written consent of Adobe, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of any business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush, (B) in any manner conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush or (C) impose any restriction, requirement or limitation on the operation of the business or portion of the business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush, if any such action would reasonably be expected to impact Adobe, Semrush or any of their respective subsidiaries in a manner or amount that is material relative to Semrush and its subsidiaries, taken as a whole (subject to certain limitations); provided that if requested by Adobe, Semrush or its subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on Semrush or its subsidiaries in the event the Merger closes.
For more information about regulatory clearance relating to the Merger, see the section titled “The Merger Agreement—Conditions to the Merger.”
Although the parties expect that the required regulatory clearance will be obtained, the parties cannot assure you that regulatory clearance will be timely obtained or obtained at all or that the granting of regulatory clearance will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. Any such additional conditions could result in the conditions to the Merger not being satisfied.

Expected Timing of the Merger
Semrush and Adobe are working to complete the Merger as soon as practicable and currently expect the Merger to be completed in the first half of 2026, subject to the satisfaction or waiver of closing conditions However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to a number of conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside our control.
Delisting and Deregistration of Semrush Common Stock
Upon completion of the Merger, the Semrush Common Stock currently listed on NYSE will cease to be listed and will subsequently be deregistered under the Exchange Act.
Appraisal Rights of Semrush Stockholders
Semrush stockholders who do not vote in favor of approval of the Merger Agreement Proposal, who continuously hold their shares of Semrush Common Stock and who otherwise comply precisely with the applicable provisions of Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of Semrush Common Stock, as determined by the Delaware Court of Chancery, if the Merger is completed, in lieu of receiving the Merger Consideration in respect of such shares. The “fair value” of your shares of Semrush Common Stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement. Semrush stockholders who wish to exercise the right to seek an appraisal of their shares must so advise Semrush by submitting a written demand for appraisal in the form described in this proxy statement prior to the vote to approve the Merger Agreement Proposal, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Semrush Common Stock held of record in the name of another person, such as a nominee or intermediary, must act promptly to cause the record holder to follow the steps summarized in this proxy statement and in a timely manner to perfect appraisal rights. For more information, see the section titled “Appraisal Rights of Semrush Stockholder”.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, Semrush stockholders who are considering exercising such rights are encouraged to seek the advice of their legal counsel and financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.

THE MERGER AGREEMENT
The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and is incorporated by reference herein. The summary of the material provisions of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. Semrush encourages you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger as it is the legal document governing the Merger.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Semrush is responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement not misleading. Factual disclosures about Semrush contained in this proxy statement or Semrush’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Semrush contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by Adobe, Merger Sub and Semrush are qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement, including being qualified by the confidential disclosure letters delivered by each party in connection with the execution of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement, and were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to stockholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not publicly disclosed. The representations and warranties in the Merger Agreement will not survive the completion of the Merger.
Semrush stockholders should not rely on representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Adobe, Merger Sub, Semrush or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section titled “Where You Can Find More Information.”
Structure of the Merger
The Merger Agreement provides, upon the terms and subject to the conditions set forth therein and in accordance with the DGCL, at the Effective Time, for Merger Sub to merge with and into Semrush, with Semrush continuing as the Surviving Corporation and a wholly owned subsidiary of Adobe.
Closing and Effective Time of the Merger
Unless another place, time or date is mutually agreed to in writing by Semrush and Adobe, the closing of the Merger will occur on the fifth business day after the satisfaction or, to the extent permitted by applicable law, waiver of the last of the closing conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions at the closing of the Merger). The Merger will become effective upon the filing of the certificate of merger with the Secretary of the State of Delaware, or at such later time as may be specified in the certificate of merger.

Effect of the Merger on Semrush Common Stock
Conversion of Semrush Common Stock
At the Effective Time of the Merger, each share of Semrush Common Stock outstanding immediately prior to the Effective Time of the Merger (other than Dissenting Shares, Cancelled Shares and Converted Shares) will automatically be converted into the right to receive $12.00 in cash, without interest. From and after the Effective Time, all shares of Semrush Common Stock (other than Dissenting Shares, Cancelled Shares and Converted Shares) will cease to be issued and outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a valid certificate or certificates which immediately prior to the Effective Time represented any such shares of Semrush Common Stock or evidenced by way of book-entry in the register of stockholders of Semrush immediately prior to the Effective Time will thereafter cease to have any rights with respect to such shares of Semrush Common Stock, except the right to receive the Merger Consideration upon the surrender of such shares as described below under the section entitled “—Exchange of Semrush Common Stock for the Merger Consideration.”
Cancellation of Certain Semrush Common Stock
At the Effective Time, each share of Semrush Common Stock issued and outstanding immediately prior to the Effective Time that is held in treasury by Semrush or owned by Adobe or Merger Sub will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange for such shares.
Shares of Merger Sub
Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable common share, par value $0.00001 per share, of the Surviving Corporation and, will constitute the only outstanding shares of capital stock of the Surviving Corporation.
Shares of Dissenting Stockholders
Shares of Semrush Common Stock issued and outstanding immediately prior to the Effective Time and held by Semrush stockholders that have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL, will not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or otherwise effectively withdraws or loses their rights of appraisal. Instead, such dissenting stockholders will be entitled to receive payment of the appraised value of such shares of Semrush Common Stock in accordance with Section 262 of the DGCL.
If any dissenting stockholder fails to perfect or otherwise effectively withdraws or loses their rights of appraisal, such shares of Semrush Common Stock will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration. For more information regarding appraisal rights, see the section titled “Appraisal Rights of Semrush Stockholders.” A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Treatment of Semrush Equity Awards
Options
Each Option that is vested or is held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the excess of the Merger Consideration over the exercise price of such Option in respect of each underlying share. Otherwise, each unvested in-the-money Option will be assumed and converted into an Adobe RSU Award, based on the spread value of the Option and the Adobe Trading Price, with no less favorable vesting terms. Options with an exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.

RSU Awards
Each RSU Award held by a non-employee director or certain contractors or service providers of Semrush will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such RSU Award. Each other RSU Award will be assumed and converted into an Adobe RSU Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
PSU Awards
Each PSU Award that becomes vested at the Effective Time in accordance with the terms of the applicable award agreement will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each share of Semrush Common Stock underlying such PSU Award (with achievement of applicable performance metrics determined based on actual performance in accordance with the terms of the applicable award agreement), and the portion of the award that does not become vested at the Effective Time in accordance with the terms of the applicable award agreement will be forfeited for no consideration. Each other outstanding PSU Award will be assumed and converted into an Adobe RSU Award (with applicable performance goals deemed achieved based on actual performance through the latest practicable date prior to the Closing Date) representing equivalent value based on the Adobe Trading Price, with no less favorable service-based vesting terms.
Restricted Stock Award
The RS Award will be assumed and converted into an Adobe RS Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.
Semrush ESPP
Subject to the consummation of the Merger, the Semrush ESPP will terminate effective immediately prior to the Effective Time. The Semrush ESPP will remain suspended and no new offering or purchase period will be commenced under the Semrush ESPP prior to the termination of the Merger Agreement.
Governing Documents; Officers and Directors
At the Effective Time and by virtue of the Merger, the certificate of incorporation and bylaws of Semrush, as in effect immediately prior to the completion of the Merger, will be amended and restated in their entireties to read as the certificate of incorporation and bylaws, respectively, of Merger Sub, as set forth in the annexes to the Merger Agreement, and as so amended and restated, will be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (provided that the name of the Surviving Corporation will be “Semrush Holdings, Inc.”).
The directors and officers of Merger Sub immediately prior to the Effective Time will be the initial directors and officers of the Surviving Corporation from and after the Effective Time.
Exchange of Semrush Common Stock for the Merger Consideration
At or prior to the Effective Time, Adobe will designate a bank or trust company reasonably acceptable to Semrush to act as the paying agent in connection with the Merger (referred to as the “Paying Agent”). At or prior to the Effective Time, Adobe will deposit (or cause to be deposited) with the Paying Agent cash sufficient to pay the aggregate Merger Consideration to Semrush stockholders.
Certificates
Promptly after the Effective Time, Adobe will cause the Paying Agent to mail to each holder of record of a Semrush stock certificate and whose shares of Semrush Common Stock were converted into the right to receive the Merger Consideration (a) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Semrush stock certificates will pass, only upon delivery of the Semrush stock certificates (or affidavits of loss in lieu thereof and, if required by Adobe, an indemnity bond) to the Paying Agent and will be in such form and have such other provisions as Adobe may reasonably specify and will be reasonably satisfactory to Semrush and (b)

instructions for effecting the surrender of the Semrush stock certificates (or affidavits of loss in lieu thereof and, if required by Adobe, an indemnity bond) in exchange for payment of the Merger Consideration into which such Semrush Common Stock have been converted pursuant to the Merger Agreement.
Upon surrender of a Semrush stock certificate (or an affidavit of loss in lieu thereof and, if required by Adobe, an indemnity bond) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Adobe, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Semrush stock certificate will be entitled to receive in exchange therefor the Merger Consideration for each share of Semrush Common Stock formerly represented by such Semrush stock certificate, and the Semrush stock certificate (or affidavit of loss in lieu thereof and, if required by Adobe, an indemnity bond) so surrendered will be forthwith cancelled. The Paying Agent will accept such Semrush stock certificates (or affidavits of loss in lieu thereof and, if required by Adobe, an indemnity bond) upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.
If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Semrush stock certificate is registered, it will be a condition precedent of payment that (a) the Semrush stock certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer and (b) the person requesting such payment will have paid any transfer and other similar taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Semrush stock certificate or will have established to the satisfaction of Adobe that such tax either has been paid or is not required to be paid.
Book-Entry Shares
Any holder of any book-entry shares whose shares of Semrush Common Stock were converted into the right to receive the Merger Consideration will not be required to deliver a Semrush stock certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration. In lieu thereof, each registered holder of one or more book-entry shares will automatically upon the Effective Time be entitled to receive, and Adobe will direct the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (and in any event within one business day following the Effective Time) the Merger Consideration for each share of Semrush Common Stock formerly represented by such book-entry share, and the book-entry share so exchanged will be forthwith cancelled. Payment of the Merger Consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered. Prior to the Effective Time, Adobe and Semrush will cooperate to establish procedures with the Paying Agent and the Depository Trust Semrush (referred to as “DTC”) with the objective that the Paying Agent will transmit to DTC or its nominee on the closing date or as promptly as practicable thereafter an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Semrush Common Stock (other than Dissenting Shares, Converted Shares and Cancelled Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (B) the Merger Consideration.
No Interest
No interest will be paid or will accrue on any portion of the Merger Consideration payable upon surrender of any Semrush stock certificate (or affidavit of loss in lieu thereof) or in respect of any book-entry share.
No Further Ownership Rights in Semrush Common Stock; No Liability
At the Effective Time, the stock transfer books of Semrush will be closed and thereafter there will be no further registration of transfers of Semrush Common Stock on the records of Semrush. Until surrendered, each Semrush stock certificate and Semrush book-entry share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration. If, after the Effective Time, Semrush stock certificates or Semrush book-entry shares are presented to Adobe for any reason, they will be cancelled and exchanged as provided in the Merger Agreement.
In addition, at any time following the first anniversary of the Effective Time, Adobe will be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the account holding the Merger Consideration that have not been disbursed, or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, to holders of Semrush stock certificates or book-entry shares, and thereafter such holders will be entitled to look only to Adobe (subject to abandoned property, escheat or similar laws) as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Semrush stock certificates (or affidavit of loss in lieu thereof) or book-entry shares and compliance with the procedures set forth in the Merger Agreement, without any interest thereon. Notwithstanding the foregoing, none of Adobe, Semrush, Merger Sub, the Surviving Corporation or the Paying Agent will be liable to any holder of a Semrush stock certificate or book-entry share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
Representations and Warranties
The Merger Agreement contains customary representations and warranties of the parties. These include representations and warranties of Semrush with respect to:
•the organization, good standing and qualification of Semrush and its subsidiaries;
•capitalization;
•corporate authority relative to the Merger Agreement;
•requisite stockholder approval;
•due execution, delivery and enforceability of the Merger Agreement;
•required consents and approvals; no violations;
•securities reports and filings;
•financial statements;
•internal controls and procedures;
•the absence of undisclosed liabilities;
•the absence of certain changes or events;
•compliance with laws, permits;
•employee benefit plans;
•labor matters;
•tax matters;
•litigation, orders;
•intellectual property;
•privacy and data protection;
•real property and assets;
•material contracts;
•environmental matters;
•customers, suppliers, vendors;
•insurance;
•information supplied for SEC filings;
•opinion of financial advisor;

•state takeover statutes; anti-takeover laws;
•related party transactions; and
•finders and brokers.
The Merger Agreement also contains customary representations and warranties of Adobe and Merger Sub. These include representations and warranties with respect to:
•qualification; organization;
•capitalization of Merger Sub;
•corporate authority relative to the Merger Agreement;
•governmental consents; no violations;
•litigation, orders;
•information supplied;
•sufficient funds;
•stock ownership; and
•no Merger Sub activity.
The representations and warranties in the Merger Agreement do not survive the closing or termination of the Merger Agreement.
Certain representations and warranties contained in the Merger Agreement are qualified as to “knowledge,” “materiality” or by “material adverse effect,” as described below. None of the representations and warranties contained in the Merger Agreement will survive the Effective Time. The representations, warranties and covenants made by Semrush in the Merger Agreement are qualified by information contained in Semrush’s confidential disclosure letter delivered to Adobe in connection with the execution of the Merger Agreement and by filings that Semrush has made with the SEC since January 1, 2023 and publicly available before November 18, 2025 (the date of the Merger Agreement). The representations, warranties and covenants made by Adobe and Merger Sub in the Merger Agreement are qualified by information contained in Adobe’s confidential disclosure letter delivered to Semrush in connection with the execution of the Merger Agreement. The representations, warranties and covenants of each party in the Merger Agreement were made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letters made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to holders of Semrush Common Stock. Accordingly, the representations and warranties may not describe the actual state of affairs as of November 18, 2025 (the date of the Merger Agreement), or at any other time, and holders of Semrush Common Stock should not rely on them as statements of fact. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Holders of Semrush Common Stock are not third-party beneficiaries of these representations, warranties and covenants under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Semrush or any of its affiliates or of Adobe or any of its affiliates.
Material Adverse Effect
Many of Semrush’s representations and warranties in the Merger Agreement are qualified by a “material adverse effect” standard. A “material adverse effect” with respect to Semrush means any change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, financial condition or operations of Semrush and its subsidiaries, taken as a whole, or (ii) the ability of Semrush to consummate the transactions contemplated by the Merger Agreement, including the Merger, prior to the Outside Date (as defined in the section of this proxy statement entitled “—Termination of the Merger Agreement—Termination by Adobe or Semrush”), except that, for purposes of clause (i) only, no change, effect, development, circumstance, condition, state of facts, event or occurrence to the extent resulting or arising from any of the following will be deemed to constitute a material adverse effect or will be taken into account when determining whether a material adverse effect exists or has occurred:
(a)    any changes in U.S., regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions;
(b)    any changes in economic, business or financial conditions generally affecting the industry in which Semrush and its subsidiaries operate;
(c)    any changes in political, geopolitical, regulatory or legislative conditions in the United States, or any other country or region of the world;
(d)    any changes after November 18, 2025 (the date of the Merger Agreement) in GAAP or the interpretation thereof;
(e)    any changes after November 18, 2025 (the date of the Merger Agreement) in applicable law or the interpretation thereof;
(f)    any failure by Semrush’s to meet any internal or published projections, estimates or expectations of Semrush’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Semrush to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account);
(g)    any acts of terrorism (including cyber terrorism) or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, epidemics or pandemics or other force majeure events, including any material worsening of such conditions threatened or existing as of November 18, 2025;
(h)    the execution and delivery or the public announcement of the Merger Agreement, the consummation of the Merger and the other transactions contemplated by the Merger Agreement; or the identity of Adobe or any of its subsidiaries, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, including any litigation arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement (except that this clause (h) will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery or public announcement of the Merger Agreement, the consummation of the Merger and the other transactions contemplated by the Merger Agreement); and
(i)    any action or failure to take any action which action or failure to act is expressly required by the Merger Agreement;
provided that, with respect to the exceptions in clauses (a), (b), (c), (d), (e) and (g) above, if such change, effect, development, circumstance, condition, state of facts, event or occurrence has had a disproportionate adverse effect on Semrush or any of its subsidiaries relative to other companies operating in the industry in which Semrush and its subsidiaries operate, then only the incremental disproportionate adverse effect of such change, effect, development, circumstance, condition, state of facts, event or occurrence will be taken into account for the purpose of determining whether a “material adverse effect” exists or has occurred.

Conduct of Business of Semrush Prior to Completion of the Merger
Restrictions on Semrush’s Operations
The Merger Agreement provides for certain restrictions on Semrush’s and its subsidiaries’ activities between November 18, 2025 (the date of the Merger Agreement) and until the earlier of the Effective Time or the date (if any) the Merger Agreement is validly terminated pursuant to the Merger Agreement. In general, except as set forth in Semrush’s confidential disclosure letter delivered to Adobe in connection with the execution of the Merger Agreement, as specifically permitted or required by the Merger Agreement, as required by applicable law or as consented to in writing by Adobe, Semrush will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and use reasonable best efforts to (a) preserve intact its and their present business organizations, goodwill and ongoing businesses, (b) keep available the services of its and their present officers and other key employees (other than where termination of such services is for cause) and (c) preserve its and their relationships with customers, suppliers, vendors, agency partners, licensors, licensees, governmental entities, employees and other persons with whom it and they have material business relations. In addition, except as set forth in Semrush’s confidential disclosure letter delivered to Adobe in connection with the execution of the Merger Agreement, as specifically permitted or required by the Merger Agreement, as required by applicable law or as consented to in writing by Adobe (which may not be unreasonably withheld, conditioned or delayed), Semrush must not, and must cause each of its subsidiaries not to, directly or indirectly:
•amend, modify, waive, rescind, change or otherwise restate Semrush’s or any of its subsidiaries’ certificate of incorporation, bylaws or equivalent organizational documents;
•authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity or voting interests (whether in cash, assets, shares or other securities of Semrush or any of its subsidiaries) (other than dividends or distributions made by any wholly owned subsidiary of Semrush to Semrush or any wholly owned subsidiary of Semrush);
•enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC with respect to any of its capital stock or other equity or voting interests or securities;
•split, combine, subdivide, reduce or reclassify any shares of its capital stock or other equity or voting interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any of its capital stock or other equity or voting interests or any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests, except for the acceptance of Semrush Common Stock as payment of the exercise price of Semrush options or for withholding taxes in respect of Semrush equity awards;
•issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in the capital stock, voting securities, equity awards or other equity or voting interest in Semrush or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” share, “phantom” stock rights, stock appreciation rights or stock-based performance units;
•take any action to cause to be exercisable or vested any otherwise unexercisable or unvested Semrush equity award, other than (a) issuances of Semrush Common Stock in respect of any exercise of Semrush options outstanding on November 18, 2025 (the date of the Merger Agreement) or the vesting or settlement of Semrush equity awards outstanding on November 18, 2025 (the date of the Merger Agreement), in all cases in accordance with their respective terms as of November 18, 2025 (the date of the Merger Agreement), (b) sales of shares of Semrush Common Stock pursuant to the exercise of Semrush options if necessary to effectuate an optionee direction upon exercise or pursuant to the settlement of Semrush equity awards in order to satisfy tax withholdings obligations, in each case, in accordance with the terms of such Semrush equity awards as in effect on November 18, 2025 (the date of the Merger Agreement) or (c)

issuances of equity securities by any wholly owned subsidiary of Semrush to any other wholly owned subsidiary of Semrush;
•except as required by any Semrush benefit plan as in effect as of November 18, 2025 (the date of the Merger Agreement), (a) increase the compensation or benefits payable or to become payable to any Semrush director, employee or other individual service providers (other than increases in base compensation of no more than 5% in the aggregate for employees below the C-level executives of Semrush in the ordinary course of business consistent with past practice); (b) grant to any Semrush director, employees or other individual service providers any new rights to, or any increase in existing, severance or termination pay; (c) pay or award, or commit to pay or award, any bonuses, retention or incentive compensation to any of Semrush’s directors, employees or other individual service providers; (d) enter into any employment, severance or retention agreement (excluding offer letters in the ordinary course that provide for at will employment and do not include severance, termination pay or similar payments that are in excess of minimum statutory requirements or change in control benefits) with any of Semrush’s directors, employees or other service providers; (e) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Semrush benefit plan, except for any amendments to health and welfare plans in the ordinary course of business consistent with past practice that do not contravene the other covenants set forth in this clause, and do not increase the cost to Semrush of maintaining such benefit plan or the benefits provided thereunder by more than 7% in the aggregate; (f) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Semrush benefit plan; (g) determine performance with respect to any Semrush PSU award, cash incentive program, or other incentive compensation, other than with respect to performance periods that end after November 18, 2025 (the date of the Merger Agreement) and prior to the Effective Time and with such determination made in the ordinary course of business and consistent with past practice and in accordance with the applicable terms of such Semrush PSU award cash incentive program, or other applicable Semrush benefit plan; (h) terminate (other than for cause) the employment of any Semrush employee, except for non-officer employees below the level of vice president in the ordinary course of business; (i) hire or promote any employees, except for non-officer employees below the level of vice president in the ordinary course of business (for clarity, below such level after hiring or promotion); (j) provide any funding for any rabbi trust or similar arrangement; (k) enter into a contract or relationship with a professional employer organization; or (l) form or otherwise establish any employing entity in any country that does not currently have an employing entity;
•acquire (including by Merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for any acquisitions of, any equity interests in or assets of any person or any business or division thereof, or otherwise engage in any Mergers, consolidations or business combinations, except for acquisitions of supplies or equipment in the ordinary course of business consistent with past practice;
•liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization or reorganization between or among any of Semrush and/or its subsidiaries) or adopt any plan or resolution providing for any of the foregoing;
•make or forgive any loans, advances or capital contributions to, or investments in, any other person, except for (a) loans solely among Semrush and its wholly owned subsidiaries or solely among Semrush’s wholly owned subsidiaries in the ordinary course of business consistent with past practice, (b) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice or (c) extensions of credit to customers and partners in the ordinary course of business consistent with past practice;
•sell, lease, license, encumber, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any lien (other than certain permitted liens), any of its material properties, rights or assets (including material Semrush intellectual property or shares in the capital of Semrush or its subsidiaries), except (a) dispositions of equipment or rights that are obsolete or worthless, in each case, in the ordinary course of business consistent with past practice, (b) the expiration of registration of Semrush intellectual property at the end of their final, non-renewable term, (c) ordinary course licenses, and (d) non-

exclusive licenses of Semrush’s intellectual property that are granted in the ordinary course of business consistent with past practice or that are non-material and merely incidental to the transactions contemplated by the contract containing such non-exclusive licenses;
•terminate or materially amend or modify any written policies or procedures with respect to (a) the use or distribution by Semrush or any subsidiary of Semrush of any software subject to an open source license, (b) the processing of data received from third parties, (c) the use by or for Semrush or any subsidiary of Semrush of AI systems, in each case, of clause (a) through (c), except in a manner that (1) complies with applicable law, (2) does not in any material respect result in additional restriction on the right or ability of Semrush, any of Semrush’s subsidiaries, or any of their successors-in-interest to process and exploit data and AI systems, and (3) is at least as protective of protected information as Semrush’s and its subsidiaries’ current policies and procedures;
•except for contracts between Semrush or any of its subsidiaries, on the one hand, and any current or former officer, director, affiliate (other than a wholly owned subsidiary of Semrush) of Semrush or any subsidiary of Semrush, any beneficial owner, directly or indirectly, of more than 5% of the number or voting power of the shares of Semrush Common Stock or any of the respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any contract pursuant to which Semrush or any of its subsidiaries has an obligation to indemnify such officer, director, affiliate, beneficial owner, associate or immediate family member, in each case relating to actions contemplated by the restriction set forth above pertaining to compensation and employment matters, which in each case will be governed by the restriction set forth above pertaining to compensation and employment matters, (a) enter into certain specified types of material contracts or any other material contract outside of the ordinary course of business consistent with past practice or (b) (i) materially modify, materially amend, extend or terminate (other than non-renewals occurring in the ordinary course of business consistent with past practice) any of certain specified types of material contract or any other material contract outside of the ordinary course of business consistent with past practice or (ii) waive, release or assign any rights or claims thereunder, in the case of this clause (ii) other than in the ordinary course of business consistent with past practice;
•except in accordance with Semrush’s capital budget set forth in Semrush’s confidential disclosure letter delivered to Adobe in connection with the execution of the Merger Agreement, make any capital expenditure or expenditures, enter into agreements or arrangements providing for any capital expenditure or expenditures or otherwise commit to do so;
•commence (other than any collection action in the ordinary course of business consistent with past practice), waive, release, assign, compromise or settle any claim, litigation, investigation or proceeding (for the avoidance of doubt, including with respect to matters in which Semrush or any of its subsidiaries is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of any claim, litigation or proceeding that is not brought by governmental entities and that satisfies each of the following: (a) is for an amount not to exceed, for any such compromise or settlement individually, $500,000, or in the aggregate, $1,000,000, (b) does not impose any injunctive relief on Semrush or its subsidiaries and does not involve the admission of wrongdoing by Semrush, any of its subsidiaries or any of their respective officers or directors or otherwise establish an adverse precedent with respect to any potential future litigation or disputes that would be material to Semrush and (c) does not provide for the license of, or covenant not to sue or similar grant of rights with respect to, any material Semrush intellectual property or the termination, or material modification or amendment, of Semrush’s or any of its subsidiaries’ rights in intellectual property material to Semrush or its subsidiaries;
•make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or applicable law;
•amend or modify in any material respect any privacy statement of Semrush or any of its subsidiaries except in the ordinary course of business consistent with past practice;

•(a) make, change or revoke any material tax election, (b) adopt or change any annual tax accounting period or material tax accounting method, (c) amend any material tax return, (d) settle or compromise any material liability for taxes or any tax audit, claim or other proceeding relating to a material amount of taxes, (e) enter into any “closing agreement” within the meaning of Section 7121 of the Internal Revenue Code of 1986, as amended (referred to as the “Code”) (or any similar provision of state, local or non-U.S. law), (f) surrender any right to claim a material refund of taxes, (g) request, negotiate or consent to any ruling related to taxes from any governmental entity or (h) agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes (other than any such extensions or waivers automatically granted);
•redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any indebtedness or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for the incurrence and repayment of any indebtedness solely among Semrush and its wholly owned subsidiaries or solely among such wholly owned subsidiaries;
•enter into any transactions or contracts with any affiliate or other person that would be required to be disclosed by Semrush under Item 404 of Regulation S-K of the Exchange Act;
•fail to use commercially reasonable efforts to maintain Semrush’s material insurance policies or comparable replacement policies with respect to the material assets, operations and activities of Semrush and its subsidiaries;
•(a) acquire any real property or enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), (b) materially modify or amend or exercise any right to renew any Semrush lease, or waive any material term or condition thereof or grant any material consents thereunder, (c) grant or otherwise knowingly create or consent to the creation of any material easement, covenant, restriction, assessment or charge affecting any real property leased by Semrush, or any interest therein or part thereof, or (d) make any material changes in the construction or condition of any such property, in each case of clauses (b) through (c) above, other than in the ordinary course of business consistent with past practice;
•other than the Special Meeting, convene any special meeting (or any adjournment or postponement thereof) of the holders of Semrush Common Stock;
•terminate, abandon, withdraw or modify or waive in any material respect any right under any material permit;
•adopt or otherwise implement any stockholder rights plan, “poison pill” or other comparable agreement;
•use or make available any high-risk AI systems or engage in activities that are “unacceptable” or “prohibited” as defined under the European Union Artificial Intelligence Act (or that are subject to a similar designation under applicable law in other jurisdictions);
•enter into any new line of business;
•subject to the terms of the Merger Agreement, take or cause to be taken any action that would reasonably be expected to materially delay, impede or prevent the consummation of the transactions contemplated by the Merger Agreement on or before the outside date;
•to the extent within Semrush’s or its subsidiaries’ control, take any action to cause, or that would result in, the conversion of Class B Common Stock into Class A Common Stock;
•transfer (including by way of assignment, exclusive license or sale) any Semrush intellectual property to or between any affiliates of Semrush (it being understood and agreed that the foregoing will not prohibit non-exclusive licenses of Semrush intellectual property to or between any subsidiaries of Semrush in the ordinary course of business consistent with past practice); or

•agree or authorize, in writing or otherwise, to take any of the foregoing actions.
Semrush Stockholders Meeting and Board Recommendation
The Merger Agreement requires Semrush to (i) as promptly as reasonably practicable after November 18, 2025 (the date of the Merger Agreement) and in consultation with Adobe, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Special Meeting assuming that, for such purposes only, the record date of the Special Meeting will be 20 business days after the date the broker search is conducted and (ii) duly call, give notice of, convene and hold a meeting of Semrush stockholders for the purpose of seeking Semrush Stockholder Approval as soon as reasonably practicable after November 18, 2025 (the date of the Merger Agreement) (but in no event later than 45 days following the date on which Semrush learns that this proxy statement will not be reviewed or that the SEC staff has no further comments thereon), and Semrush will submit such proposal to Semrush stockholders at the Special Meeting and will not submit any other proposal to Semrush stockholders in connection with the Special Meeting (other than an advisory vote regarding Merger-related compensation and a customary proposal regarding adjournment of the Special Meeting) without the prior written consent of Adobe. Semrush also agrees to provide Adobe with reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports as received by Semrush) and to give written notice (which may be given via email) to Adobe one day prior to, and on the date of, the Special Meeting, indicating whether, as of the date of such date, sufficient proxies representing the Semrush Stockholder Approval have been obtained.
Semrush is entitled to adjourn or postpone the Special Meeting without Adobe’s consent only (x) after consultation with Adobe, to the extent necessary to ensure that any supplement or amendment to this proxy statement by law is provided to Semrush stockholders within a reasonable amount of time in advance of the Special Meeting, or (y) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain Semrush Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the approval of the Merger Agreement Proposal, provided that any such adjournment or postponement pursuant to clause (y) will be for a period of no more than ten business days, Semrush will only be permitted to effect no more than two such adjournments or postponements, and no such postponement will be permitted if it would require a change to the Record Date. In addition, Adobe has the right to require Semrush to effect one adjournment or postponement for a period up to ten business days under the circumstances described in the foregoing clause (y) so long as no resulting change in the record date would be required.
No Shop; Restrictions on Solicitation of Acquisition Proposals
Under the terms of the Merger Agreement, subject to certain exceptions described below, Semrush has agreed that, from November 18, 2025 (the date of the Merger Agreement) until the earlier of the Effective Time or the date (if any) on which the Merger Agreement is validly terminated pursuant to the Merger Agreement, Semrush will not and will cause its subsidiaries, and its and their respective officers, directors and other representatives (including the Semrush Board of Directors and any committee thereof) not to, directly or indirectly:
(a)    solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined below);
(b)    participate in any negotiations regarding, or furnish to any person any information relating to Semrush or any of its subsidiaries in connection with, an actual or potential Acquisition Proposal;
(c)    adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal;
(d)    withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Adobe, the Semrush Board of Directors’ recommendation that Semrush stockholders approve the transactions, including the Merger, and adopt the Merger Agreement and approve the transactions contemplated thereby (referred to as the “Semrush Board of Directors Recommendation”), or resolve or agree to take any such action;

(e)    (I) if an Acquisition Proposal has been publicly disclosed, fail to publicly and without qualification recommend against any such Acquisition Proposal within ten business days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Adobe, such rejection of such Acquisition Proposal) and reaffirm the Semrush Board of Directors Recommendation within such ten-business day period (or, if earlier, by the second business day prior to the Special Meeting) or (II) fail to publicly and without qualification reaffirm the Semrush Board of Directors Recommendation within ten business days after any request by Adobe to do so (or, if earlier, by the second business day prior to the Special Meeting) it being understood and agreed that, without limiting clause (I) and other than requests for reaffirmation made by Adobe within five business days of the date that an Acquisition Proposal first becomes public, Adobe will be entitled to request a reaffirmation of the Semrush Board of Directors Recommendation no more than two times in total with respect to any Acquisition Proposal (provided that, for the avoidance of doubt, any material amendment, revision or change to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for the purposes of this section of the Merger Agreement);
(f)    fail to include the Semrush Board of Directors Recommendation in this proxy statement/;
(g)    approve, or authorize, or cause or permit Semrush or any of its subsidiaries to enter into, any Merger Agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any Acquisition Proposal (other than certain confidentiality agreements);
(h)    call or convene a meeting of Semrush stockholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the Merger Agreement; or
(i)    resolve, publicly propose or agree to do any of the foregoing.
We refer to each action set forth in clauses (c), (d), (e), (f), (g), (h) and (i) (to the extent clause (i) is related to the foregoing clauses (c), (d), (e), (f), (g) or (h)) above as a “Change of Recommendation.” Any material amendment, revision or change to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Semrush’s non-solicitation obligations under the Merger Agreement. For purposes of Semrush’s non-solicitation obligations under the Merger Agreement, the term “person” means any person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to Semrush, Adobe or any of Adobe’s subsidiaries or any of their representatives.
In addition, under the Merger Agreement, Semrush has agreed that:
•it will and will cause its subsidiaries, and its and their respective officers, directors and other representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons, or provision of any information to any persons, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•it will, promptly after November 18, 2025 (the date of the Merger Agreement) (and in any event within two business days), (i) request in writing that each person that previously executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or a potential Acquisition Proposal promptly destroy or return to Semrush all nonpublic information furnished by Semrush or any of its representatives to such person or any of its representatives in accordance with the terms of such confidentiality agreement; and (ii) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal by such person and its representatives.
Under the Merger Agreement, Semrush must enforce, and not waive, terminate or modify without Adobe’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement. Further, Semrush, its subsidiaries and its representatives are permitted to furnish nonpublic information to such person and engage in discussions or negotiations with such person with respect to the Acquisition Proposal, as long as:

•the Semrush board determines in good faith, after consulting with Semrush’s outside legal counsel and financial advisors, that such proposal constitutes, or would reasonably be expected to result in, a Superior Proposal;
•the Semrush board determines in good faith, after consulting with Semrush’s outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law; and
•(x) prior to providing any such information, the person making the Acquisition Proposal enters into a confidentiality agreement that contains terms that are no less favorable in the aggregate to Semrush than those contained in the confidentiality agreement between Adobe and Semrush (except that the confidentiality agreement is not required to include a “standstill” or similar provision) and that does not in any way restrict Semrush or its representatives from complying with its disclosure obligations under the Merger Agreement, and (y) Semrush also provides Adobe, prior to or substantially concurrently with the time such information is provided or made available to such person, any nonpublic information furnished to such other person that was not previously furnished to Adobe.
Under the Merger Agreement, Semrush will notify Adobe promptly (and in any event within 48 hours) of Semrush’s or any of Semrush’s affiliates’ or its or their respective representatives’ receipt of any Acquisition Proposal, any proposals or inquiries that would reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to Semrush or any of its subsidiaries by any person who has made or would reasonably be expected to make any Acquisition Proposal. The notice must include the identity of the person making the Acquisition Proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to any such inquiry or request, including unredacted copies of all written requests, proposals, correspondence or offers (including any proposed agreements received by Semrush or its representatives relating to such Acquisition Proposal) or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Semrush will keep Adobe reasonably informed on a prompt and timely basis of the status and material terms (including any amendments or proposed amendments to such material terms) of any such Acquisition Proposal or potential Acquisition Proposal, and keep Adobe reasonably informed on a prompt and timely basis as to the nature of any information requested of Semrush with respect thereto and promptly (and in any event within 48 hours), provide to Adobe copies of all proposals, offers and proposed agreements relating to an Acquisition Proposal received by Semrush or its representatives or, if such information or communication is not in writing, a reasonably detailed written description of the material contents thereof. Semrush also must promptly provide (and in any event within 48 hours) Adobe with any material nonpublic information concerning Semrush provided to any other person in connection with any Acquisition Proposal that was not previously provided to Adobe. Without limiting the foregoing, Semrush will promptly (and in any event within 48 hours after such determination) inform Adobe in writing if Semrush determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal to the extent otherwise permitted by the Merger Agreement. In addition, unless the Merger Agreement is validly terminated pursuant to its terms, Semrush will not take any action to exempt any person other than Adobe or Merger Sub from the restrictions on “business combinations” contained in any applicable takeover statute or the organizational documents of Semrush, or otherwise cause such restrictions not to apply. Semrush also agrees that it will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits Semrush from providing information to Adobe in accordance with, or otherwise complying with, the provisions of the Merger Agreement described in provisions of the Merger Agreement described in this section “—No Shop; Restrictions on Solicitation of Acquisition Proposals.”
An “Acquisition Proposal” for purposes of the Merger Agreement means any offer, proposal or indication of interest from any person or entity, other than a proposal or offer by Adobe or a subsidiary of Adobe, at any time relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) involving:
•any acquisition or purchase by any person, directly or indirectly, of more than 15% of any class of outstanding Semrush voting or equity securities (whether by voting power or number of shares);

•any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning more than 15% of any class of outstanding voting or equity securities of Semrush (whether by voting power or number of shares);
•any Merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Semrush and any other person pursuant to which Semrush stockholders immediately preceding such transaction hold less than 85% of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); or
•any sale, lease, exchange, transfer or other disposition to any person of more than 15% of the consolidated assets of Semrush and its subsidiaries (measured by fair market value).
A “Superior Proposal” for purposes of the Merger Agreement means a bona fide, written Acquisition Proposal by a third party which the Semrush Board of Directors determines in good faith after consultation with Semrush’s outside legal counsel and financial advisors contemplates a transaction that is reasonably capable of being consummated in accordance with its terms and is more favorable to Semrush stockholders from a financial point of view than the Merger, taking into account all relevant factors as the Semrush Board of Directors deems to be appropriate, including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing and/or regulatory approvals and likelihood of consummation) and the Merger Agreement (and, if applicable, any changes to the terms of the Merger Agreement proposed by Adobe in response to any Acquisition Proposal). When determining whether an offer constitutes a Superior Proposal, references in the definition of the term “Acquisition Proposal” to “15%” or “85%” will be replaced with references to “80%” and “20%,” respectively.
Change of Recommendation; Match Rights
Semrush Restrictions on Changes of Recommendation
Subject to certain exceptions described below, the Semrush Board of Directors may not effect a Change of Recommendation.
Permitted Changes of Recommendation in Connection with a Superior Proposal or Intervening Event
At any time prior to the Semrush Stockholder Approval being obtained:
•the Semrush Board of Directors may make a Change of Recommendation (but may not terminate the Merger Agreement) in response to an Intervening Event (as defined in the section entitled “The Merger Agreement—Change of Recommendation; Match Rights”) if the Semrush Board of Directors has determined in good faith after consultation with Semrush’s outside legal counsel and financial advisors that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law; or
•the Semrush Board of Directors may (A) make a Change of Recommendation in response to, or (B) cause Semrush to terminate the Merger Agreement in order to enter into a definitive agreement providing for, in each case of (A) and (B), an unsolicited Acquisition Proposal received after November 18, 2025 (the date of the Merger Agreement) that did not result from a breach of Semrush’s non-solicitation obligations and such Acquisition Proposal is not withdrawn (subject to payment by Semrush to Adobe of the termination fee described under the sections entitled “The Merger Agreement—Termination Fee”), provided that, in each of (A) and (B), the Semrush Board of Directors has determined in good faith after consultation with Semrush’s outside legal counsel and financial advisors that such Acquisition Proposal constitutes a Superior Proposal (as defined in the section entitled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals”), but only if the Semrush Board of Directors has determined in good faith, after consultation with Semrush’s outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law.

Prior to Semrush making a Change of Recommendation pursuant to the first bullet above, Semrush must provide Adobe with four business days’ prior written notice advising Adobe that the Semrush Board of Directors intends to effect a Change of Recommendation, specifying in reasonable detail the reasons for such Change of Recommendation, and during such four business day period, Semrush must cause its representatives (including its executive officers) to negotiate in good faith (to the extent Adobe desires to negotiate) any proposal by Adobe to amend the Merger Agreement in a manner that would obviate the need to effect a Change of Recommendation, and at the end of the four business day period, the Semrush Board of Directors must make the determination required under the first bullet above (after in good faith taking into account any amendments to the Merger Agreement proposed by Adobe in writing that, if accepted by Semrush, would be binding on Adobe). Prior to Semrush making a Change of Recommendation or terminating the Merger Agreement pursuant to the second bullet above, Semrush must provide Adobe with four business days’ prior written notice advising Adobe that the Semrush Board of Directors intends to take such action, specifying the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and during such four business day period, Semrush must cause its representatives (including its executive officers) to negotiate in good faith (to the extent Adobe desires to negotiate) any proposal by Adobe to amend the Merger Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal at the end of such four business day period, and at the end of the four business day period, the Semrush Board of Directors must make the determination required under the second bullet above (after in good faith taking into account any amendments to the Merger Agreement proposed by Adobe in writing that, if accepted by Semrush, would be binding on Adobe). With respect to any Change of Recommendation or termination of the Merger Agreement in response to a Superior Proposal, if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration proposed to be received by Semrush stockholders as a result of such Superior Proposal), Semrush must notify Adobe of each such amendment, revision or change, and the applicable four business day period will be extended until at least three business days after the time that Adobe receives notification of such revision, and the Semrush Board of Directors must not take any action with respect to a Change of Recommendation or termination of the Merger Agreement prior to the end of such period (as so extended in accordance with this sentence).
An “Intervening Event” for purposes of the Merger Agreement means any change, effect, development, circumstance, condition, state of facts, event or occurrence that is material to Semrush and its subsidiaries, taken as a whole, and was not known by or reasonably foreseeable to Semrush or the Semrush Board of Directors as of or prior to November 18, 2025 (the date of the Merger Agreement), except that in no event will the following events, changes or developments constitute an “Intervening Event”: (a) the receipt, existence or terms of an Acquisition Proposal or other business combination transaction proposal or any inquiry or communications relating thereto or any matter relating thereto or consequence thereof or (b) changes in the market price or trading volume of Class A Common Stock or any other securities of Semrush or any change in credit rating or the fact that Semrush meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account to the extent it would otherwise qualify under this definition).
Nothing in the Merger Agreement prohibits Semrush or the Semrush Board of Directors from (a) disclosing to Semrush stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (b) making any “stop, look and listen” communication to Semrush stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that, in each case, any such disclosure or communication will not be deemed to be a change of recommendation so long as such disclosure or communication (x) includes an express reaffirmation of the Semrush Board of Directors Recommendation and (y) does not include any statement that constitutes, and does not otherwise constitute, a change of recommendation under the Merger Agreement.
Efforts to Obtain Regulatory Clearances
The completion of the Merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated), including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the “HSR Act”). Subject to the terms and conditions of the Merger Agreement, each of Semrush and Adobe have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the

Merger Agreement, including the Merger, as soon as practicable, including using reasonable best efforts to prepare and file as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable certain specified regulatory approvals.
Each of Semrush and Adobe has agreed to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement as promptly as practicable, and in any event within 25 business days after the execution of the Merger Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to use reasonable best efforts to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable and (y) make all other regulatory filings in certain specified jurisdictions as promptly as reasonably practicable, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any applicable regulatory law.
None of Adobe, Merger Sub or any of their respective subsidiaries are required to, and Semrush may not and may not permit any subsidiary to, without the prior written consent of Adobe, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of any business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush, (B) in any manner conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush or (C) impose any restriction, requirement or limitation on the operation of the business or portion of the business of Adobe, Merger Sub, Semrush or any subsidiary of Adobe or Semrush, if any such action would reasonably be expected to impact Adobe, Semrush or any of their respective subsidiaries in a manner or amount that is material relative to Semrush and its subsidiaries, taken as a whole (subject to certain limitations); provided that if requested by Adobe, Semrush or its subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on Semrush or its subsidiaries in the event the Merger closes.
For more information about regulatory clearance relating to the Merger, see the sections titled “The Merger (Proposal 1)—Regulatory Clearances and Approvals Required for the Merger” and “—Conditions to the Merger.”
Although the parties expect that the required regulatory clearance will be obtained, the parties cannot assure you that regulatory clearance will be timely obtained or obtained at all or that the granting of regulatory clearance will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. Any such additional conditions could result in the conditions to the Merger not being satisfied.
Employee Matters
For 12 months following the Effective Time, Adobe will, or cause its subsidiaries, to provide to each Semrush employee whose employment continues as of such time (each referred to as a “continuing employee”) (i) a base salary or wage rate, as applicable, no less favorable than that in effect for such continuing employee immediately prior to Closing, (ii) target incentive cash compensation opportunities that are no less favorable than those provided to such continuing employees immediately prior to Closing and (iii) long-term incentive opportunities and employee benefits (excluding defined benefit pension, retiree medical or welfare benefits, change in control or retention arrangements, and severance benefits) that are, in the aggregate, in Adobe’s discretion, either (A) no less favorable to such continuing employee than those in effect for such continuing employee immediately prior to the Closing or (B) no less favorable than those in effect for similarly situated employees of Adobe and its subsidiaries.

Directors’ and Officers’ Indemnification and Insurance
Under the Merger Agreement, for a period of six years from and after the Effective Time, Adobe must cause the Surviving Corporation to indemnify and hold harmless all past and present directors and officers of Semrush and its subsidiaries against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to such party to the fullest extent permitted by applicable law and Semrush’s governing documents; provided that such person agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, non-appealable judgment that such person is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the Merger and the transactions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time, in connection with such persons serving as an officer, director, employee or other fiduciary of Semrush or any of its subsidiaries or of any other person if such service was at the request or for the benefit of Semrush or any of its subsidiaries, to the fullest extent permitted by applicable law and Semrush’s governing documents or the organizational documents of the applicable Semrush subsidiary (as applicable) or any indemnification agreements with such persons in existence as of November 18, 2025 (such date being the date of the Merger Agreement).
In addition, for a period of six years following the Effective Time, Adobe is required to maintain in effect provisions in the organizational documents and any indemnification agreement of Semrush and its subsidiaries regarding elimination of liability, indemnification of directors, officers and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions that were in existence as of the date of the Merger Agreement.
From and after the Effective Time, Adobe is required to cause the Surviving Corporation and its subsidiaries to, honor and comply with their respective obligations under any indemnification agreement with any director or officer of Semrush and its subsidiaries, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any rights of such persons.
At or prior to the Effective Time, Semrush will purchase a six-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Semrush and its subsidiaries with respect to matters arising at or prior to the Effective Time. Semrush must not commit or spend on such “tail” policy, in the aggregate, more than 300% of the last aggregate annual premium paid by it prior to the November 18, 2025 (the date of the Merger Agreement) for its current policies of directors’ and officers’ liability insurance and fiduciary liability insurance, and if the cost of such “tail” policy would otherwise exceed such amount, Semrush is permitted to purchase only as much coverage as reasonably practicable for such amount.
Other Covenants
The Merger Agreement contains additional covenants and agreements relating to, among other things:
•access, confidentiality and notice of certain events;
•consultation and consent rights regarding any press releases or other public statements with respect to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement;
•eliminating any applicability of takeover laws;
•Adobe’s obligation to cause Merger Sub to perform its obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;
•certain additional employee and employee benefit matters;
•matters relating to Rule 16b-3 pursuant to the Exchange Act;
•notice, cooperation and coordination relating to transaction-related litigation, if any;

•the delisting from NYSE of Semrush shares and deregistration under the Exchange Act;
•resignation of Semrush directors; and
•certain matters specified on Semrush’s confidential disclosure letter delivered to Adobe in connection with the execution of the Merger Agreement.
Conditions to the Merger
The respective obligations of Adobe, Merger Sub and Semrush to effect the Merger will be subject to the satisfaction of each of the following conditions, any and all of which may be waived in whole or in part by Adobe, Merger Sub and Semrush, as the case may be, to the extent permitted by applicable law:
•Semrush Stockholder Approval: Semrush must have obtained the Semrush Stockholder Approval;
•Regulatory Approvals: (i) The expiration or termination of any waiting period (or extensions thereof) under the HSR Act relating to the transactions contemplated by the Merger Agreement and any commitments not to close the Merger before a certain date under a timing agreement entered into with any governmental entity and (ii) the approval, expiration, termination or receipt of, as applicable, all applicable filing, registrations, waiting periods (or extensions thereof) and approvals under the antitrust and foreign investment laws of certain specified jurisdictions (referred to as the “Regulatory Approvals Condition”); and
•No Legal Prohibition: No governmental entity of competent jurisdiction has (i) enacted, issued or promulgated any law that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the Effective Time, which, in each case, has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger (referred to as the “No Legal Prohibition Condition”).
The obligations of Adobe and Merger Sub to consummate the Merger will be further subject to the satisfaction on or prior to the closing date of each of the following additional conditions, any and all of which may be waived in whole or in part by Adobe and Merger Sub, as the case may be, to the extent permitted by applicable law:
•Accuracy of Representations and Warranties: The representations and warranties of Semrush in the Merger Agreement (without giving effect to any qualification as to materiality or material adverse effect) being true and correct as of November 18, 2025 (the date of the Merger Agreement) and as of the closing as though made as of the closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where any failures of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect) have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Semrush (with such term as described under the section entitled “—Material Adverse Effect”), except that (1) certain representations and warranties related to its qualification, organization and subsidiaries, authority to enter into the Merger Agreement, the opinion of Semrush’s financial advisor, state takeover statutes and anti-takeover laws and finders’ and brokers’ fees must be true and correct in all material respects, if not qualified by materiality or material adverse effect, and in all respects, if qualified by materiality or material adverse effect; (2) certain representations and warranties related to its capitalization must be true and correct in all respects, except for any de minimis inaccuracies; and (3) Semrush’s representation and warranty with respect to absence of certain changes or events, must be true and correct in all respects, in each case, as of November 18, 2025 (the date of the Merger Agreement), and as of the closing as though made as of the closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date);
•Compliance with Covenants: Performance and compliance in all material respects by Semrush with the obligations, covenants and agreements required to be performed and complied with by it under the Merger Agreement at or prior to the closing;

•No Material Adverse Effect: There not having occurred any material adverse effect (with such term as described under the section entitled “—Material Adverse Effect”) with respect to Semrush on or after November 18, 2025 (the date of the Merger Agreement) and that is continuing; and
•Officer Certificate: The receipt by Adobe of a certificate, dated as of the closing date, signed by the chief executive officer or chief financial officer of Semrush, certifying that the conditions set forth in the three bullet points immediately above have been satisfied.
The obligations of Semrush to consummate the Merger will be further subject to the satisfaction on or prior to the closing date of each of the following conditions, any and all of which may be waived in whole or in part by Semrush to the extent permitted by applicable law:
•Accuracy of Representations and Warranties: The representations and warranties of Adobe and Merger Sub in the Merger Agreement (without giving effect to any qualification as to materiality) being true and correct as of November 18, 2025 (the date of the Merger Agreement) and as of the closing as though made as of the closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where any failures of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality) would not reasonably be expected to have a material adverse effect on the ability of Adobe or Merger Sub to consummate the transactions contemplated by the Merger Agreement, including the Merger;
•Compliance with Covenants: Performance and compliance in all material respects by Adobe and Merger Sub with the obligations, covenants and agreements required to be performed and complied with by it under the Merger Agreement at or prior to the closing; and
•Officer Certificate: The receipt by Semrush of a certificate, dated as of the closing date, signed by the chief executive officer or chief financial officer of Adobe certifying that the conditions set forth in the two bullet points immediately above have been satisfied.
Termination of the Merger Agreement
Termination by Adobe or Semrush
The Merger Agreement may be terminated at any time before the closing by mutual written consent of Adobe and Semrush. The Merger Agreement may also be terminated at any time before the closing by either Adobe or Semrush, if:
•any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement;
•the closing has not occurred on or before August 18, 2026, subject to an automatic extension to November 18, 2026, if all of the conditions to closing, other than the Regulatory Approvals Condition and the No Legal Prohibition Condition (to the extent any such injunction or order is in respect of, or any such law is, the HSR Act or any other regulatory law) and those conditions that by their nature are to be satisfied at closing (but provided that such conditions are then capable of being satisfied if the closing were to take place on such date), have been satisfied or waived, provided that if all the conditions to closing are satisfied (or in the case of conditions that by their nature are to be satisfied on the closing date, are then capable of being satisfied as if the closing were to take place on such date) on a date that occurs on or prior to the Outside Date but the closing would thereafter occur pursuant to the Merger Agreement on a date (referred to as the “Specified Date”) that occurs after such Outside Date, then the Outside Date will automatically be extended to such Specified Date. This right to terminate the Merger Agreement will not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been a proximate cause of the failure of the transactions contemplated by the Merger Agreement to be consummated by the Outside Date, and such action or failure to act constitutes a material breach of the Merger Agreement; or

•if the Special Meeting, including any adjournment or postponement thereof, at which the Merger Agreement Proposal has been voted upon has concluded and the Semrush Stockholder Approval has not been obtained.
Termination by Semrush
The Merger Agreement may be terminated at any time before the closing by Semrush if:
•at any time prior to obtaining the Semrush Stockholder Approval, Semrush concurrently enters into a definitive agreement providing for a Superior Proposal in accordance with the Merger Agreement, as long as (1) Semrush has complied with its obligations as described under the sections entitled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” and “The Merger Agreement—Change of Recommendation; Match Rights” and (2) prior to or concurrently with (and as a condition to) such termination, Semrush pays to Adobe the $63,000,000 termination fee described below; or
•at any time before the closing, (1) (a) Adobe or Merger Sub has breached, failed to perform or violated their respective obligations, covenants or agreements under the Merger Agreement, or (b) any of the representations and warranties of Adobe or Merger Sub in the Merger Agreement have been breached or become inaccurate, in either case in a manner that if continuing on the closing date would give rise to a failure of a condition in the Merger Agreement related to the representations and warranties of Adobe and Merger Sub or the performance by Adobe and Merger Sub of their respective obligations prior to closing; (2) such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Adobe or Merger Sub, as applicable, before the earlier of (i) the business day immediately prior to the Outside Date and (ii) the 30th calendar day following receipt of written notice from Semrush of such breach, failure to perform, violation or inaccuracy; and (3) Semrush is not then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement, which breach would give rise to the failure of a condition in the Merger Agreement related to the representations and warranties of Semrush, the performance by Semrush of its obligations prior to closing, or the absence of a material adverse effect on Semrush (which we refer to as an “Adobe Breach Termination Event”).
Termination by Adobe
The Merger Agreement may be terminated by Adobe:
•at any time prior to obtaining the Semrush Stockholder Approval, if the Semrush Board of Directors (or a committee thereof) has effected a Change of Recommendation (whether or not in compliance with the Merger Agreement) or Semrush has materially breached its obligations described under the sections titled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” or “The Merger Agreement—Change of Recommendation; Match Rights”; or
•at any time before the closing, (1) (a) Semrush has breached, failed to perform or violated its obligations, covenants or agreements under the Merger Agreement, or (b) any of the representations and warranties of Semrush in the Merger Agreement have been breached or become inaccurate, in either case in a manner that if continuing on the closing date would give rise to the failure of a condition in the Merger Agreement related to the representations and warranties of Semrush, the performance by Semrush of its obligations prior to closing, or the absence of a Material Adverse Effect on Semrush; (2) such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured before the earlier of (i) the business day immediately prior to the Outside Date and (ii) the 30th calendar day following receipt of written notice from Adobe of such breach, failure to perform, violation or inaccuracy; and (3) neither Adobe nor Merger Sub is then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement, which breach would give rise to the failure of a condition in the Merger Agreement related to the representations and warranties of Adobe and Merger Sub or the performance by Adobe and Merger Sub of their respective obligations prior to closing (referred to as a “Semrush Breach Termination Event”).

Termination Fee
Semrush Termination Fee
The Merger Agreement provides that Semrush will pay or cause to be paid to Adobe a termination fee of $63,000,000 (referred to as the “Semrush Termination Fee”) if all of the following occurs:
(1)    Adobe or Semrush terminates the Merger Agreement as a result of (x) the closing having not occurred on or before the Outside Date or (y) the Semrush Stockholder Approval having not been obtained;
(2)    after November 18, 2025 (the date of the Merger Agreement) and prior to the date of such termination (or prior to the Special Meeting in the case of termination as a result of the Semrush Stockholder Approval having not been obtained), a bona fide Acquisition Proposal (with all references to “15%” and “85%” in the definition thereof deemed to be references to “50%”) has been publicly disclosed (whether by Semrush or a third party) or otherwise made known to the Semrush Board of Directors or management and in each case is not withdrawn (publicly, if publicly disclosed) at least three business days prior to the earlier of the date of the Special Meeting or the date of such termination; and
(3)    within 12 months of such termination, an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal (in each case, with all references to “15%” and “85%” in the definition thereof deemed to be references to “50%”) is entered into.
In addition, the Merger Agreement requires Semrush to pay or cause to be paid to Adobe the Semrush Termination Fee if any of the following occurs:
(1)    Adobe terminates the Merger Agreement because the Semrush Board of Directors has effected a Change of Recommendation or Semrush has materially breached its obligations described under the sections entitled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” or “The Merger Agreement—Change of Recommendation; Match Rights”;
(2)    Semrush terminates the Merger Agreement because the closing has not occurred on or before the Outside Date, at a time when Adobe would be permitted to terminate the Merger Agreement because the Semrush Board of Directors has effected a Change of Recommendation or Semrush has materially breached its obligations described under the sections entitled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” or “The Merger Agreement—Change of Recommendation; Match Rights”; or
(3)    Semrush terminates the Merger Agreement in order to enter into a definitive agreement providing for a Superior Proposal.
In no event will Semrush be required to pay the Semrush Termination Fee on more than one occasion.
Effect of Termination
In the event of the valid termination of the Merger Agreement as provided for therein, the Merger Agreement will become null and void (except that provisions relating to the effect of termination, payment of the Semrush Termination Fee and certain other miscellaneous provisions, together with the confidentiality agreement between Semrush and Adobe, will survive any such termination), and there will be no liability on the part of any of the parties; provided that no party will be relieved of liability for fraud or willful breach of the Merger Agreement prior to such termination (which liability is expressly acknowledged as not being limited to reimbursement of expenses or out-of-pocket costs and may include damages based on loss of the economic benefits of the transactions contemplated by the Merger Agreement, which may include loss of premium to which the holders of Semrush Common Stock and holders of Semrush equity awards would have been entitled under the Merger Agreement). For purposes of the Merger Agreement, “willful breach” means an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of the Merger Agreement, and “fraud” means common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.

Enforcements and Remedies
Specific Performance, Remedies
Under the Merger Agreement, the parties have agreed that each party will be entitled to:
•an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the Merger Agreement by any other party;
•a decree or order of specific performance specifically enforcing the terms and provisions of the Merger Agreement; and
•any further equitable relief, in each case, in accordance with the Merger Agreement and in addition to any other remedy to which a party is entitled to under the terms of the Merger Agreement at law or in equity.
In addition, each of Semrush, Adobe and Merger Sub have agreed that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Adobe and Merger Sub in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the Merger Agreement. Furthermore, if Semrush fails to pay the Termination Fee in a timely manner, then (i) Semrush will reimburse Adobe for all reasonable and documented out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, including in connection with any related claims, actions or proceedings commenced and (ii) Semrush will pay to Adobe interest on the amounts payable as a Termination Fee from and including the date such amounts were due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made plus five percent (5%) or a lesser rate that is the maximum then-permitted by applicable law.
The parties have agreed that, except the right to seek monetary damages for fraud (solely as it relates to the representations and warranties set forth in the Merger Agreement) or for willful breach occurring prior to the valid termination of the Merger Agreement, and without limiting Adobe’s or Merger Sub’s right to specific performance, (a) the Termination Fee (and any other amounts expressly contemplated by the Merger Agreement, if any) will be the sole and exclusive monetary remedy available to Adobe and Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby in any circumstance in which the Termination Fee becomes due and payable and is paid by Semrush in accordance with the Merger Agreement, and (b) upon Adobe’s receipt of the full Termination Fee (and any other amounts contemplated by the Merger Agreement), none of Semrush, and of its subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby, except for fraud or willful breach.
No Recourse
The Merger Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to the Merger Agreement, or the negotiation, execution or performance of the Merger Agreement may only be made against the entities that are expressly identified as parties thereto and no former, current or future holders of any equity, controlling persons, directors, officers, agents and attorneys, affiliates (other than Adobe as an affiliate of Merger Sub or Merger Sub as an affiliate of Adobe), representatives, members, managers, general or limited partners, stockholders or assignees of Semrush, Adobe or Merger Sub will have any liability for any obligations or liabilities of the parties to the Merger Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by the Merger Agreement or in respect of any oral representations made or alleged to be made in connection therewith, except that this will not limit claims for fraud.

Expenses
Except as otherwise expressly provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses.
Governing Law
The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other state.
Amendments, Extensions and Waivers
Amendments
The Merger Agreement may be amended, modified and supplemented by written agreement of each of the parties at any time.
Extensions and Waivers
Under the Merger Agreement, at any time prior to the Effective Time, to the extent legally allowed and except as otherwise set forth in the Merger Agreement, any party may:
•extend the time for the performance of any of the obligations or other acts of the other parties;
•waive any inaccuracies in the representations and warranties made by the other parties; and
•waive compliance by the other parties with any of the agreements or conditions of the Merger Agreement for the benefit of such party.

THE VOTING AND SUPPORT AGREEMENTS
The following describes the material provisions of the Voting and Support Agreements, the form of which is attached as Annex B to this proxy statement and is incorporated by reference herein. The summary of the material provisions of the Voting and Support Agreements below and elsewhere in this proxy statement is qualified in its entirety by reference to the text of the form of Voting and Support Agreement. This summary does not purport to be complete and may not contain all of the information about the Voting and Support Agreements that is important to you. Semrush encourages you to read carefully the form of Voting and Support Agreement in its entirety before making any decisions regarding the Merger.
In connection with the execution and delivery of the Merger Agreement, and as an inducement for Adobe and Merger Sub to enter into the Merger Agreement, Oleg Shchegolev and certain entities and trusts affiliated with Mr. Shchegolev, Dmitry Melnikov and certain entities and trusts affiliated with Mr. Melnikov, William R. Wagner and Greycroft Growth II, L.P. have each entered into Voting and Support Agreements with Adobe. Based on information provided by the Support Stockholders, the Support Stockholders beneficially owned, in the aggregate, as of the date of the Voting and Support Agreements, 64,817,860 shares of Class A Common Stock and 19,470,410 shares of Class B Common Stock, collectively representing approximately 75% of the voting power of Semrush Common Stock as of such date. The Support Stockholders have agreed, among other things, on the terms and subject to the conditions set forth in the Voting and Support Agreements, to (a) vote their shares of Semrush Common Stock in favor of the adoption of the Merger Agreement at the Special Meeting, (b) not transfer their shares of Semrush Common Stock, subject to certain limited exceptions, and (c) comply with the non-solicitation obligations set forth in the Voting and Support Agreements. The Voting and Support Agreements will terminate automatically upon (i) the valid termination of the Merger Agreement for any reason in accordance with its terms, (ii) the Effective Time or (iii) any amendment to the Merger Agreement that is effected without the Support Stockholders’ prior written consent and that (x) reduces the Merger Consideration being offered to the Support Stockholders under the Merger Agreement or (y) otherwise amends the Merger Agreement in a manner adverse in any material respect to the Support Stockholders.

APPRAISAL RIGHTS OF SEMRUSH STOCKHOLDERS
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of Semrush Common Stock will be entitled to appraisal rights in connection with the Merger under Section 262. Failure to strictly comply with the procedures specified in Section 262 in a timely and proper manner will result in the loss of your appraisal rights under the DGCL.
The following discussion is not intended to be a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Throughout this summary of appraisal rights, we refer to both record holders of Semrush Common Stock and beneficial owners of Semrush Common Stock collectively as “stockholders.” The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. If you hold your shares of Semrush Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or such other nominee.
Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously hold such shares of Semrush Common Stock through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of Semrush Common Stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the “fair value” of the shares of Semrush Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of Semrush Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.
Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Semrush’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder who wishes to exercise appraisal rights or who wishes to preserve such stockholder’s right to do so should review the text of Section 262 carefully and in its entirety. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration (subject to applicable tax withholding) if our stockholders approve the Merger Agreement Proposal and the Merger is subsequently consummated. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Semrush Common Stock in connection with the Merger, Semrush believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Semrush Common Stock must do ALL of the following:
•the stockholder must not vote in favor of the Merger Agreement Proposal;
•the stockholder must deliver to Semrush a written demand for appraisal before the vote on the Merger Agreement Proposal at the Special Meeting;

•the stockholder must continuously hold the shares of Semrush Common Stock from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares of Semrush Common Stock before the Effective Time); and
•the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Semrush Common Stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file such a petition and neither Semrush, as the predecessor of the Surviving Corporation, nor Adobe has any intention of doing so.
Filing Written Demand
Any stockholder wishing to exercise appraisal rights must deliver to Semrush, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the Merger Agreement Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of Semrush Common Stock, and that stockholder must not vote or submit a proxy in favor of the Merger Agreement Proposal. A holder of shares of Semrush Common Stock exercising appraisal rights must hold the shares on the date the written demand for appraisal is made and must continue to hold the shares of record, or beneficially own the shares, of Semrush Common Stock through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Agreement Proposal or abstain from voting on the Merger Agreement Proposal. Neither voting against the Merger Agreement Proposal nor abstaining from voting or failing to vote on the Merger Agreement Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the approval of the Merger Agreement. A proxy or vote against the Merger Agreement Proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting will constitute a waiver of appraisal rights.
Demand for Appraisal by a Holder of Record
A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of Semrush Common Stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of Semrush Common Stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of Semrush Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of Semrush Common Stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Semrush Common Stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Semrush Common Stock as to which appraisal is sought. Where no number of shares of Semrush Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Semrush Common Stock held in the name of the holder of record.
Demand for Appraisal by a Beneficial Owner
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Semrush Common Stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (1) such beneficial owner continuously owns such shares of Semrush Common Stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 and (2) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of Semrush Common Stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Semrush under Section 262.
BENEFICIAL OWNERS WHO HOLD THEIR SHARES OF SEMRUSH COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF SEMRUSH COMMON STOCK.
Additional Instructions; Conditions
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Semrush Holdings, Inc.
Attention: Investor Relations
800 Boylston Street, Suite 2475
Boston, MA 02199
Any stockholder may withdraw his, her or its demand for appraisal and accept the Merger Consideration by delivering to Semrush a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.
Semrush Common Stock is currently listed on a national securities exchange, and, assuming such shares of Semrush Common Stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares of Semrush Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Semrush Common Stock eligible for appraisal or (2) the value of the aggregate Merger Consideration in respect of such total number of shares of Semrush Common Stock exceeds $1,000,000.
Notice by the Surviving Corporation
If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Semrush Common Stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Semrush Common Stock. Accordingly, any stockholders who desire to have their shares of Semrush Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Semrush Common Stock within the time and in the manner prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, or a beneficial owner of shares of Semrush Common Stock held in either a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Semrush Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which Semrush has received demands for appraisal, and the aggregate number of stockholders of such shares of Semrush Common Stock. The Surviving Corporation must provide this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Semrush Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements.
If a petition for an appraisal is duly filed by a stockholder and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Semrush Common Stock and with whom agreements as to the value of their shares of Semrush Common Stock have not been reached (which we refer to as the “Chancery List”). After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of Semrush Common Stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal.
Determination of Fair Value
After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of Semrush Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of Semrush Common Stock as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid by the Surviving Corporation as part of the pre-judgment payment to the person.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of Semrush Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Semrush Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Semrush believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Semrush nor Adobe anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Semrush and Adobe reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Semrush Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Semrush Common Stock entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of Semrush Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such stockholder’s right to appraisal, the stockholder’s shares of Semrush Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.
From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Semrush Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the stockholder’s shares of Semrush Common Stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL 2)
Overview
Semrush is providing its stockholders with the opportunity to cast a vote, on an advisory (non-binding) basis, to approve the compensation payments that may be paid or become payable by Semrush to its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the transactions contemplated by the Merger Agreement, as disclosed in the section titled “The Merger (Proposal 1)—Interests of Semrush’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Semrush’s Named Executive Officers in Connection with the Merger,” including the table titled “Golden Parachute Compensation” and the accompanying footnotes, and the related narrative disclosure (referred to as the “golden parachute” compensation), as required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder.
Through this proposal, Semrush is asking its stockholders to indicate their approval, on an advisory (non-binding) basis, of the compensation that Semrush named executive officers will or may be eligible to receive in connection with the Merger as described in the sections of this proxy statement referred to above.
You should carefully review the golden parachute compensation information disclosed in the sections of this proxy statement referred to above. The Semrush Board of Directors unanimously recommends that Semrush stockholders approve the following resolution:
“RESOLVED, that the stockholders of Semrush approve, solely on an advisory, non-binding basis, the compensation that may be paid or become payable to Semrush named executive officers in connection with the pending Merger transaction, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement mailed to stockholders in connection with such Merger titled “The Merger (Proposal 1)—Interests of Semrush’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Semrush’s Named Executive Officers in Connection with the Merger,” including the table titled “Golden Parachute Compensation” and the accompanying footnotes, and the related narrative disclosure.”
Vote Required for Approval
The vote on the Merger-Related Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal and the Adjournment Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and/or the Adjournment Proposal and vote not to approve the Merger-Related Compensation Proposal and vice versa. The approval of the Merger-Related Compensation Proposal by holders of Semrush Common Stock is not a condition to the completion of the Merger. Because the vote on the Merger-Related Compensation Proposal is advisory only, it will not be binding on either Semrush or Adobe. Accordingly, if the Merger Agreement Proposal is approved and the Merger is completed, the Merger-Related Compensation will be paid to Semrush named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of Semrush Common Stock fail to approve the advisory vote regarding the Merger-Related Compensation Proposal.
The Merger-Related Compensation Proposal requires the affirmative vote of holders of at least a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting. Abstentions, failures to vote and broker non-votes will have no effect on the vote for the Merger-Related Compensation Proposal.
Recommendation of the Semrush Board of Directors
THE SEMRUSH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SEMRUSH STOCKHOLDERS VOTE “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL.

VOTE ON ADJOURNMENT (PROPOSAL 3)
Overview
Semrush stockholders are being asked to approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting.
If, at the Special Meeting, the number of shares of Semrush Common Stock present or represented and voting in favor of the Merger Agreement Proposal is insufficient to approve the Merger Agreement Proposal, Semrush intends to move to adjourn or postpone the Special Meeting in order to enable the Semrush Board of Directors to solicit additional proxies for approval of the Merger Agreement Proposal. In that event, Semrush will ask holders of Semrush Common Stock to vote on the Adjournment Proposal, but not the Merger Agreement Proposal or the Merger-Related Compensation Proposal.
In this proposal, Semrush is asking holders of Semrush Common Stock to authorize the holder of any proxy solicited by the Semrush Board of Directors on a discretionary basis to vote in favor of adjourning the Special Meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of Semrush Common Stock who have previously voted. Pursuant to the DGCL, the Special Meeting may be adjourned without new notice being given, so long as the new date, time and place of the reconvened Special Meeting are announced at the Special Meeting at which the adjournment is taken, and any business may be transacted at the reconvened Special Meeting that might have been transacted at the original Special Meeting. Pursuant to the DGCL, if, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. The approval of the Adjournment Proposal by holders of Semrush Common Stock is not a condition to the completion of the Merger.
Vote Required for Approval
The Adjournment Proposal requires the affirmative vote of holders of at least a majority of the votes cast (in person (virtually) or by proxy) at the Special Meeting, if there is a quorum present, or the affirmative vote (in person (virtually) or by proxy) of the holders of a majority of the voting power Semrush Common Stock present (in person (virtually) or by proxy) at the Special Meeting and entitled to vote thereon, if a quorum is not present. Each share of Semrush Common Stock outstanding on the Record Date of the Special Meeting is entitled to vote on this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal; abstentions will have no effect on the vote for this proposal if there is a quorum present, and will have the same effect as a vote cast “AGAINST” the approval of this proposal if there is no quorum present.
Recommendation of the Semrush Board of Directors
THE SEMRUSH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SEMRUSH STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
To Semrush’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Class A Common Stock and Class B Common Stock as of the close of business on December 15, 2025 (known as the “beneficial ownership date”), unless otherwise noted, for (a) each person who is known by Semrush to own beneficially more than 5% of the shares of Class A Common Stock and Class B Common Stock, (b) each of Semrush’s current and incumbent directors, (c) each of Semrush’s executive officers identified as “Named Executive Officers” in the table below, and (d) all of Semrush’s directors and executive officers as a group.
The percentages of voting shares provided in the table are based on 128,907,211 shares of Class A Common Stock and 21,019,818 shares of Class B Common Stock issued and outstanding as of the beneficial ownership date. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Semrush Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the beneficial ownership date, if any, are deemed outstanding, as are shares of Semrush Common Stock subject to unvested restricted stock units and unvested restricted stock scheduled to vest within 60 days of the beneficial ownership date, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Semrush Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
Except as otherwise noted below, the address for persons listed in the table is c/o Semrush Holdings, Inc. at 800 Boylston Street, Suite 2475, Boston, MA 02199.

	Shares Beneficially Owned
	Class A		Class B
Name	Shares (#)	(%)	Shares (#)	(%)	Total Voting (%)†
5% Stockholders:
Entities affiliated with Siguler Guff & Company, LP(1)	16,256,100	12.6	—	*	4.8
Entities affiliated with Greycroft Growth II, L.P.(2)	8,983,900	7.0	—	*	2.6
Named Executive Officers and Directors:
Oleg Shchegolev(3)	37,539,589	29.0	12,082,415	57.5	46.6
Dmitry Melnikov(4)	18,973,839	14.7	7,387,995	35.1	27.4
Eugene Levin(5)	714,251	*	1,149,408	5.5	3.6
Mark Vranesh(6)	98,731	*	170,700	*	*
Vitalii Obishchenko(7)	985,654	*	60,000	*	*
Trynka Shineman Blake(8)	50,431	*	60,000	*	*
Brian Mulroy(9)	466,864	*	—	*	*
William Wagner(10)	239,511	*	—	*	*
Andrew Warden(11)	221,006	*	—	*	*
Steven Aldrich(12)	38,921	*	—	*	*
Anna Baird(13)	26,556	*	—	*	*
Dylan Pearce(14)	7,520	*	—	*	*
Caroline Tsay(15)	—	*	—	*	*
All executive officers and directors as a group (13 persons)(16)	59,362,873	45.3	20,910,518	98.1	78.0

*     Represents less than one percent (1%).
†    Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(1)    The shares consist of (i) 8,983,521 shares of Class A common stock held by RPM Capital Partners, LLC, a private limited liability company by shares incorporated in Cyprus, whose sole investment is the holding of shares in the Company, the entire issued capital of which is held by entities affiliated with Siguler Guff & Company, LP, and (ii) 7,272,579 shares of Class A common stock held by Siguler Guff Advisors, LLC, a Delaware limited partnership (“SGNJ”). The directors of SEMR Holdings Limited are Joshua Posner, A.T.S. Directors Ltd., and A.T.S. Managers Ltd. The directors of A.T.S. Directors Ltd are Eftychia Spyrou and Stefani Orfanidou, and the directors of A.T.S. Managers Ltd are Nina Iosif and Artemis Orfanidou Kleanthous. Accordingly, Joshua Posner, Eftychia Spyrou, and Stefani Orfanidou on behalf of A.T.S. Directors Limited, Nina Iosif and Artemis Orfanidou Kleanthous on behalf of A.T.S. Managers Limited may be deemed to hold voting and dispositive power over the shares held by SEMR Holdings Limited. The general partner of SGNJ is Siguler Guff NJDM GP, LLC (“SG NJDM GP”). The general partner of SGEM is Siguler Guff EMOF GP, LLC (“SG EMOF GP” and, together with SG NJDM GP, the “SG GP Entities”). The SG GP Entities are each wholly owned by Siguler Guff Capital, LP. The directors of Siguler Guff Capital, LP are George Siguler, Andrew Guff and Kenneth Burns. Accordingly, George Siguler, Andrew Guff and Kenneth Burns may be deemed to hold voting and dispositive power over the shares held by the SG Funds. The registered address of SEMR Holdings Limited is 2-4 Arch. Makarios III Avenue, 9th Floor, Capital Centre, Nicosia, P.C. 1065, Cyprus. The registered address of the SG Funds is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.
(2)    Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on November 14, 2024 by Greycroft Growth II, L.P. (“GCG II”) and Greycroft Growth II, LLC (“GCG II GP”). The shares consist of 8,983,900 shares of Class A common stock held by GCG II. GCG II GP is the general partner of GCG II. Voting and dispositive decisions with respect to the shares held by GCG II are collectively made by Dana Settle, Ian Sigalow, and Mark Terbeek, as directors of GCG II GP. The address of each of GCG II, GCG II GP, Dana Settle, Ian Sigalow, and Mark Terbeek is 292 Madison Ave., Fl. 8, New York, NY 10017.
(3)    Consists of (i) 7,097,436 shares of Class A common stock, 564,793 shares of Class A common stock subject to outstanding options that are exercisable or will become exercisable within 60 days of December 15, 2025, and 2,000,000 shares of Class B common stock, in each case that are held by Mr. Shchegolev individually, (ii) 3,138,040 shares of Class A common stock held by Shchegolev Holdings, LLC (the “Shchegolev LLC”), (iii) 26,739,320 shares of Class A common stock and 10,082,415 shares of Class B common stock held by The Oleg Shchegolev Irrevocable Non-Exempt Trust of 2020 (the “Shchegolev Non-Exempt Trust”). Michael A. Bass is the sole Manager, and the Oleg Shchegolev Irrevocable GST Trust of 2020 (the “GST Trust”, the Shchegolev LLC and the Shchegolev Non Exempt Trust, the “Shchegolev Trusts”) is the sole Member, of the Shchegolev LLC. IQ EQ Trust Company LLC is the trustee of the GST Trust. The Shchegolev Trusts are established for the benefit of certain members of Mr. Shchegolev’s family. Mr. Shchegolev may be deemed to have beneficial ownership of the shares held by the Shchegolev Trusts.
(4)    Consists of (i) 1,256,155 shares of Class A common stock, 113,909 shares of Class A common stock subject to outstanding options that are exercisable or will become exercisable within 60 days of December 15, 2025, and 3,920 shares of Class A common stock subject to outstanding RSUs that will vest within 60 days of December 15, 2025, in each case that are held by Mr. Melnikov individually, (ii) 5,924,595 shares of Class A common stock held by Min Choron LLC (the “Melnikov LLC”), (iii) 8,683,659 shares of Class A common stock and 7,387,995 shares of Class B common stock held by The Melnikov Family GRAT Remainder Trust (the “Melnikov Remainder Trust”), (iv) 914,033 shares of Class A common stock held by The Dmitry Melnikov Grantor Retained Annuity Trust – Three (the “Melnikov GRAT Three”), (v) 734,437 shares of Class A common stock held by The Dmitry Melnikov Grantor Retained Annuity Trust – Four (the “Melnikov GRAT Four”) and (vi) 1,343,131 shares of Class A common stock held by the Dmitry Melnikov Grantor Retained Annuity Trust – Five (the "Melnikov GRAT Five"). Dmitry Kunitsa is the sole Manager, and The Melnikov Family Dynasty Trust (the “Dynasty Trust”, and together with the Melnikov GRAT Three, the Melnikov GRAT Four, the Melnikov GRAT Five, the Melnikov LLC and the Melnikov Remainder Trust, collectively the “Melnikov Trusts”) is the sole Member, of the Melnikov LLC. IQ EQ Trust Company, US, LLC is the current trustee of the Dynasty Trust and the other Melnikov Trusts.
(5)    Consists of (i) 488,335 shares of Class A common stock, (ii) 225,916 shares of Class A common stock subject to outstanding options that are exercisable or will become exercisable within 60 days of December 15, 2025, and (iii) 1,149,408 shares of Class B common stock held by Mr. Levin.
(6)    Consists of (i) 98,731 shares of Class A common stock held by Mr. Vranesh, and (ii) 170,700 shares of Class B common stock subject to outstanding options held by Mr. Vranesh that are exercisable or will become exercisable within 60 days of December 15, 2025.
(7)    Consists of (i) 680,874 shares of Class A common stock, (ii) 304,780 shares of Class A common stock subject to outstanding options that are exercisable or will become exercisable within 60 days of December 15, 2025, and (iii) 60,000 shares of Class B common stock subject to outstanding options that are exercisable or will become exercisable within 60 days of December 15, 2025, each held by Mr. Obishchenko.

(8)    Consists of (i) 50,431 shares of Class A common stock held by Ms. Shineman Blake and (ii) 60,000 shares of Class B common stock subject to outstanding options held by Ms. Shineman Blake that are exercisable or will become exercisable within 60 days of December 15, 2025.
(9)    Consists of (i) 310,497 shares of Class A common stock and (ii) 156,367 shares of Class A common stock subject to outstanding options that are exercisable or will become exercisable within 60 days of December 15, 2025, each held by Mr. Mulroy.
(10)    Consists of 239,511 shares of Class A common stock held by Mr. Wagner.
(11)    Consists of (i) 41,249 shares of class A common stock and (ii) 179,757 shares of Class A common stock subject to outstanding options that are exercisable or will become exercisable within 60 days of December 15, 2025, each held by Mr. Warden.
(12)    Consists of (i) 38,921 shares of Class A common stock held by Mr. Aldrich.
(13)    Consists of (i) 26,556 shares of Class A common stock held by Ms. Baird.
(14)    Consists of 7,520 shares of Class A common stock held by Mr. Pearce.
(15) Ms. Tsay does not beneficially own any shares of Semrush Common Stock or any shares of Semrush Common Stock subject to options or RSUs that will vest or become exercisable within 60 days of December 15, 2025.
(16)    Consists of 57,813,431 shares of Class A common stock, 20,619,818 shares of Class B common stock, and 1,545,522 shares of Class A common stock subject to options and 3,920 shares of Class A common stock subject to RSUs that will vest or become exercisable within 60 days of December 15, 2025 and 290,700 shares of Class B common stock subject to options that will become exercisable within 60 days of December 15, 2025 beneficially owned by directors, nominees, and current executive officers.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following discussion sets forth the material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (as defined below) of Class A Common Stock whose shares of Class A Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion does not address any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. In addition, it does not address any alternative minimum tax consequences of the Merger, the potential application of the Medicare contribution tax on net investment income or any considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion is based upon the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement. These laws may change, possibly retroactively, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only consequences to those holders that hold their shares of Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or that may be applicable to holders that are subject to special treatment under the U.S. federal income tax laws, such as:
•financial institutions;
•tax-exempt organizations or accounts;
•S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);
•insurance companies;
•mutual funds;
•dealers or brokers in stocks and securities, or currencies;
•traders in securities that elect mark-to-market method of tax accounting with respect to their Class A Common Stock;
•holders of Class A Common Stock or Semrush equity awards that received Class A Common Stock or Semrush equity awards through a tax-qualified retirement plan or otherwise as compensation;
•U.S. Holders that have a functional currency other than the U.S. dollar;
•holders of Class A Common Stock that hold Class A Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•holders who actually or constructively own (or during the 5-year period ending on the date of the Merger own) more than 5% of the Class A Common Stock;
•persons subject to special tax accounting rules (including rules requiring recognition of gross income based on a taxpayer’s applicable financial statement); or
•United States expatriates.
The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes and that holds Class A Common Stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Class A Common Stock should consult their own tax advisors.
We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (referred to as the “IRS”) as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations applicable to the Merger, or any related transactions. If the tax consequences described below are successfully challenged, the tax consequences applicable to the Merger may differ from the tax consequences described below.
Holders should consult with their own tax advisors as to the tax consequences of the Merger in light of their particular circumstances, including the applicability and effect of any alternative minimum tax and any U.S. state or local, non-U.S. or other tax laws and of changes in those laws.
U.S. Holders
For purposes of this proxy statement, the term “U.S. Holder” means a beneficial owner of Class A Common Stock that is (or is treated as), for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•A trust (a) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more "United States persons" (within the meaning of the Code) or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or
•An estate the income of which is subject to U.S. federal income taxation regardless of its source.
For purposes of this proxy statement, the term "Non-U.S. Holder" means a beneficial owner of Class A Common Stock that is neither a U.S. Holder nor a partnership.
In general, a U.S. Holder receiving cash in exchange for Class A Common Stock pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes on the exchange in an amount equal to the difference, if any, between (a) the amount of cash received and (b) the U.S. Holder’s adjusted tax basis in the Class A Common Stock surrendered in the exchange. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Class A Common Stock.
Gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Class A Common Stock is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are currently subject to U.S. federal income tax at preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
If a U.S. Holder acquired different blocks of Class A Common Stock at different times or at different prices, any gain or loss and the holding period with respect to the Class A Common Stock exchanged must be determined separately with respect to each block of Class A Common Stock that is exchanged.
Non-U.S. Holders
The receipt of cash by a Non-U.S. Holder in exchange for shares of Class A Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•The gain, if any, on such shares is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States); or
•The Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Class A Common Stock pursuant to the Merger and certain other conditions are met.

Gain described in the first bullet point immediately above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. Holder, subject to an applicable income tax treaty providing otherwise. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. Non-U.S. Holders described in the second bullet point immediately above will be subject to tax on any gain realized on the exchange at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder.
Information Reporting and Backup Withholding
Payments of cash to a holder in the Merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%), unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules (generally, by furnishing a properly completed and executed IRS Form W-9 or applicable IRS Form W-8 to the applicable withholding agent). Certain holders (such as corporations) are exempt from information reporting and backup withholding.
Non-U.S. Holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding. Non-U.S. Holders should consult their own tax advisors regarding compliance with such requirements and procedures.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
This discussion of material U.S. federal income tax consequences is not tax advice. Holders of Class A Common Stock should consult their tax advisors with respect to the particular tax consequences to them of the Merger, including the applicability and effect of any federal estate or gift tax rules, alternative minimum tax and any U.S. state or local, non-U.S. or other tax laws and of changes in those laws.

FUTURE SEMRUSH STOCKHOLDER PROPOSALS
If the Merger is completed prior to Semrush’s 2026 annual meeting of stockholders, Semrush will not hold such meeting. If the Merger is not completed by such time, you will continue to be entitled to attend and participate in Semrush annual meetings of stockholders, and Semrush will hold a 2026 annual meeting of stockholders, in which case Semrush will provide notice of or otherwise publicly disclose the date on which such 2026 annual meeting will be held. Semrush will hold an annual meeting in 2026 only if the Merger has not already been completed. If the 2026 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2026 annual meeting of Semrush stockholders in accordance with Rule 14a-8 under the Exchange Act and Semrush’s bylaws, as described below.
Under Rule 14a-8, a stockholder who intends to present a proposal at our annual meeting in 2026, if held, and who wishes the proposal to be included in our proxy statement for that meeting must have submitted the proposal in writing to Semrush Holdings, Inc., 800 Boylston Street, Suite 2475, Boston, MA 02199, Attention: Secretary, prior to December 18, 2025. However, if the date of the 2026 annual meeting is changed by more than 30 days from the anniversary of the 2025 annual meeting (which occurred on June 5, 2025), notice must be so delivered a reasonable time before we begin to mail this proxy statement. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.
Any stockholder who wishes to bring a proposal or nominate a person for election to the Semrush Board of Directors at the 2026 annual meeting without inclusion of the proposal in our proxy statement for that meeting must provide written notice of the proposal or nomination to the attention of Semrush’s Secretary, on or after February 5, 2026, and no later than March 7, 2026, provided that if the date of the 2026 annual meeting is advanced more than 30 days or delayed by more than 60 days from the anniversary of the 2025 annual meeting (which occurred on June 5, 2025), notice will be timely if it is received by Semrush’s Secretary not later than the close of business on the later of the 90th day prior to the scheduled date of the 2026 annual meeting or the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made. In addition to satisfying the foregoing requirements under Semrush bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Semrush nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026, provided that if the date of the 2026 annual meeting has changed by more than 30 days from the prior year, then notice must be provided by the later of the 60th day prior to the date of the 2026 annual meeting or the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made. Stockholder proposals should be addressed to: Semrush Holdings, Inc., 800 Boylston Street, Suite 2475, Boston, MA 02199, Attention: Secretary.
Stockholders are also advised to review Semrush’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the bylaw provisions discussed above may be obtained from the Governance subsection of the Investor Relations page of Semrush’s website at https://investors.semrush.com/overview/default.aspx. Semrush’s bylaws are also on file with the SEC and are available through its website at sec.gov.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to Semrush stockholders residing at the same address, unless such Semrush stockholders have notified Semrush of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Two or more stockholders sharing an address can request delivery of a single copy of Semrush’s annual disclosure documents and this proxy statement if they are receiving multiple copies by sending a written request to Semrush Holdings, Inc. 800 Boylston Street, Suite 2475, Boston, MA 02199, Attention: Investor Relations or emailing proxyproposals@semrush.com In the same way, two or more stockholders sharing an address and receiving only a single copy of Semrush annual disclosure documents and this proxy statement can request to each receive a separate copy of the disclosure documents. Semrush will promptly comply with any such request. If a broker or other nominee holds your shares, please contact your broker or nominee to make such a request. Please be sure to include your name, the name of your brokerage firm and your account number.

WHERE YOU CAN FIND MORE INFORMATION
Semrush is subject to the reporting requirements of the Exchange Act. Accordingly, Semrush files annual, quarterly and current reports, proxy statements and other information with the SEC. Semrush’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. Semrush also makes available free of charge on the Investor Relations section of its website its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Semrush’s internet website address is www.semrush.com. The information located on, hyperlinked or otherwise connected to Semrush’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows Semrush to “incorporate by reference” the information Semrush files with the SEC into this proxy statement, which means that Semrush can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that Semrush files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

Semrush SEC Filings (File No. 001-40276)	Period or File Date
Annual Report on Form 10-K	Year ended December 31, 2024, filed on March 3, 2025
Quarterly Report on Form 10-Q	Quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed on May 8, 2025, August 7, 2025, and November 10, 2025, respectively
Current Reports on Forms 8-K and 8-K/A
Current Reports on Form 8-K and 8-K/A, filed on February 26, 2025, May 5, 2025, June 11, 2025, August 4, 2025 (Film No. 251180872), August 4, 2025 (Film No. 251180898), November 19, 2025 and November 26, 2025

Proxy Statement on Schedule 14A	Filed on April 17, 2025

In addition, Semrush incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special Meeting; provided, however, that Semrush is not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above. You can also obtain any of these documents free of charge by sending a written request to Semrush Holdings, Inc. 800 Boylston Street, Suite 2475, Boston, MA 02199, Attention: Investor Relations or emailing proxyproposals@semrush.com.
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH

INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [ ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS
Semrush has supplied all of the information in this proxy statement relating to Semrush. Adobe has supplied all of the information relating to Adobe and Merger Sub contained in this proxy statement. You should rely only on the information contained or incorporated by reference into this proxy statement. We can assure the accuracy of only the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A Merger Agreement

AGREEMENT AND PLAN OF MERGER
by and among
ADOBE INC.
FENWAY MERGER SUB, INC.
and
SEMRUSH HOLDINGS, INC.
dated as of
November 18, 2025

TABLE OF CONTENTS

Section 9.11. Assignment	A-60
Section 9.12. Enforcement; Remedies	A-60
Section 9.13. No Recourse	A-60

Annex A    Certain Definitions
Annex B    Form of Voting Agreement
Annex C     Form of Certificate of Incorporation
Annex D    Form of Bylaws

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 18, 2025, is by and among Adobe Inc., a Delaware corporation (“Parent”), Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and Semrush Holdings, Inc., a Delaware corporation (the “Company”). All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Annex A, unless the context clearly provides otherwise. Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”
RECITALS
WHEREAS, it is proposed that Merger Sub shall merge with and into the Company, with the Company surviving the merger as a wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which each share of Class A common stock, par value $0.00001 per share, of the Company (“Class A Common Stock”) and each share of Class B common stock, par value $0.00001 per share, of the Company (“Class B Common Stock,” and, together with the Class A Common Stock, the “Company Common Stock”), in each case, issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, Converted Shares and Cancelled Shares, will be converted into the right to receive the Merger Consideration;
WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has, by unanimous vote of all directors present, (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger (the “Transactions”), are fair to, and in the best interests of, the Company and its stockholders (the “Company Stockholders”), (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the Company Stockholders approve the Transactions, including the Merger, and adopt this Agreement (the “Company Board Recommendation”);
WHEREAS, the board of directors of each of Parent and Merger Sub, and the sole stockholder of Merger Sub, have, by unanimous vote of all directors present, approved this Agreement and determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Parent and Merger Sub and their respective stockholder(s);
WHEREAS, as a condition to Parent, the Company and Merger Sub entering into this Agreement, and incurring the obligations set forth herein, and as an inducement and in consideration for Parent, the Company and Merger Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain Company Stockholders (the “Support Stockholders”) have entered into a voting and support agreement in the form attached as Annex B hereto, pursuant to which, among other things, each such Support Stockholder has agreed to vote (or cause to be voted) all of such Support Stockholders’ shares of Company Common Stock in accordance with the terms of such voting and support agreement (the “Voting Agreements”); and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Article ITHE MERGER
Section 1.1.The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will become a wholly owned Subsidiary of Parent and will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2.Effect of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

Section 1.3.The Closing. The closing of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of documents and signatures at 6:00 a.m., Pacific Time, on the fifth (5th) Business Day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in Article VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), unless another date, place or time is agreed to in writing by the Company and Parent. The date on which the Closing takes place is referred to as the “Closing Date.”
Section 1.4.Effective Time. Subject to the provisions of this Agreement, on the Closing Date, a certificate of merger satisfying the applicable requirements of the DGCL, in form and substance reasonably satisfactory to Parent and the Company (the “Certificate of Merger”), shall be duly executed by the Company and filed with the Secretary of State of the State of Delaware, and the Parties shall make any other filings, recordings or publications required to be made under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or, if otherwise agreed to by the Company and Parent, at such later time as may be specified in the Certificate of Merger (the effective time of the Merger being referred to as the “Effective Time”).
Section 1.5.Governing Documents. Unless otherwise determined by Parent prior to the Effective Time, and by virtue of the Merger and pursuant to the Certificate of Merger, at the Effective Time, the certificate of incorporation and the bylaws of the Company shall be amended in their entireties to read as the certificate of incorporation and bylaws, respectively, of Merger Sub, in the forms attached as Annex C and Annex D hereto, respectively, and as in effect immediately prior to the Effective Time, and as so amended shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law; provided that the name of the Surviving Corporation shall be “Semrush Holdings, Inc.”.

Section 1.6.Officers and Directors. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation from and after the Effective Time and the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation from and after the Effective Time.

Article IITREATMENT OF SECURITIES
Section 2.1.Treatment of Capital Stock.

(a)The Merger. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:
(i)Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, Cancelled Shares or Converted Shares) shall be converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”). From and after the Effective Time, all shares of Company Common Stock (other than any Dissenting Shares, Cancelled Shares and Converted Shares) shall cease to be issued and outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a valid certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) or evidenced by way of book-entry in the register of stockholders of the Company immediately prior to the Effective Time (each, a “Book-Entry Share”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration upon the surrender of such shares of Company Common Stock in accordance with Section 2.2.
(ii)Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or is owned by Parent or Merger Sub shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor (collectively, the “Cancelled Shares”). Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held by any wholly owned Subsidiary of the Company or Parent (other than Merger Sub) shall be converted into such number of shares of common stock of the Surviving Corporation such that the ownership percentage of each such Subsidiary in the Surviving Corporation shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time (“Converted Shares”).
(iii)Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) validly issued, fully paid and nonassessable common share, par value $0.00001 per share, of the Surviving Corporation.
(b)Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders that have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect any available right of appraisal under applicable Law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of Company Common Stock held by such stockholder shall not be deemed Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been converted into the Merger Consideration at the Effective Time in accordance with Section 2.1(a). The Company shall give Parent (i) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by the Company and (ii) the opportunity and right to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, (A) make any payment with respect to any such demand, (B) offer to settle or settle any such demand or (C) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

Section 2.2.Payment for Securities; Surrender of Certificates.

(a)Payment Fund. At or prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the paying agent in connection with the Merger (the “Paying Agent”). The Paying Agent shall also act as the agent for the Company Stockholders for the purpose of receiving and holding their Certificates and BookEntry Shares and shall obtain no rights or interests in the shares represented thereby. On or prior to the Closing Date, Parent shall initiate, or cause to be initiated, a wire transfer to the Paying Agent of cash in immediately available funds in an amount sufficient to pay the aggregate Merger Consideration in accordance with Section 2.1(a) (such cash amount, the “Exchange Fund”), in each case, for the sole benefit of the holders of Company Common Stock. In the event the Exchange Fund shall be insufficient to pay the aggregate Merger Consideration in accordance with Section 2.1(a), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. Parent shall cause the Paying Agent to make, and the Paying Agent shall make, delivery of the aggregate Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Fund shall be invested by the Paying Agent as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or BookEntry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to Parent.
(b)Procedures for Surrender.
(i)Company Common Stock Certificates. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate and whose shares of Company Common Stock were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify and shall be reasonably satisfactory to the Company and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) in exchange for payment of the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.1. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration pursuant to the provisions of this Article II for each share of Company Common Stock formerly represented by such Certificate, and the Certificate (or affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not required to be paid.

(ii)Book-Entry Shares. Any holder of any BookEntry Shares whose shares of Company Common Stock were converted pursuant to Section 2.1 into the right to receive the Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall direct the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (and in any event within one (1) Business Day following the Effective Time) the Merger Consideration pursuant to the provisions of this Article II for each share of Company Common Stock formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall be forthwith cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that the Paying Agent shall transmit to DTC or its nominee on the Closing Date or as promptly as practicable thereafter an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Dissenting Shares, Converted Shares and Cancelled Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (B) the Merger Consideration.
(iii)No Interest. No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.2(e)) or in respect of any Book-Entry Share.
(c)Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Stock on the records of the Company. Until surrendered as contemplated by this Section 2.2, each Certificate and BookEntry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II. If, after the Effective Time, Certificates or BookEntry Shares are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d)Termination of Exchange Fund; No Liability. At any time following the first (1st) anniversary of the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, to holders of Certificates or BookEntry Shares, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates (or affidavit of loss in lieu thereof in accordance with Section 2.2(e)) or BookEntry Shares and compliance with the procedures in Section 2.2(b), without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate or BookEntry Share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e)Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent, an indemnity bond, the Merger Consideration payable in respect thereof pursuant to Section 2.1.
Section 2.3.Treatment of Company Equity Awards.

(a)At the Effective Time, each Company Option that, as of immediately prior to the Effective Time, is outstanding and unexercised shall, by virtue of the Merger and without further action on the part of the holder thereof, be treated as follows:

(i)If such Company Option is vested or is held by (A) a nonemployee member of the Company Board of Directors, (B) a contractor of the Company or any Company Subsidiary or (C) a service provider of the Company or any Company Subsidiary described on Section 2.3(a)(i) of the Company Disclosure Letter (each individual covered by the foregoing clauses (A) through (C), a “Specified Individual”), then such Company Option shall be cancelled and the holder thereof shall be entitled to receive a cash payment, payable within thirty (30) days following the Effective Time, without interest and less applicable Tax withholding, equal to (x) the excess, if any, of (1) the Merger Consideration over (2) the exercise price payable per share of Company Common Stock under such Company Option, multiplied by (y) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time.
(ii)If such Company Option is not covered by Section 2.3(a)(i), then such Company Option shall, by virtue of the Merger and without further action on the part of the holder thereof, cease to represent a right to acquire shares of Company Common Stock and shall be assumed and converted into a restricted stock unit award with respect to a number of shares of Parent Common Stock (each, an “Adjusted RSU Award”) equal to the quotient, rounded down to the nearest whole number of shares of Parent Common Stock, obtained by dividing (A) the product of (x) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option, multiplied by (y) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, by (B) the Parent Trading Price. Each Adjusted RSU Award will have a vesting schedule that is no less favorable to the holder than the vesting schedule that applied to the corresponding Company Option immediately prior to the Effective Time.
(iii)For the avoidance of doubt, if such Company Option has a per share exercise price that is equal to or greater than the Merger Consideration, such Company Option shall be cancelled with no consideration payable in respect thereof.
(b)At the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of the holder thereof, be treated as follows:
(i)If such Company RSU Award is held by a Specified Individual, then such Company RSU Award shall be cancelled and the holder thereof shall be entitled to receive a cash payment, payable within thirty (30) days following the Effective Time, without interest and less applicable Tax withholding, equal to (A) the Merger Consideration, multiplied by (B) the total number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time.
(ii)If such Company RSU Award is not covered by Section 2.3(b)(i), then such Company RSU Award shall be assumed and converted into an Adjusted RSU Award with respect to a number of shares of Parent Common Stock equal to the product obtained by multiplying (A) the total number of shares of Company Common Stock subject to the Company RSU Award immediately prior to the Effective Time by (B) the Equity Award Conversion Ratio, with any fractional shares rounded down to the nearest whole number of shares. Each Adjusted RSU Award will have a vesting schedule that is no less favorable to the holder than the vesting schedule that applied to the corresponding Company RSU Award immediately prior to the Effective Time.
(c)At the Effective Time, each Company PSU Award that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of the holder thereof, be treated as follows:
(i) If such Company PSU Award becomes vested at the Effective Time in accordance with the terms of the applicable award agreement, then such Company PSU Award shall be cancelled and the holder thereof shall be entitled to receive a cash payment, payable within thirty (30) days following the Effective Time, without interest and less applicable Tax withholding, equal to (A) the Merger Consideration, multiplied by (B) the number of earned shares of Company Common Stock subject to such Company PSU Award immediately prior to the Effective Time (with achievement of applicable performance metrics determined based on actual performance in accordance with the terms of the applicable award agreement). The portion of each such Company PSU Award that does not become vested at the Effective Time in accordance with the terms of the applicable award agreement will be forfeited at the Effective Time for no consideration.
(ii)If such Company PSU Award is not covered by Section 2.3(c)(i), then such Company PSU Award shall be assumed and converted into an Adjusted RSU Award with respect to a number of shares of Parent Common Stock equal to the product of (i) the total number of shares of Company Common Stock underlying such Company PSU Award as of immediately prior to the Effective Time, with such number determined by the Company in good faith by deeming the applicable performance goal to be achieved based on actual performance through the latest practicable date prior to the Closing Date, multiplied by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded down to the nearest whole number of shares. Each Adjusted RSU Award will have a time-based vesting schedule that is no less favorable to the holder than the time-based vesting schedule that applied to the corresponding Company PSU Award immediately prior to the Effective Time.
(d)At the Effective Time, the Company Restricted Share Award, if outstanding as of immediately prior to the Effective Time, shall, by virtue of the Merger and without further action on the part of the holder thereof, be assumed and converted into a restricted share award of Parent (an “Adjusted Restricted Share Award”) with respect to a number of shares of Parent Common Stock equal to the product obtained by multiplying (A) the total number of shares of Company Common Stock subject to the Company Restricted Share Award immediately prior to the Effective Time by (B) the Equity Award Conversion Ratio, with any fractional shares rounded down to the nearest whole number of shares. The Adjusted Restricted Share Award will have a vesting schedule that is no less favorable to the holder than the vesting schedule that applied to the Company Restricted Share Award immediately prior to the Effective Time.
(e)As soon as practicable following the date hereof, the Company shall take all actions with respect to the Company ESPP that are necessary or appropriate to provide that: (i) subject to the consummation of the Merger, the Company ESPP shall terminate effective immediately prior to the Effective Time; and (ii) the Company ESPP shall remain suspended and no new offering or purchase period shall be commenced under the Company ESPP after the date hereof and prior to the termination of this Agreement.
(f)Prior to the Effective Time, the Company shall pass such resolutions and take such other actions as are necessary or appropriate so as to cause the treatment of the Company Equity Awards and the Company ESPP as contemplated by this Section 2.3.
(g)Parent shall file or have on file with the SEC, at or as soon as reasonably practicable after the Effective Time, a registration statement on Form S-8 (or any successor form), to the extent such form is available, relating to the shares of Parent Common Stock issuable with respect to the Adjusted RSU Awards.
Section 2.4.Withholding. Each of the Company, Parent, Merger Sub, the Surviving Corporation the Paying Agent and any other Person that has any withholding obligation with respect to any payment made pursuant to this Agreement shall be entitled to deduct and withhold, or cause to be deducted or withheld, from amounts otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code, or any other applicable state, local or non-U.S. Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Section 2.5.Adjustment to Merger Consideration. The Merger Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar extraordinary change with respect to the number of shares of Company Common Stock outstanding after the date hereof and prior to the Effective Time. Nothing in this Section 2.5 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement or to modify or limit the effect of any breach of this Agreement by the Company or the remedies available to Parent or Merger Sub under this Agreement in respect of such breach or any failure of a condition set forth in Article VII.

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (x) any Company SEC Documents filed or furnished by the Company with the SEC since January 1, 2023, and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature) or (y) the applicable section of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, be a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article III for which it is reasonably apparent on its face that such information is relevant to such other section), the Company represents and warrants to Parent and Merger Sub as set forth below.
Section 3.1.Qualification, Organization, Subsidiaries, etc.
(a)The Company is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, each Company Subsidiary is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and the Company Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has filed with the SEC, prior to the date hereof, a complete and accurate copy of the Company Governing Documents as amended to the date hereof. The Company Governing Documents are in full force and effect and the Company is not in violation of the Company Governing Documents. The Company has made available to Parent prior to the date hereof complete and accurate copies of the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each of the Company Subsidiaries, each as currently in effect. No such Company Subsidiary is in material violation thereof.
(b)All the issued and outstanding shares of capital stock of, or other equity or voting interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens or Liens arising under any applicable securities Law. Section 3.1(b) of the Company Disclosure Letter sets forth an accurate and complete list of each Company Subsidiary and each Person in which the Company or any Company Subsidiary owns an equity or other economic interest, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary or such other Person, (ii) the type and percentage of interests held, directly or indirectly, by the Company in each Company Subsidiary or in each such other Person, (iii) in the case of a Company Subsidiary, the names and the type of and percentage of interests held by any Person other than the Company or a Company Subsidiary in such Company Subsidiary and (iv) the classification for U.S. federal income Tax purposes of each Company Subsidiary.
Section 3.2.Capitalization.

(a)The authorized capital stock of the Company consists of 1,000,000,000 shares of Class A Common Stock, 160,000,000 shares of Class B Common Stock and 100,000,000 shares of preferred stock, par value $0.00001 per share (“Company Preferred Stock”). As of November 14, 2025 (the “Company Capitalization Date”), (i) (A) 128,226,377 shares of Class A Common Stock were issued and outstanding and 21,019,818 shares of Class B Common Stock were issued and outstanding, (B) no shares of Class A Common Stock and no shares of Class B Common Stock were held in the Company’s treasury, (C) no shares of Class A Common Stock and no shares of Class B Common Stock were held by the Company Subsidiaries, (D) Company Options covering 3,532,870 shares of Class A Common Stock were outstanding, with a weighted average exercise price per share of $10.83, (E) Company Options covering 1,206,710 shares of Class B Common Stock were outstanding, with a weighted average exercise price per share of $1.82, (F) Company RSU Awards covering 7,121,976 shares of Class A Common Stock were outstanding; and (G) Company PSU Awards covering 3,295,707 shares of Class A Common Stock (assuming achievement of the applicable performance goals at the target level) or 6,366,417 shares of Class A Common Stock (assuming achievement of the applicable performance goals at the maximum level) were outstanding; (ii) 13,923,986 shares of Class A Common Stock and no shares of Class B Common Stock remained available for issuance pursuant to the Company Equity Plans; (iii) 2,897,032 shares of Class A Common Stock remained available for issuance pursuant to the Company ESPP; and (iv) no shares of Company Preferred Stock were issued or outstanding. All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as described above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The Company has sufficient authorized and unissued shares of Class A Common Stock to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock. No Company Subsidiary owns any Company capital stock.
(b)Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list, as of the Company Capitalization Date, of (i) each Company Equity Award, (ii) the name or employee ID of the Company Equity Award holder, (iii) the number of shares of Company Common Stock underlying each Company Equity Award, (iv) the date on which the Company Equity Award was granted, (v) the Company Equity Plan under which the Company Equity Award was granted, (vi) the vesting schedule with respect to the Company Equity Award, including any right of acceleration of such vesting schedule, (vii) the exercise price of each Company Equity Award, if applicable, and (viii) the expiration date of each Company Equity Award, if applicable.
(c)Except as set forth in Section 3.2(a) and Section 3.2(b), and other than the shares of Company Common Stock that have become outstanding after the Company Capitalization Date that were reserved for issuance as set forth in Section 3.2(a)(ii) and issued in accordance with the terms of the applicable Company Equity Plan and Company Equity Award, in each case as of the date hereof: (i) the Company does not have any shares of capital stock, restricted stock or other equity or voting interests issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which the Company or any Company Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary to (A) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity or voting interests of the Company or any Company Subsidiary or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment, (C) redeem or otherwise acquire any such shares of capital stock or other equity or voting interests or (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned or in any other Person. There are no outstanding obligations of the Company or any Company Subsidiary (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (4) requiring the registration for sale of or (5) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity or voting interests of the Company or any Company Subsidiary.
(d)Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter.
(e)There are no voting trusts or other agreements, commitments or understandings to which the Company or any Company Subsidiary (or to the Company’s Knowledge, a Company Stockholder) is a party with respect to the voting of the capital stock or other equity or voting interests of the Company or any Company Subsidiary.
Section 3.3.Corporate Authority.

(a)The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of the Company’s obligations under this Agreement, and the consummation of the Transactions have been duly and validly authorized by the Company Board of Directors and no other corporate proceedings (pursuant to the Company Governing Documents or otherwise) on the part of the Company are necessary to authorize the performance of the Company’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, the receipt of the Company Stockholder Approval and for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.
(b)The affirmative vote (in person or by proxy) of the holders of a majority of the voting power of the outstanding Company Common Stock entitled to vote thereon voting as a single class (the “Company Stockholder Approval”) to approve the Merger and adopt this Agreement is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement and to consummate the Transactions, including the Merger.
(c)On or prior to the date hereof, the Company Board of Directors has, by unanimous vote of all directors present, (i) (A) determined that the terms of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders, (B) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement, (C) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein, and (D) resolved to recommend that the Company Stockholders approve the Transactions, including the Merger, and adopt this Agreement; and (ii) determined that (A) the Transactions, including the Merger, constitute a Change of Control Transaction (as defined in the Company Charter) and (B) the entry into and execution of the Voting Agreements by the Support Stockholders, Parent and the other parties thereto does not constitute a Transfer (as defined in the Company Charter) by any Company Stockholder of any Class B Common Stock. None of the foregoing actions by the Company Board of Directors has been rescinded or modified in any way (unless a Change of Recommendation has been effected after the date hereof in accordance with the terms of Section 5.2).
(d)This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”).
Section 3.4.Governmental Consents; No Violation.

(a)Other than in connection with or in compliance with (i) the DGCL, (ii) the filing of the Proxy Statement with the SEC and any amendments or supplements thereto and the mailing of the Proxy Statement, (iii) the Securities Act, the Exchange Act and any other state or federal securities laws, (iv) the HSR Act and any other requisite clearances or approvals under any other applicable requirements of other Regulatory Laws of the jurisdictions set forth on Section 7.1(b) of the Company Disclosure Letter and (v) any applicable requirements of the NYSE or Nasdaq, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by the Company of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)The execution and delivery by the Company of this Agreement do not, and, subject to the receipt of the Company Stockholder Approval and except as described in Section 3.4(a), the consummation of the Transactions and performance and compliance with the provisions hereof will not (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon the Company or any Company Subsidiary or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any Company Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Company Governing Documents or the organizational or governing documents of any Company Subsidiary or (iii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.5.SEC Reports and Financial Statements.

(a)Since January 1, 2023, the Company has timely filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, schedules, documents and reports, the “Company SEC Documents”). As of their respective filing dates or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of the NYSE, and none of the Company SEC Documents contained (or, with respect to the Company SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to the Company SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since January 1, 2023, neither the Company nor any Company Subsidiary has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the SEC or other Governmental Entity that such Company SEC

Documents (including the financial statements included therein) are being reviewed or investigated, and, to the Company’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein). No Company Subsidiary is required to file any forms, reports or other documents with the SEC.
(b)The consolidated financial statements (including all related notes and schedules) of the Company included or incorporated by reference in the Company SEC Documents when filed or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes).
(c)The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(d)Neither the Company nor any Company Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the Exchange Act), in any such case, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.
Section 3.6.Internal Controls and Procedures. The Company has established and maintains, and at all times since January 1, 2023, has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2023, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (the material circumstances of which disclosure (if any) and significant facts learned during the preparation of such disclosure have been made available to Parent prior to the date hereof) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting and (iii) any written claim or allegation regarding clause (i) or (ii). Since January 1, 2023, neither the Company nor any Company Subsidiary has received any material, unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls.

Section 3.7.No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in the Company’s consolidated balance sheet (or the notes thereto) as of June 30, 2025, included in the Company SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business consistent with past practice since June 30, 2025 (other than any liability for any material breaches of Contracts), (c) as expressly required or expressly contemplated by, this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8.Absence of Certain Changes or Events.
(a)Since December 31, 2024 through the date hereof, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)Since December 31, 2024 through the date hereof, (i) except to the extent it relates to the events giving rise to and the discussion and negotiation of this Agreement and the Transactions, the businesses of the Company and the Company Subsidiaries have been conducted in all material respects in the ordinary course of business and (ii) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of Parent under, clause (i), (ii), (iii), (iv), (vii), (ix), (xii), (xiii), (xiv), (xvi), (xvii), (xxiv), (xxv), (xxvii), (xxviii) or, solely with respect to any of the foregoing clauses, (xxix) of Section 5.1.
Section 3.9.Compliance with Law; Permits.

(a)The Company and each Company Subsidiary are and have been since January 1, 2022 in compliance with, and not in default under or in violation of, any Laws (including Environmental Laws and employee benefits and labor Laws) applicable to the Company or such Company Subsidiary or any of their respective properties or assets, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)The Company and the Company Subsidiaries are and have been since January 1, 2022 in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Entity or pursuant to any applicable Law necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company

Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit and none of the Company or any Company Subsidiary has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit.
(c)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2020, none of the Company or any Company Subsidiary, in connection with the business of the Company or any Company Subsidiary, or, to the Company’s Knowledge, any other third party (including the Company’s or the Company Subsidiaries’ respective Representatives) acting on behalf of the Company or any Company Subsidiary, has directly or indirectly (i) taken any action in violation of any applicable Anti-Corruption Law, (ii) offered, promised, provided, or authorized the offer, promise or provision of, (or made attempts at doing any of the foregoing) any payment or thing of value to any Person, including a “foreign official” (as defined by the FCPA), for the purpose of influencing any act or decision of such Person to unlawfully obtain or retain business or other advantage or (iii) taken any other action that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any Representative of another Person in the course of their business dealings with the Company or any Company Subsidiary, in order to unlawfully induce such Person to act against the interest of his or her employer or principal.
(d)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2020, none of the Company or any Company Subsidiary has been subject to any actual, pending, or, to the Company’s Knowledge, threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Company or any Company Subsidiary in any way relating to applicable Anti-Corruption Laws. The Company and each Company Subsidiary has established and maintains a compliance program and internal controls and procedures, in each case, reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws in all material respects.
(e)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2020, the Company and the Company Subsidiaries have at all times conducted their businesses in accordance with United States economic sanctions Laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and all other applicable Import Restrictions and Export Controls in any countries in which any of the Company and the Company Subsidiaries conduct business. Since January 1, 2020, the Company and the Company Subsidiaries have maintained in all material respects all records required to be maintained in the Company’s and the Company Subsidiaries’ possession as required under applicable Import Restrictions and Export Controls.
(f)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2020, none of the Company or any Company Subsidiary has sold, exported, re-exported, transferred, diverted, or otherwise disposed of any products, Software, or technology (including products derived from or based on such technology) to any destination, entity, or Person prohibited by applicable Export Controls, without obtaining prior authorization from the competent Governmental Entities as required by those Laws. The Company and the Company Subsidiaries have complied in all material respects with all terms and conditions of any license issued or approved by the Directorate of Defense Trade Controls, the Bureau of Industry and Security, or OFAC and any similar license issued or approved by any foreign Governmental Entity pursuant to an Export Control Law, in each case, that is or has been in force since January 1, 2020. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2020, the Company and the Company Subsidiaries have not released or disclosed controlled technical data or technology to any foreign national whether in the United States or abroad in violation of applicable Export Controls.

(g)None of the Company or any Company Subsidiary, nor, to the Company’s Knowledge, any director, officer, agent or employee of the Company or any Company Subsidiary: (x) is, or is controlled or 50% or more owned by, one or more Persons or entities targeted by sanctions administered by OFAC or included on any sanctioned party list administered by OFAC (including the List of Specially Designated Nationals and Blocked Persons or Foreign Sanctions Evaders) or any restricted party list administered by the Department of Commerce Bureau of Industry and Security (including the Denied Persons List, Entities List, or Unverified List), the Department of State (including the Debarred Parties List, Excluded Parties List, or Terrorist Exclusion List), the United Nations Security Council Consolidated List, or any other lists of known or suspected terrorists, terrorist organizations or other prohibited Persons publicly maintained by any Governmental Entity in any country where the Company or any Company Subsidiary operates or does business (such entities, Persons or organizations collectively, the “Restricted Parties”) or (y) has, since January 1, 2020, conducted any business with or engaged in any transaction or arrangement with or involving, directly or indirectly, any Restricted Parties or countries subject to economic or trade sanctions in violation of applicable Law. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any Company Subsidiary is subject to any pending or, to the Company’s Knowledge, threatened action by any Governmental Entity that would restrict its ability to engage in export transactions, bar it from exporting or otherwise limit its exporting activities or sales to any Governmental Entity. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any Company Subsidiary has, since January 1, 2020, received any written notice of deficiencies in connection with any export controls, trade embargoes or economic sanctions matter from OFAC or any other Governmental Entity or made any voluntary disclosures to OFAC or any other Governmental Entity of facts that could result in any action being taken or any penalty being imposed by a Governmental Entity against the Company or any Company Subsidiary. The Company has in place policies and procedures reasonably designed to promote and achieve compliance with all applicable economic sanctions Laws, Import Restrictions and Export Controls in all material respects.
(h)Neither the Company nor any of its Subsidiaries (i) has any operations or assets located in, or any employees or other personnel domiciled in, the Russian Federation, or (ii) to the Company’s Knowledge, derives any revenue from investments, activities or transactions in or with the Russian Federation.
(i)The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the NYSE.
Section 3.10.Employee Benefit Plans.

(a)Section 3.10(a) of the Company Disclosure Letter sets forth a correct and complete list of each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each bonus, stock, stock option or other equitybased compensation arrangement, plan, policy, practice or agreement, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-incontrol, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, policy, program, agreement or arrangement, in each case, for the benefit of current or former employees, directors, consultants or other individual service providers (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary or any of their ERISA Affiliates or with respect to which the Company or any Company Subsidiary has or may have any obligation or liability (whether actual or contingent), but excluding any such arrangement maintained solely by a Governmental Entity or any “multiemployer plan” within the meaning of Section 3(37) of ERISA. With respect to each material Company Benefit Plan, the Company has made available to Parent prior to the date hereof correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) all plan documents (or a summary of material terms in the case of unwritten plans), summary plan descriptions, summaries of material modifications, and amendments related to such plans and any related trust agreement, (ii) the most recent Form 5500 Annual Report, (iii) the most recent audited financial statement and actuarial valuation, (iv) all material filings and material, non-routine correspondence with any Governmental Entity and (v) all material related agreements, insurance contracts and other agreements which implement each such Company Benefit Plan.
(b)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, each of the Company Benefit Plans has been operated and administered in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder. No liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and to the Company’s Knowledge no condition exists that is likely to cause the Company, the Company Subsidiaries or any of their ERISA Affiliates to incur any such liability. All material contributions, premiums and distributions or other material amounts payable by the Company or the Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. There are no pending, or to the Company’s Knowledge, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that would result in a material liability.
(c)Within the last six (6) years, no Company Benefit Plan has been an employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. None of the Company, its Subsidiaries or any of their respective ERISA Affiliates has incurred or is reasonably expected to incur any Controlled Group Liability that has not been satisfied in full, except, with respect to clause (iv) of the definition of Controlled Group Liability only, as would not result in a liability that is material to the Company and the Company Subsidiaries, taken as a whole.
(d)None of the Company, the Company Subsidiaries or any of their respective ERISA Affiliates has, at any time during the preceding six (6) years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any “multiemployer plan” within the meaning of Section 3(37) of ERISA, any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or any plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA.
(e)No Company Benefit Plan provides, and neither the Company nor any Company Subsidiary otherwise has any obligation to provide, benefits, including death, medical or life insurance benefits (whether or not insured), with respect to current or former employees, directors or other individual service providers of the Company or the Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable U.S. state Law, except for continued premium payments by the Company or a Company Subsidiary during an individual’s severance period.
(f)(i) Each of the Company Benefit Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification and (ii) to the Company’s Knowledge, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan. Each such favorable determination letter has been provided or made available to Parent prior to the date hereof.
(g)Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will, except as required by the terms of this Agreement, (i) result in any payment (including severance and unemployment compensation, forgiveness of Indebtedness or otherwise) becoming due to any current or former director, employee or other individual service provider of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any compensation or benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits under any Company Benefit Plan, or (iv) result in any breach or violation of, or default under or limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan.
(h)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, each Company Benefit Plan that is maintained outside of the United States (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meet all requirements for such treatment and (iii) that is intended to be funded or book-reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions.
(i)Each Company Benefit Plan has been maintained and operated in documentary and operational compliance in all material respects with Section 409A of the Code or an available exemption therefrom.
(j)The Company and the Company Subsidiaries are not obligated, and no Company Benefit Plan includes a commitment, to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.
Section 3.11.Labor Matters.

(a)Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union, works council, employee representative body or other labor organization, other than as required by applicable Law. Neither the Company nor any Company Subsidiary is (or has during the past two (2) years been) subject to a material labor dispute, strike, work stoppage, slowdown, lockout, job action or picketing. There are no organizational efforts with respect to the formation of a collective bargaining unit, labor union, works council, employee representative body or other labor organization presently being made or, to the Company’s Knowledge, threatened involving employees of the Company or any Company Subsidiary.
(b)The Company and each Company Subsidiary are and have been since January 1, 2021 in compliance with all applicable Law respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification (including classification of workers as employees and independent contractors), sexual harassment, discrimination, exempt and non-exempt status, compensation and benefits, wages and hours and the Worker Adjustment and Retraining Notification Act of 1988, as amended, except where such non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)To the Company’s Knowledge, since January 1, 2023, (i) no allegations of sexual harassment, discrimination or misconduct have been made against any employee of the Company or any Company Subsidiary at the level of Vice President or above, and (ii) neither the Company nor any of the Company Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, discrimination or misconduct by any employee of the Company or any Company Subsidiary at the level of Vice President or above.
Section 3.12.Tax Matters.

(a)The Company and the Company Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns that are required to be filed by or with respect to any of them and all such Tax Returns are true, correct and complete in all material respects.

(b)The Company and the Company Subsidiaries have timely paid in full to the appropriate Governmental Entity all material Taxes required to be paid by any of them (whether or not shown on any Tax Returns).
(c)The Company and the Company Subsidiaries (i) have duly and timely paid, deducted, withheld and collected all material amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, creditors, stockholders, independent contractors, customers and other third parties (and have duly and timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity) and (ii) have otherwise complied in all material respects with all applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements).
(d)There is no (i) claim, litigation, audit, examination, investigation, dispute, action or other proceeding pending or threatened in writing with respect to any material Taxes or material Tax Returns of the Company or any Company Subsidiary, or (ii) deficiency for material Taxes that has been assessed by any Governmental Entity against the Company or any Company Subsidiary and that has not been fully satisfied by payment.
(e)Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to any material Taxes or is the beneficiary of any extension of time with respect to a material amount of Tax assessment or deficiency (other than automatic extensions of time to file Tax Returns obtained in the ordinary course), which waiver or extension is still in effect.
(f)Within the last two (2) years, neither the Company nor any Company Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355(a) of the Code.
(g)None of the Company or any Company Subsidiary (i) is a party to or is bound by, or has any obligation under, any material Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than (x) any customary Tax indemnification provisions contained in commercial agreements entered into in the ordinary course and not primarily related to Taxes and (y) any agreement or arrangement solely among the Company and the Company Subsidiaries), (ii) has been a member of an affiliated group filing a consolidated federal income Tax Return or any other affiliated, consolidated, combined or unitary group for any Tax purposes (other than a group the common parent of which is the Company), or (iii) has any material liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or nonU.S. Law) or as transferee or successor, by contract or otherwise.
(h)There are no Liens in respect of or on account of material Taxes upon any property or assets of the Company or any Company Subsidiary, other than Permitted Liens.
(i)Within the last six (6) years, no claim has been made in writing by any Tax authority in a jurisdiction where the Company or any Company Subsidiary has not filed Tax Returns of a particular type that the Company or any Company Subsidiary is or may be subject to material Tax by, or required to file Tax Returns with respect to material Taxes in, such jurisdiction.
(j)Neither the Company nor any Company Subsidiary is bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code or any similar or analogous provision of state, local or non-U.S. Law) or other ruling or written agreement with a Tax authority, in each case, with respect to material Taxes.

(k)Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).
(l)Neither the Company nor any Company Subsidiary will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (A) a change in or use of an incorrect method of accounting occurring prior to the Closing, (B) a prepaid amount received (or deferred revenue recognized) or paid, in each case, outside of the ordinary course, prior to the Closing, (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law) or (D) installment sale or open transaction disposition made on or prior to the Closing Date. Neither the Company nor any Company Subsidiary has made an election pursuant to Section 965(h) of the Code.
(m)The Company and each Company Subsidiary is duly registered for, and has complied in all material respects with all applicable Laws relating to, any value added, goods and services or similar Tax in each jurisdiction where the activities of the Company or such Company Subsidiary require such registration or compliance. The Company and the Company Subsidiaries have complied in all material respects with all Laws applicable to the preparation and maintenance of transfer pricing documentation. Neither the Company nor any Company Subsidiary has any material liability under any Laws applicable to escheat or abandoned property.
Section 3.13.Litigation; Orders. There are no, and since January 1, 2023 there has not been any, Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary or any of their respective properties, rights or assets by or before, and there are no orders, judgments or decrees of or settlement agreements with, any Governmental Entity, that are or would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.
Section 3.14.Intellectual Property.

(a)Section 3.14(a) of the Company Disclosure Letter sets forth a complete and accurate list as of the date hereof of all Company Intellectual Property that is registered with or issued by any Governmental Entity, together with any applications for such registration or issuance, and any domain names registered with an Internet domain name registrar (the “Registered Intellectual Property”), indicating, for each item of Registered Intellectual Property, as applicable, the (i) title/mark/identifier, (ii) application number, (iii) filing date, (iv) jurisdiction, (v) registration, issuance or grant date, (vi) registration, issuance or grant number, and (vii) owner(s).
(b)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company or one of the Company Subsidiaries exclusively owns each item of Company Intellectual Property free and clear of all Liens, other than Permitted Liens, (ii) each item of Registered Intellectual Property is subsisting and has not expired, been cancelled, or been abandoned, and to the Knowledge of the Company, each item of Company Intellectual Property is valid and (other than applications for registrations) enforceable, and (iii) as of the date hereof, no Proceeding (other than ordinary course office actions in connection with the prosecution of applications) is pending or, to the Knowledge of the Company, threatened, that challenges the legality, validity, enforceability, registration, use by the Company and the Company Subsidiaries of, or ownership of any Company Intellectual Property.
(c)Neither the Company nor any Company Subsidiary is obligated to grant or transfer to any Person or is obligated to permit any Person (other than the licensor of exclusively licensed Company Intellectual Property) to retain any ownership interest, including any joint ownership interest, or any exclusive rights, in any Company Intellectual Property that is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole.

(d) Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, no funding, facilities, resources or personnel of any Governmental Entity, medical institution, military organization, university, college or other educational institution or research center were used in the authorship, invention, creation, conception, development or discovery of any Company Intellectual Property or Company Products in a manner that has provided or could reasonably be expected to provide any such Person with any claim or right in or to any Company Intellectual Property or Company Products.
(e)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and the Company Subsidiaries own or otherwise possess legally enforceable and sufficient rights to use and practice all Intellectual Property necessary for the conduct of the business of the Company and the Company Subsidiaries as currently conducted, and, to the Company’s Knowledge, shall continue to have all such rights immediately after Closing, without termination, modification, or acceleration of any obligation with respect to any such rights, and without giving rise to any right of a third party to terminate, modify or accelerate obligations with respect to any such rights. Without limiting the foregoing, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, to the Company’s Knowledge, the Company and the Company Subsidiaries (i) have purchased or licensed a sufficient number of license seats, and scope of rights, for all third-party Software used by the Company and the Company Subsidiaries for their respective businesses as currently conducted and (ii) are in compliance with, and not under actual or threatened audit or dispute regarding compliance with, the terms of the corresponding agreements.
(f)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2023, no Proceedings have been pending or, to the Company’s Knowledge, threatened in writing against the Company or any Company Subsidiary, alleging that the Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any Person. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, to the Company’s Knowledge, neither the Company and the Company Subsidiaries, nor their business, nor any Company Product (including any permitted use, manufacture, sale or exploitation thereof) has at any time since January 1, 2023 infringed, misappropriated, diluted or otherwise violated any Intellectual Property of any Person.
(g)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) to the Company’s Knowledge, no Person is infringing, misappropriating, diluting, or otherwise violating any Company Intellectual Property and (ii) since January 1, 2023, neither the Company nor any Company Subsidiary has instituted or threatened in writing to institute any Proceeding against any Person alleging that such Person is infringing, misappropriating, diluting, or otherwise violating any Company Intellectual Property.
(h)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole: (i) in each case in which the Company or any Company Subsidiary has engaged or hired an employee, consultant or contractor (whether current or former) for the purpose of developing or creating any Intellectual Property for the Company or any Company Subsidiary, the Company or such Company Subsidiary has obtained, either by operation of Law or by valid present assignment or transfer, exclusive ownership of all such Intellectual Property; (ii) the Company and each Company Subsidiary has taken commercially reasonable actions to maintain and protect all Trade Secrets owned by the Company or any Company Subsidiaries, and to the Knowledge of the Company, all such Trade Secrets have been maintained in confidence in accordance with procedures that are customarily used in the industry to protect rights of like importance; and (iii) to the Company’s Knowledge, since January 1, 2023, there has been no unauthorized disclosure or misuse of Trade Secrets constituting Company Intellectual Property. Without limiting the generality of the foregoing, the Company and the Company Subsidiaries have and use commercially reasonable efforts to enforce a policy requiring each employee, consultant and independent contractor that has access to any such Trade Secrets to execute a confidentiality agreement that obligates such Person to maintain the confidentiality thereof. Except as would not materially and adversely affect the Company’s or any Company Subsidiary’s rights in material Company Intellectual Property (or any other material Intellectual Property developed for or on behalf of the Company or any Company Subsidiaries), to the Company’s Knowledge, all amounts that have become due and payable by the Company or the Company Subsidiaries to all current and former employees, officers, consultants, contractors of the Company or the Company Subsidiaries, or other Persons engaged by the Company or the Company Subsidiaries, that have been directly involved in the research, development, conception or reduction to practice of any material Intellectual Property for the Company or the Company Subsidiaries have been paid in full.
(i)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) neither the Company nor any Company Subsidiary has used, modified, distributed, or made available any Software, materials or other technology that is subject to an Open Source License in a manner that would require any Company Intellectual Property (including Software owned by the Company or any Company Subsidiary) to be (A) disclosed, distributed, or made available in Source Code form, (B) licensed for the purposes of preparing derivative works, (C) licensed under any Open Source License or under terms that allow Company Products or portions thereof to be reverse engineered, reverse assembled or disassembled (other than by operation of applicable Law), or (D) redistributed at no or minimal charge, and (ii) the Company and the Company Subsidiaries are and have been, since January 1, 2023, in compliance with all Open Source Licenses by which they are bound.
(j)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary has (i) made any Company Intellectual Property available under an Open Source License, or contributed Software or materials constituting Company Intellectual Property to any organization or project that makes Software or materials available under an Open Source License, or (ii) since January 1, 2023, been a member of, or a contributor to, any industry standards body or similar organization that could compel the Company or any Company Subsidiary to grant or offer to any third party any license or right to any Company Intellectual Property.
(k)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and the Company Subsidiaries, taken as a whole, neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in the (i) release of any Source Code that is Company Intellectual Property or other proprietary or confidential Intellectual Property of the Company or any Company Subsidiary, (ii) grant of (or requirement to grant) any license, covenant not to assert, release, or agreement not to enforce or prosecute under any Company Intellectual Property to any Person, or (iii) the Company or any Company Subsidiary being subject to any non-compete or other material restriction on the operation or scope of their respective business. Neither the Company nor any Company Subsidiary has, since January 1, 2023, provided, and neither the Company nor any Company Subsidiary is under any obligation to provide, any of its material Source Code for any Company Product to any third Person, other than an employee, contractor, service provider, agent or representative of the Company or a Company Subsidiary in the ordinary course of business consistent with past practice subject to reasonable confidentiality obligations.
(l)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, no Proceeding by any Person is pending against the Company or any Company Subsidiary, nor, to the Company’s Knowledge, has the Company or any Company Subsidiary received any written claim or notice since January 1, 2023, in each case, with respect to any warranty or indemnity claim relating to any Company Products or with respect to the breach of any agreement (including any IP Contract) by the Company or any Company Subsidiary under which such Company Products have been made available, in each case, which remains unresolved.
(m)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company and each

Company Subsidiary has, at all relevant times since January 1, 2023, maintained and adhered to policies and procedures, in compliance with all applicable Law, governing the development, training, fine-tuning, validation, testing, improvement, use and deployment of AI Systems by or on behalf of the Company and each Company Subsidiary, and, to the Company’s Knowledge, there has been no actual or alleged non-compliance with any such policies and procedures in any respect, (ii) for each AI System trained, fine-tuned or otherwise created, developed or improved by or on behalf of the Company or any Company Subsidiary, to the Company’s Knowledge, the Company or the applicable Company Subsidiary had sufficient rights to collect, use and process all data in the manner collected, used or processed for such training, fine-tuning, creation, development or improvement, as applicable, and the Company and the Company Subsidiaries have complied with all Contracts applicable to such collection, use and processing, (iii) neither the Company nor any Company Subsidiary is or has, since January 1, 2023, been the subject of any Proceeding (or a request for information or testimony from any Governmental Entity) regarding any AI System, and (iv) neither the Company nor any Company Subsidiary develops, uses, deploys or makes available any High-Risk AI Systems or, to the Company’s Knowledge, engages in any activity that qualifies as “unacceptable” or “prohibited” under the European Union Artificial Intelligence Act (or similar designation under applicable Law in other applicable jurisdictions).
Section 3.15.Privacy and Data Protection.

(a)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) since January 1, 2023, the Company’s and each Company Subsidiary’s Processing of Protected Information, and, to the Company’s Knowledge, any such Processing performed or handled by authorized third parties on the Company’s or a Company Subsidiary’s behalf, have complied in all respects with each of the following, and, to the Company’s Knowledge, neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in the Company or any Company Subsidiary being in breach or violation of any of the following: (A) any Contracts to which the Company or any Company Subsidiary is a party providing for the Processing of Protected Information, (B) applicable Information Privacy and Security Laws, (C) PCI DSS, to the extent applicable to the Company or a Company Subsidiary, (D) any Privacy Statements, or (E) any consents or authorizations that apply to the Protected Information that have been obtained by the Company or a Company Subsidiary, and (ii) to the Company’s Knowledge, the Company and each Company Subsidiary have all necessary rights, authority, consents and authorizations necessary under applicable Information Privacy and Security Laws to Process the Protected Information in their possession or under their control that they Process in connection with the operation of their business as currently conducted.
(b)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2023, to the Company’s Knowledge, there has been no (i) data security breach of or unauthorized access to any Company Products or any Company or Company Subsidiary systems, networks or information technology that transmits or maintains Protected Information or (ii) incident involving the loss, damage or unauthorized access, acquisition, modification, use or disclosure of any Protected Information owned, used, hosted, maintained or controlled by or on behalf of the Company or any Company Subsidiary or, including any such unauthorized access, acquisition, modification, use or disclosure of Protected Information that would constitute a breach for which notification by the Company or any Company Subsidiary to individuals, Persons or Governmental Entities is required, or was made, under any applicable Information Privacy and Security Laws or Contracts to which the Company or a Company Subsidiary is a party governing the Processing of such Protected Information.
(c)Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, to the Company’s Knowledge, (i) the Company Systems are in good working order and sufficient for the current conduct of the business of the Company and the Company Subsidiaries, and (ii) neither the Company Systems nor any Company Products contain or make available, and, since January 1, 2023, have not contained or made available, any disabling codes or instructions, spyware, “time bombs,” “back doors,” “trap doors,” keylogger Software, Trojan horses, worms, viruses or other Software routines, faults, malicious code, damaging devices or hardware components that are designed to cause unauthorized access to, or disruption, impairment, disablement or destruction of, Software, data or other materials.
(d)Since January 1, 2023, the Company and each Company Subsidiary have implemented and maintained in a commercially reasonable manner a written program, covering the Company and each Company Subsidiary, designed to (i) identify and address internal and external risks to the security or privacy of any proprietary or confidential information in their possession, including Protected Information and Source Code, (ii) implement and maintain commercially reasonable administrative, technical and physical safeguards to control these risks, and (iii) maintain notification procedures in compliance with applicable Information Privacy and Security Laws in the case of any breach of security or privacy compromising Protected Information.
(e)Since January 1, 2023, no Person has, to the Company’s Knowledge, (i) made any written claim against the Company or a Company Subsidiary, or (ii) commenced any Proceeding against the Company or a Company Subsidiary, in each case, with respect to (A) any alleged material violation of applicable Information Privacy and Security Laws by the Company or any Company Subsidiary or any Person with respect to the Processing of Protected Information on behalf of the Company or any Company Subsidiary or (B) any alleged material harm based upon any of the Company’s or a Company Subsidiary’s privacy or data security practices related to Protected Information, including any unlawful or accidental loss, damage or unauthorized Processing or other misuse of any Protected Information maintained by or on behalf of the Company or the Company Subsidiaries.
(f)Except in each case as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and the Company Subsidiaries have instituted and maintain commercially reasonable business continuity and disaster recovery plans and procedures.
Section 3.16.Real Property; Assets. Neither the Company nor any Company Subsidiary owns any real property. Section 3.16 of the Company Disclosure Letter sets forth a list, as of the date hereof, of any Contract pursuant to which the Company or any Company Subsidiary leases, subleases or occupies any real property that is material to the Company or its Subsidiaries, in each case, other than Contracts for ordinary course arrangements at “shared workspace” or “coworking space” facilities that are not material (such Contracts, “Company Leases”). Neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy any real property subject to a Company Lease or any portion thereof. Each Company Lease is valid, binding and in full force and effect, subject to the Enforceability Limitations, and no uncured default of a material nature on the part of the Company or, if applicable, any Company Subsidiary or, to the Company’s Knowledge, the landlord thereunder exists with respect to any Company Lease. The Company or a Company Subsidiary has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Company Lease, each real property subject to the Company Leases necessary for the conduct of the business of the Company and the Company Subsidiaries as currently conducted, free and clear of all Liens, other than Permitted Liens. The Company or a Company Subsidiary has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens, other than Permitted Liens.

Section 3.17.Material Contracts.

(a)Except for this Agreement, Section 3.17(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of each Contract described below in this Section 3.17(a) to which the Company or any Company Subsidiary is a party or to which any of their respective properties or assets is subject, in each case as of the date hereof other than Company Benefit Plans listed on Section 3.10(a) of the Company Disclosure Letter (all Contracts of the type described in this Section 3.17(a), whether or not set forth on Section 3.17(a) of the Company Disclosure Letter, being referred to herein as the “Material Contract”):
(i)each Contract that limits in any material respect the freedom of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time) to compete or engage in any line of business or geographic region or with any Person or sell, supply or distribute any product or service or that otherwise has the effect of restricting in any material respect the Company, the Company Subsidiaries or any of their respective affiliates (including Parent and its affiliates after the Effective Time) from the development, marketing or distribution of products and services, in each case, in any geographic area;
(ii)each Contract that limits in any material respect the freedom of the Company, any Company Subsidiary or any of their respective affiliates to negotiate or, except for provisions requiring notice or consent to assignment or change of control by the counterparty thereto, consummate any of the Transactions;
(iii)any material partnership, joint venture, strategic alliance, limited liability company agreement (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries) or similar material Contract;
(iv)each acquisition or divestiture Contract that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by the Company or any Company Subsidiary of future payments in excess of $500,000;
(v)each Contract that gives any Person the right to acquire any assets of the Company or any Company Subsidiary (excluding ordinary course commitments to purchase Company Products) after the date hereof with consideration of more than $500,000;
(vi)any Contract to put Source Code for any Company Product in escrow with a third Person on behalf of a licensee or contracting party;
(vii)any settlement agreement or similar Contract restricting in any material respect the operations or conduct of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time);
(viii)each Contract not otherwise described in any other subsection of this Section 3.17(a) pursuant to which the Company or any Company Subsidiary is entitled to receive payments in excess of $100,000 in the twelve (12)-month period following the date hereof;
(ix)each Contract not otherwise described in any other subsection of this Section 3.17(a) pursuant to which the Company or any Company Subsidiary is obligated to make payments in excess of $500,000 in the twelve (12)-month period following the date hereof;
(x)any Contract that obligates the Company or any Company Subsidiary to make any capital investment or capital expenditure outside the ordinary course of business consistent with past practice and in excess of $100,000;
(xi)each Contract that is a Material Customer Agreement, a Material Supplier Agreement or a Material Vendor Agreement;

(xii)each Contract that grants any right of first refusal or right of first offer or that limits in any material respect the ability of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time) to own, operate, sell, transfer, pledge or otherwise dispose of any businesses or material assets;
(xiii)each Contract that contains any exclusivity rights or “most favored nations” provisions or minimum use, supply or display requirements that are binding on the Company or its affiliates (including Parent and its affiliates after the Effective Time);
(xiv)each Contract that contains any material indemnification obligations by the Company or any Company Subsidiary, other than those Contracts entered into in the ordinary course of business consistent with past practice;
(xv)each Contract with a Governmental Entity;
(xvi)each Company Lease;
(xvii)each Contract relating to outstanding or potential Indebtedness (or commitments in respect thereof) of the Company or any Company Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $100,000 or relating to any Liens on the assets of the Company or any Company Subsidiary;
(xviii)each Contract involving derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements) for which the aggregate exposure (or aggregate value) to the Company and the Company Subsidiaries is reasonably expected to be in excess of $100,000 or with a notional value in excess of $100,000;
(xix)each Contract between the Company or any Company Subsidiary, on the one hand, and any current or former officer, director or affiliate (other than a wholly owned Company Subsidiary) of the Company or any Company Subsidiary, any beneficial owner, directly or indirectly, of more than five percent (5%) of the number or voting power of the shares of Company Common Stock or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any Company Subsidiary has an obligation to indemnify such officer, director, affiliate, beneficial owner, associate or immediate family member;
(xx)each Contract pursuant to which the Company or any Company Subsidiary (A) grants any license, covenant not to assert, release, or agreement not to enforce or prosecute or similar right to any Person under or to any material Company Intellectual Property, except (1) Ordinary Course Licenses and (2) non-exclusive non-material licenses that are merely incidental to the transactions contemplated by such Contract, or (B) other than (1) Ordinary Course Licenses, (2) Open Source Licenses, (3) non-exclusive non-material licenses that are merely incidental to the transactions contemplated by such Contract and (4) non-exclusive licenses for commercially available off-the-shelf Software or information technology services granted on standard terms pursuant to which the Company or any Company Subsidiary is required to pay no more than $250,000 in any twelve (12) month period, is granted a license, covenant not to assert, release, or agreement not to enforce or prosecute to or under any Person’s Intellectual Property, and, in the case of clauses (A) and (B), that is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole (the foregoing in clause (A) and (B) the “IP Contracts”); and
(xxi)any Contract not otherwise described in any other subsection of this Section 3.17(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act) with respect to the Company.

(b)True and complete copies of each Material Contract in effect as of the date hereof have been made available to Parent or publicly filed with the SEC prior to the date hereof. None of the Company or any Company Subsidiary is in breach of or default under the terms of any Material Contract, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, no other party to any Material Contract is in breach of or default under the terms of any Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Material Contract is a valid, binding and enforceable obligation of the Company or the Company Subsidiary which is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Limitations.
Section 3.18.Environmental Matters. Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) neither the Company nor any Company Subsidiary is in violation of any Environmental Law, (b) none of the properties owned or occupied by the Company or any Company Subsidiary is contaminated with any Hazardous Substance and (c) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law and the Company and the Company Subsidiaries are in compliance with such permits, licenses and other authorizations. No Proceeding is pending, or to the Company’s Knowledge, threatened, concerning or relating to the operations of the Company or any Company Subsidiary that seeks to impose, or that is reasonably likely to result in the imposition of, any material liability arising under any Environmental Law upon the Company or any Company Subsidiary.

Section 3.19.Customers; Suppliers; Vendors.

(a)Section 3.19(a) of the Company Disclosure Letter sets forth a list of each of the current customers of the Company and the Company Subsidiaries who was one of the top twenty-five (25) largest sources of revenue on an annual recurring revenue basis for the Company and the Company Subsidiaries based on amounts paid or payable during the last twelve (12) months ended September 30, 2025 (each, a “Material Customer” and each such Contract with a Material Customer involving payments in excess of $100,000, a “Material Customer Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Customer that such Material Customer shall not continue as a customer of the Company or that such Material Customer intends to terminate or materially and adversely modify existing Contracts with the Company or the Company Subsidiaries.
(b)Section 3.19(b) of the Company Disclosure Letter sets forth a list of the top twenty-five (25) suppliers and vendors of the Company and the Company Subsidiaries based on the amount that the Company and the Company Subsidiaries have spent during the last twelve (12) months ended September 30, 2025 (each, a “Material Supplier” and each such Contract with a Material Supplier involving payments in excess of $150,000, a “Material Supplier Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Supplier that such supplier shall not continue as a supplier to the Company or that such supplier intends to terminate or materially and adversely modify existing Contracts with the Company or the Company Subsidiaries.
(c)Section 3.19(c) of the Company Disclosure Letter sets forth a list of each technology vendor, agency partner, independent Software vendor and distributor, in each case, of Company Products pursuant to which the Company or any Company Subsidiary has had billings during the last twelve (12) months ended September 30, 2025, in excess of $250,000 (each, a “Material Vendor” and each Contract with each Material Vendor, a “Material Vendor Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Vendor that such Material Vendor shall not continue as a technology vendor, agency partner, independent Software vendor or distributor, in each case, of Company Products, as applicable, to the Company or that such Material Vendor intends to terminate or adversely modify existing Contracts with the Company or the Company Subsidiaries.
Section 3.20.Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all current insurance policies and insurance Contracts of the Company and the Company Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither the Company nor any Company Subsidiary has received notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination has been or would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.21.Information Supplied. The proxy statement to be provided to the Company Stockholders in connection with the Company Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement ”), at the time it and any amendments or supplements thereto are filed with the SEC, and mailed to the Company Stockholders, and at the time of the Company Stockholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act. The Proxy Statement, at the time it and any amendments or supplements thereto are filed with the SEC, and mailed to the Company Stockholders, and at the time of the Company Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 3.21, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement based on information specifically supplied by or on behalf of Parent for inclusion or incorporation by reference therein.
Section 3.22.Opinion of Financial Advisor. The Company Board of Directors has received an opinion letter of Centerview Partners LLC (“Centerview”), dated the date of this Agreement, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Class A Common Stock (other than Dissenting Shares, Converted Shares and Cancelled Shares and any shares held by an affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall, following the execution of this Agreement by all Parties, furnish an executed copy of the aforementioned opinion letter to Parent or its legal advisor in connection with the Transaction solely for informational purposes on a non-reliance basis (it being understood and agreed that such opinion letter is for the benefit of the Company Board of Directors only).

Section 3.23.State Takeover Statutes; Anti-Takeover Laws. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 4.9, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the Transactions (including, for the avoidance of doubt, the Voting Agreements) Section 203 of the DGCL and any similar provisions in the Company Governing Documents and any other Takeover Statute. The Company has no rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

Section 3.24.Related Party Transactions. Except as set forth in the Company SEC Documents, there are no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the Exchange Act that are not so disclosed.

Section 3.25.Finders and Brokers. Other than Centerview, neither the Company nor any Company Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with this Agreement or upon or as a result of the consummation of the Merger. A copy of the engagement letter with Centerview has been made available to Parent prior to the date hereof.

Section 3.26.No Other Representations. Except for the representations and warranties contained in Article IV and the certificate delivered pursuant to Section 7.3(c), the Company acknowledges that none of Parent, Merger Sub or any of their respective Representatives makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or with respect to any other information provided or made available to the Company or its Representatives in connection with the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV and the certificate delivered pursuant to Section 7.3(c).

Article IVREPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the applicable section of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article IV for which it is reasonably apparent on its face that such information is relevant to such other section), Parent and Merger Sub represent and warrant to the Company as set forth below.
Section 4.1.Qualification, Organization, etc. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date, each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

Section 4.2.Capitalization of Merger Sub The authorized capital stock of Merger Sub consists solely of 100,000 shares of common stock, par value $0.00001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and as of the Effective Time shall be owned by Parent.

Section 4.3.Corporate Authority.
(a)Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of Parent’s and Merger Sub’s obligations under this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings (pursuant to the certificate of incorporation and bylaws of Parent as amended to the date hereof (the “Parent Governing Documents”) or otherwise) on the part of Parent or Merger Sub are necessary to authorize the performance of Parent’s or Merger Sub’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.
(b)No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger or the other Transactions. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement.
(c)This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, is enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.
Section 4.4.Governmental Consents; No Violation.

(a)Other than in connection with or in compliance with (i) the DGCL, (ii) the filing of the Proxy Statement with the SEC and any amendments or supplements thereto and the mailing of the Proxy Statement, (iii) the Securities Act, the Exchange Act and any other state or federal securities laws, (iv) the HSR Act and any other requisite clearances or approvals under any other applicable requirements of other Regulatory Laws of the jurisdictions set forth on Section 7.1(b) of the Company Disclosure Letter and (v) any applicable requirements of the NYSE or Nasdaq, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by Parent and Merger Sub of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.
(b)The execution and delivery by Parent and Merger Sub of this Agreement do not, and, except as described in Section 4.4(a), the performance and the consummation of the Transactions and compliance with the provisions hereof will not (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon Parent or any Subsidiary of Parent or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any Subsidiary of Parent, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Parent Governing Documents or (iii) conflict with or violate any Laws applicable to Parent or any Subsidiary of Parent or any of their respective properties, rights or assets, other than in the case of clauses (i) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.
Section 4.5.Litigation; Orders. There are no, and since January 1, 2023 there have not been any, Proceedings pending or, to Parent’s Knowledge, threatened against Parent or Merger Sub or any of their respective properties, rights or assets by or before, and there are no orders, judgments or decrees of or settlement agreements with, any Governmental Entity, in each case, that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.

Section 4.6.Information Supplied. The information relating to Parent and its Subsidiaries to the extent supplied by or on behalf Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will not, at the time it and any amendments or supplements thereto are filed with the SEC, and mailed to the Company Stockholders, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 4.6, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Proxy Statement, which information or statements were not supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

Section 4.7.Sufficient Funds. Parent will have at the Closing access to all of the funds that are necessary for it to pay the aggregate Merger Consideration and consummate the Transactions, and to perform its obligations under this Agreement.

Section 4.8.Finders and Brokers. Neither Parent nor any Subsidiary of Parent has employed or engaged any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with this Agreement or upon or as a result of the consummation of the Merger, in each case, that would be payable by the Company.

Section 4.9.Stock Ownership. Parent is not, nor at any time for the past three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 4.10.No Merger Sub Activity. Since its date of formation, Merger Sub has not engaged in any activities other than those incident to its formation or in connection with this Agreement and the Transactions.

Section 4.11.No Other Representations. Except for the representations and warranties contained in Article III and the certificate delivered pursuant to Section 7.2(d), each of Parent and Merger Sub acknowledges that none of the Company, any of its Representatives or any other Person makes, and each of Parent and Merger Sub acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided or made available to Parent Merger Sub or their respective Representatives in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article III and the certificate delivered pursuant to Section 7.2(d). Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that, except as may be expressly provided in Article III and the certificate delivered pursuant to Section 7.2(d), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to Parent, Merger Sub, any of their respective Representatives or any other Person.

Article VCOVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
Section 5.1.Conduct of Business by the Company Pending the Closing. The Company agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, except as set forth in Section 5.1 of the Company Disclosure Letter, as specifically permitted or required by this Agreement, as required by applicable Law or as consented to in writing by Parent (with respect to Section 5.1(b) only, such consent not to be unreasonably withheld, conditioned or delayed), the Company (a) shall, and shall cause each Company Subsidiary to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) preserve intact its and their present business organizations, goodwill and ongoing businesses, (ii) keep available the services of its and their present officers and other key employees (other than where termination of such services is for cause) and (iii) preserve its and their relationships with customers, suppliers, vendors, agency partners, licensors, licensees, Governmental Entities, employees and other Persons with whom it and they have material business relations; and (b) shall not, and shall cause each Company Subsidiary not to, directly or indirectly:
(i)amend, modify, waive, rescind, change or otherwise restate the Company’s or any Company Subsidiary’s certificate of incorporation, bylaws or equivalent organizational documents;
(ii)authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity or voting interests (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary) (other than dividends or distributions made by any wholly owned Company Subsidiary to the Company or any wholly owned Company Subsidiary), or enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC with respect to any, of its capital stock or other equity or voting interests or securities;
(iii)split, combine, subdivide, reduce or reclassify any shares of its capital stock or other equity or voting interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any of its capital stock or other equity or voting interests or any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests, except for the acceptance of shares of Company Common Stock as payment of the exercise price of Company Options or for withholding Taxes in respect of Company Equity Awards;
(iv)issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in the capital stock, voting securities, equity awards or other equity or voting interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested Company Equity Award, other than (A) issuances of Company Common Stock in respect of any exercise of Company Options outstanding on the date hereof or the vesting or settlement of Company Equity Awards outstanding on the date hereof, in all cases in accordance with their respective terms as of the date hereof, (B) sales of shares of Company Common Stock pursuant to the exercise of Company Options if necessary to effectuate an optionee direction upon exercise or pursuant to the settlement of Company Equity Awards in order to satisfy Tax withholdings obligations, in each case, in accordance with the terms of such Company Equity Awards as in effect on the date hereof, or (C) issuances of equity securities by any wholly owned Company Subsidiary to any other wholly owned Company Subsidiary;
(v)except as required by any Company Benefit Plan as in effect as of the date hereof, (A) increase the compensation or benefits payable or to become payable to any of its directors, employees or other individual service providers (other than increases in base compensation of no more than 5% in the aggregate for employees below the C-level executives of the Company in the ordinary course of business consistent with past practice), (B) grant to any of its directors, employees or other service providers any new rights to, or any increase in existing, severance or termination pay, (C) pay or award, or commit to pay or award, any bonuses, retention or incentive compensation to any of its directors, employees or other individual service providers, (D) enter into any employment, severance, or retention agreement (excluding offer letters in the ordinary course that provide for at will employment and do not include severance, termination pay or similar payments that are in excess of minimum statutory requirements or change in control benefits) with any of its directors, employees or other individual service providers, (E) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Company Benefit Plan except for any amendments to health and welfare plans in the ordinary course of business consistent with past practice that do not contravene the other covenants set forth in this clause (v), and do not increase the cost to the Company of maintaining such Company Benefit Plan or the benefits provided thereunder by more than 7% in the aggregate, (F) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, (G) determine performance with respect to any Company PSU Award, cash incentive program, or other incentive compensation, other than with respect to performance periods that end after the date of this Agreement and prior to the Effective Time and with such determination made in the ordinary course of business and consistent with past practice and in accordance with the applicable terms of such Company PSU Award cash incentive program, or other applicable Company Benefit Plan, (H) terminate (other than for cause) the employment of any employee, except for non-officer employees below the level of vice president in the ordinary course of business, (I) hire or promote any employees, except for non-officer employees below the level of vice president in the ordinary course of business (for clarity, below such level after hiring or promotion), (J) provide any funding for any rabbi trust or similar arrangement, (K) enter into a Contract or relationship with a professional employer organization, or (L) form or otherwise establish any employing entity in any country that does not currently have an employing entity;
(vi)acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for any acquisitions of, any equity interests in or assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations, except for acquisitions of supplies or equipment in the ordinary course of business consistent with past practice;
(vii)liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization or reorganization between or among any of the Company and/or the Company Subsidiaries), or adopt any plan or resolution providing for any of the foregoing;
(viii)make or forgive any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans solely among the Company and its wholly owned Company Subsidiaries or solely among the Company’s wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice, (B) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice, or (C) extensions of credit to customers and partners in the ordinary course of business consistent with past practice;
(ix)sell, lease, license, encumber, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its material properties, rights or assets (including material Company Intellectual Property or shares in the capital of the Company or the Company Subsidiaries), except (A) dispositions of equipment or rights that are obsolete or worthless, in each case, in the ordinary course of business consistent with past practice, (B) the expiration of registrations of Company Intellectual Property at the end of their final, non-renewable term, (C) Ordinary Course Licenses and (D) non-exclusive licenses of Company Intellectual Property that are granted in the ordinary course of business consistent with past practice or that are non-material and merely incidental to the transactions contemplated by the Contract containing such non-exclusive licenses;

(x)terminate or materially amend or modify any written policies or procedures with respect to (A) the use or distribution by the Company or any Company Subsidiary of any Software subject to an Open Source License, (B) the Processing of data received from third parties, or (C) the use by or for the Company or any Company Subsidiary of AI Systems, in each case of (A) through (C), except in a manner that (1) complies with applicable Law, (2) does not in any material respect result in additional restriction on the right or ability of the Company, any of the Company Subsidiaries, or any of their successors-in-interest to Process and exploit data and AI Systems, and (3) is at least as protective of Protected Information as the Company’s and Company Subsidiaries’ current policies and procedures;
(xi)except for any Material Contracts identified pursuant to Section 3.17(a)(xix) relating to actions contemplated by Section 5.1(b)(v) (which shall be governed by Section 5.1(b)(v)), (a) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract of the types referred to in clause (i), (ii), (iii), (iv), (v), (xii), (xiii), (xiv), (xvii), (xix) or (xx) of Section 3.17(a) (any such Material Contract, a “Specified Material Contract”) or any other Material Contract outside of the ordinary course of business consistent with past practice or (b) (1) materially modify, materially amend, extend or terminate (other than non-renewals occurring in the ordinary course of business consistent with past practice) any Specified Material Contract or any other Material Contract outside of the ordinary course of business consistent with past practice or (2) waive, release or assign any rights or claims thereunder, in the case of this clause (2) other than in the ordinary course of business consistent with past practice;
(xii)except in accordance with the Company’s capital budget set forth on Section 5.1(b)(xii) of the Company Disclosure Letter, make any capital expenditure or expenditures, enter into agreements or arrangements providing for capital expenditure or expenditures or otherwise commit to do so;
(xiii)commence (other than any collection action in the ordinary course of business consistent with past practice), waive, release, assign, compromise or settle any Proceeding (for the avoidance of doubt, including with respect to matters in which the Company or any Company Subsidiary is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of any claim, litigation or proceeding that is not brought by Governmental Entities and that satisfies each of the following: (A) is for an amount not to exceed, for any such compromise or settlement individually, $500,000, or in the aggregate, $1,000,000, (B) does not impose any injunctive relief on the Company and the Company Subsidiaries and does not involve the admission of wrongdoing by the Company, any Company Subsidiary or any of their respective officers or directors or otherwise establish an adverse precedent with respect to any potential future litigation or disputes that would be material to the Company and (C) does not provide for the license of, or covenant not to sue or similar grant of rights with respect to, any material Company Intellectual Property or the termination, or material modification or amendment, of the Company’s or any Company Subsidiary’s rights in Intellectual Property material to the Company or any Company Subsidiaries;
(xiv)make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or applicable Law;
(xv)amend or modify in any material respect any Privacy Statement of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice;
(xvi)(A) make, change or revoke any material Tax election, (B) adopt or change any annual Tax accounting period or material Tax accounting method, (C) amend any material Tax Return, (D) settle or compromise any material liability for Taxes or any Tax audit, claim or other proceeding relating to a material amount of Taxes, (E) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), (F) surrender any right to claim a material refund of Taxes, (G) request, negotiate or consent to any ruling related to Taxes from any Governmental Entity or (H) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes (other than any such extensions or waivers automatically granted);
(xvii)redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for the incurrence and repayment of any Indebtedness solely among the Company and its wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries;
(xviii)enter into any transactions or Contracts with any affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the Exchange Act;
(xix)fail to use commercially reasonable efforts to maintain the Company’s material insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and the Company Subsidiaries;
(xx)(A) acquire any real property or enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), (B)  materially modify or amend or exercise any right to renew any Company Lease, or waive any material term or condition thereof or grant any material consents thereunder, (C) grant or otherwise knowingly create or consent to the creation of any material easement, covenant, restriction, assessment or charge affecting any real property leased by the Company, or any interest therein or part thereof, or (D) make any material changes in the construction or condition of any such property, in the case of each of clauses (B) through (C), other than in the ordinary course of business consistent with past practice;
(xxi)other than the Company Stockholders Meeting, convene any special meeting (or any adjournment or postponement thereof) of the Company Stockholders;
(xxii)terminate, abandon, withdraw or modify or waive in any material respect any right under any Company Permit;
(xxiii) adopt or otherwise implement any stockholder rights plan, “poison-pill” or other comparable agreement;
(xxiv)use or make available any High-Risk AI Systems or engage in activities that are “unacceptable” or “prohibited” as defined under the European Union Artificial Intelligence Act (or that are subject to a similar designation under applicable Law in other jurisdictions);
(xxv)enter into any new line of business;
(xxvi)subject to Section 6.2, take or cause to be taken any action that would reasonably be expected to materially delay, impede or prevent the consummation of the Transactions on or before the Outside Date;
(xxvii)to the extent within the Company or any Company Subsidiary’s control, take any action to cause, or that would result in, the conversion of Class B Common Stock into Class A Common Stock;
(xxviii)transfer (including by way of assignment, exclusive license or sale) any Company Intellectual Property to or between any Affiliates of the Company (it being understood and agreed that the foregoing shall not prohibit non-exclusive licenses of Company Intellectual Property to or between any Subsidiaries of the Company in the ordinary course of business consistent with past practice); or
(xxix)agree or authorize, in writing or otherwise, to take any of the foregoing actions.
Section 5.2.No Solicitation by the Company.

(a)From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, the Company agrees that it shall not, and shall cause the Company Subsidiaries, and its and their respective officers, directors and other Representatives (including the Company Board of Directors and any committee thereof) not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would reasonably be expected to lead to an Acquisition Proposal; (ii) participate in any negotiations regarding, or furnish to any person any information relating to the Company or any Company Subsidiary in connection with an actual or potential Acquisition Proposal; (iii) adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal; (iv) withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, or resolve or agree to take any such action; (v) (I) if an Acquisition Proposal has been publicly disclosed, fail to publicly and without qualification recommend against any such Acquisition Proposal within ten (10) Business Days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Parent, such rejection of such Acquisition Proposal) and reaffirm the Company Board Recommendation within such ten (10) Business Day period (or, if earlier, by the second (2nd) Business Day prior to the Company Stockholders Meeting) or (II) fail to publicly and without qualification reaffirm the Company Board Recommendation within ten (10) Business Days after any request by Parent to do so (or, if earlier, by the second (2nd) Business Day prior to the Company Stockholders Meeting) it being understood and agreed that, without limiting clause (I) and other than requests for reaffirmation made by Parent within five (5) Business Days of the date that an Acquisition Proposal first becomes public, Parent shall be entitled to request a reaffirmation of the Company Board Recommendation under this clause (II) no more than two (2) times in total with respect to any Acquisition Proposal (provided that, for the avoidance of doubt, any material amendment, revision or change to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 5.2); (vi) fail to include the Company Board Recommendation in the Proxy Statement; (vii) approve, or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.2) (a “Company Acquisition Agreement”); (viii) call or convene a meeting of the Company Stockholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the Transactions or (ix) resolve, publicly propose or agree to do any of the foregoing (any act described in clauses (iii), (iv), (v), (vi), (vii), (viii) and/or (ix) (to the extent related to the foregoing clauses (iii), (iv), (v), (vi), (vii) or (viii)), a “Change of Recommendation”). Any material amendment, revision or change to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 5.2. The Company shall, and shall cause the Company Subsidiaries and its and their respective officers, directors and other Representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons (or provision of any information to any persons) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Promptly after the date hereof (and in any event within two (2) Business Days following the date hereof), the Company shall (A) request in writing that each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal by such person and its Representatives. The Company shall enforce, and not waive, terminate or modify without Parent’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement. For purposes of this Section 5.2, the term “person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Subsidiary of Parent or any of their Representatives. For the avoidance of doubt, any violation of the restrictions set forth in this Section 5.2 by (x) a Company Subsidiary, (y) a director or officer of the Company or any Company Subsidiary or (z) any other Representatives acting on behalf or at the direction of the Company or any Company Subsidiary shall be a breach of this Section 5.2 by the Company.
(b)Notwithstanding the limitations set forth in Section 5.2(a), if the Company receives, prior to the Company Stockholder Approval being obtained, a bona fide, written Acquisition Proposal that did not result from a breach of this Section 5.2, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and, in each case, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable Law, then in either event the Company, the Company Subsidiaries and its and their respective Representatives may take the following actions: (x) furnish nonpublic information with respect to the Company to the person making such Acquisition Proposal and its Representatives, if, and only if, prior to so furnishing such information, the Company receives from such person an executed Acceptable Confidentiality Agreement and the Company also provides Parent, prior to or substantially concurrently with the time such information is provided or made available to such person, any nonpublic information furnished to such other person that was not previously furnished to Parent, and (y) engage in discussions or negotiations with such person with respect to such Acquisition Proposal.
(c)The Company shall promptly (and in any event within forty-eight (48) hours) notify Parent of the Company’s or any of its affiliates’ or its or their respective Representatives’ receipt of any Acquisition Proposal, any proposals or inquiries that would reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to the Company or any Company Subsidiary by any person who has made or would reasonably be expected to make any Acquisition Proposal. Such notice shall indicate the identity of the person making the Acquisition Proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request, including unredacted copies of all written requests, proposals, correspondence or offers, including proposed agreements received by the Company or its Representatives relating to such Acquisition Proposal or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting the Company’s other obligations under this Section 5.2, the Company shall keep Parent reasonably informed on a prompt and timely basis of the status and material terms (including any amendments or proposed amendments to such material terms) of any such Acquisition Proposal or potential Acquisition Proposal and keep Parent reasonably informed on a prompt and timely basis as to the nature of any information requested of the Company with respect thereto and promptly (and in any event within forty-eight (48) hours) provide to Parent copies of all proposals, offers and proposed agreements relating to an Acquisition Proposal received by the Company or its Representatives or, if such information or communication is not in writing, a reasonably detailed written description of the material contents thereof. Without limiting the Company’s other obligations under this Section 5.2, the Company shall promptly (and in any event within forty-eight (48) hours) provide to Parent any nonpublic information concerning the Company provided to any other person in connection with any Acquisition Proposal that was not previously provided to Parent. Without limiting the foregoing, the Company shall promptly (and in any event within forty-eight (48) hours after such determination) inform Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.2(b). Unless this Agreement has been validly terminated pursuant to Section 8.1, the Company shall not take any action to exempt any person other than Parent or Merger Sub from the restrictions on “business combinations” contained in any applicable Takeover Statute or in the Company Governing Documents, or otherwise cause such restrictions not to apply. The Company agrees that it will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.2.
(d)Notwithstanding anything in this Section 5.2 to the contrary, but subject to Section 5.2(e), at any time prior to the Company Stockholder Approval being obtained, the Company Board of Directors may (i) make a Change of Recommendation (only of the type contemplated by Section 5.2(a)(iv) or Section 5.2(a)(vi)) in response to an Intervening Event if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable Law or (ii) (x) make a Change of Recommendation in response to or (y) terminate this Agreement pursuant to Section 8.1(h) to enter into a definitive agreement with respect to, in each case of clauses (x) and (y), an Acquisition Proposal received after the date of this Agreement (which, for the avoidance of doubt, did not result from a breach of this Section 5.2 and such Acquisition Proposal is not withdrawn) if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors that such Acquisition Proposal constitutes a Superior Proposal, but only if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisors, that failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable Law; provided that notwithstanding anything to the contrary herein, neither the Company nor any Company Subsidiary shall enter into any Company Acquisition Agreement unless this Agreement has been validly terminated in accordance with Section 8.1.
(e)Prior to the Company taking any action permitted (i) under Section 5.2(d)(i), the Company shall provide Parent with four (4)-Business Days’ prior written notice advising Parent that the Company Board of Directors intends to effect a Change of Recommendation and specifying, in reasonable detail, the reasons therefor, and during such four (4) Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day), the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a Change of Recommendation and at the end of such four (4) Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day) the Company Board of Directors again makes the determination required under Section 5.2(d)(i) (after in good faith taking into account any amendments proposed by Parent in writing that, if accepted by the Company, would be binding on Parent) or (ii) under Section 5.2(d)(ii), the Company shall provide Parent with four (4) Business Days’ prior written notice advising Parent that the Company Board of Directors intends to take such action and specifying the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and during such four (4) Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day), the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and at the end of such four (4) Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day) the Company Board of Directors again makes the determination required under Section 5.2(d)(ii) (after in good faith taking into account the amendments proposed by Parent in writing that, if accepted by the Company, would be binding on Parent). With respect to Section 5.2(e)(ii), if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration the Company Stockholders would receive as a result of the Superior Proposal), the Company shall notify Parent of each such amendment, revision or change in compliance with Section 5.2(c) and the applicable four (4) Business Day period described in Section 5.2(e)(ii) shall be extended until at least three (3) Business Days after the time that Parent receives notification from the Company of each such revision, and the Company Board of Directors shall not take any such action permitted under Section 5.2(d)(ii) prior to the end of any such period (which period shall expire at 11:59 p.m., Pacific Time, on the applicable day) as so extended in accordance with the terms of this Section 5.2(e).
(f)Nothing in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company Stockholders a position contemplated by Rules 14d-9 and 14e2(a)

promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that, in the case of each of clauses (i) and (ii), any such disclosure or communication shall be deemed to be a Change of Recommendation unless such disclosure (x) includes an express reaffirmation of the Company Board Recommendation, without any amendment, withdrawal, alteration, modification or qualification thereof and (y) does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation. For the avoidance of doubt, this Section 5.2(f) shall not permit the Company Board of Directors to make (or otherwise modify the definition of) a Change of Recommendation except to the extent expressly permitted by Section 5.2(d) and Section 5.2(e).
Section 5.3.Preparation of the Proxy Statement; Company Stockholders Meeting.

(a)As promptly as reasonably practicable after the date hereof the Company shall prepare (and Parent shall reasonably and in good faith cooperate in such preparation) and file with the SEC a preliminary Proxy Statement, and the Company will use its reasonable best efforts to cause such filing to occur no later than thirty (30) days following the execution of this Agreement. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Parent shall provide the Company such assistance and cooperation as may be reasonably requested by the Company in the preparation of the information related to Parent or Merger Sub to be included in the Proxy Statement. Each of the Company and Parent shall use its respective reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company Stockholders as promptly as practicable after the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. The Company shall give Parent and its counsel reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating them to holders of shares of Company Common Stock and a reasonable opportunity to review and comment on all responses to requests for additional information, and shall consider any comments proposed by Parent in good faith. If, at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and correct such information, and the Company shall file with the SEC an appropriate amendment or supplement describing such information.
(b)Subject to the earlier termination of this Agreement in accordance with Section 8.1, the Company shall (i) as promptly as reasonably practicable after the date hereof and in consultation with Parent, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Company Stockholders Meeting assuming that, for such purposes only, the record date of the Company Stockholders Meeting will be twenty (20) Business Days after the date the broker search is conducted and (ii) duly call, give notice of, convene and hold a meeting of the Company Stockholders for the purpose of seeking the Company Stockholder Approval (as it may be adjourned or postponed as provided below, the “Company Stockholders Meeting”) as soon as reasonably practicable after the date hereof (but in no event later than forty-five (45) days following the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon), and the Company shall submit such proposal to the Company Stockholders at the Company Stockholders Meeting and shall not submit any other proposal to the Company Stockholders in connection with the Company Stockholders Meeting (other than an advisory vote regarding merger-related compensation and a customary proposal regarding adjournment of the Company Stockholders Meeting) without the prior written consent of Parent. The Company agrees (i) to provide Parent with reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports as received by the Company) and to give written notice (which, for the avoidance of doubt, may be given via email) to Parent one (1) day prior to, and on the date of, the Company Stockholders Meeting, indicating whether, as of such date, sufficient proxies representing the Company Stockholder Approval have been obtained.
(c)Notwithstanding anything to the contrary contained in this Agreement, the Company shall not adjourn or postpone the Company Stockholders Meeting without Parent’s prior written consent; provided that without Parent’s prior written consent, the Company may adjourn or postpone the Company Stockholders Meeting (i) after consultation with Parent, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required by Law is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting or (ii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Company Stockholders Meeting or to obtain the Company Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Company Stockholder Approval; provided that unless agreed to in writing by Parent, (x) any such adjournment or postponement shall be for a period of no more than ten (10) Business Days, and (y) the Company shall only be permitted to effect no more than two (2) such adjournments or postponements; provided, further, that (A) no postponement contemplated by clause (ii) shall be permitted if it would require a change to the record date for the Company Stockholders Meeting, and (B) if requested by Parent, the Company shall effect an adjournment or postponement of the Company Stockholders Meeting under the circumstances contemplated by clause (ii) for a period of up to ten (10) Business Days each (provided that Parent shall only make up to one (1) such request, and no such request for a postponement shall be permitted if it would require a change in the record date for the Company Stockholders Meeting). The Company shall use its reasonable best efforts to (A) solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and approval of the Transactions, including the Merger and (B) take all other action necessary or advisable to secure the Company Stockholder Approval, including, unless the Company Board of Directors has validly made a Change of Recommendation in accordance with Section 5.2, by communicating to the Company’s stockholders the Company Board Recommendation and including such Company Board Recommendation in the Proxy Statement. Notwithstanding any Change of Recommendation, unless this Agreement is terminated in accordance with its terms, (x) the Company Stockholders Meeting shall be convened and this Agreement shall be submitted to the Company Stockholders for approval at the Company Stockholders Meeting, and nothing contained herein shall be deemed to relieve the Company of such obligation and (y) all other obligations of the Parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal).

Article VI ADDITIONAL AGREEMENTS
Section 6.1.Access; Confidentiality; Notice of Certain Events.

(a)From the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and Parent’s Representatives reasonable access during normal business hours and upon reasonable advance notice to the Company’s and the Company Subsidiaries’ offices, properties, Contracts, personnel, books and records (so long as any such access does not unreasonably interfere with the Company’s business), and during such period, the Company shall, and shall cause each Company Subsidiary to, furnish as promptly as practicable to Parent all information (financial or otherwise) concerning its business, properties, offices, Contracts and personnel as Parent may reasonably request (including information for purposes that are, in good faith, related to the consummation of the Transaction, transition and integration planning or the post-Closing operation of the Surviving Corporation and its Subsidiaries). Notwithstanding the foregoing, the Company shall not be required by this Section 6.1 to provide Parent or Parent’s

Representatives with access to or to disclose information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a third party entered into prior to the date hereof (provided, however, that, at Parent’s written request, the Company shall use its commercially reasonable efforts (x) to obtain the required consent of such third party to such access or disclosure or (y) to make appropriate substitute arrangements to permit reasonable access or disclosure not in violation of such consent requirement), (ii) the disclosure of which, in the reasonable good faith judgment of the Company after consultation with legal counsel, would violate applicable Law (provided, however, that the Company shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law) or (iii) the disclosure of which, in the reasonable good faith judgement of the Company after consultation with legal counsel, would cause the loss of any attorneyclient, attorney work product or other legal privilege (provided, however, that the Company shall use its commercially reasonable efforts to allow for such access or disclosure to the maximum extent that such access or disclosure would not result in the loss of such attorneyclient, attorney work product or other legal privilege). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to the other pursuant to this Section 6.1(a) to the extent such access or information is actually pertinent to a pending or threatened litigation where Parent or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties.
(b)Each of the Company and Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.
(c)The Company shall give prompt notice to Parent, and Parent shall give prompt written notice to the Company (i) of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Voting Agreements or the Transactions, including the Merger, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, (ii) of any legal proceeding commenced or, to such Party’s Knowledge, threatened against such Party or any of its Subsidiaries, affiliates, directors or officers or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, affiliates, directors or officers, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any Company Subsidiary that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or which would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.1(c) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date hereof or otherwise limit or affect the remedies available hereunder to Parent and Merger Sub; provided, further, that either Party’s obligations, actions or inactions pursuant to this Section 6.1(c), in each case in and of themselves, shall be deemed excluded for purposes of determining whether the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable, has been satisfied.
Section 6.2.Reasonable Best Efforts.

(a)Subject to the terms and conditions of this Agreement, including this Section 6.2, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including the Merger, as soon as practicable after the date hereof, including using reasonable best efforts to (i) prepare and file or otherwise provide, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations to be obtained from any third party and/or any Governmental Entity in order to consummate the Transactions, including the Merger, in the case of

Governmental Entities, as set forth on Section 7.1(b) of the Company Disclosure Letter or as otherwise agreed by Parent and the Company (such agreement not to be unreasonably withheld, conditioned or delayed), and (ii) take all actions as may be necessary, subject to the limitations in this Section 6.2, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, each Party agrees to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within twenty-five (25) Business Days after the execution of this Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to use reasonable best efforts, subject to the terms and conditions of this Section 6.2, to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable and (y) make all other filings in the jurisdictions set forth on Section 7.1(b) of the Company Disclosure Letter as promptly as reasonably practicable after the date hereof, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any Regulatory Laws. Notwithstanding anything to the contrary in this Agreement, none of Parent, Merger Sub or any of their respective Subsidiaries shall be required to, and the Company may not and may not permit any Subsidiary to, without the prior written consent of Parent, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of any business of Parent, Merger Sub, the Company or any Subsidiary of Parent or the Company, (B) in any manner conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of Parent, Merger Sub, the Company or any Subsidiary of Parent or the Company or (C) impose any restriction, requirement or limitation on the operation of the business or portion of the business of Parent, Merger Sub, the Company or any Subsidiary of Parent or the Company, in the case of each of the foregoing clauses (A) through (C), if any such action (x) would reasonably be expected to, individually or in the aggregate, impact Parent, the Company or any of their respective Subsidiaries in a manner or amount that is material relative to the Company and the Company Subsidiaries, taken as a whole, measured in accordance with Section 6.2(a)(i) of the Company Disclosure Letter or (y) is with respect to any assets, business or portion of a business set forth on Section 6.2(a)(ii) of the Company Disclosure Letter; provided that if requested by Parent, the Company or its Subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company or its Subsidiaries in the event the Closing occurs.
(b)Each of Parent and the Company shall, in connection with and without limiting Section 6.2(a) and the Parties’ efforts to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the Transactions under the HSR Act or any other Regulatory Law, (i) to the extent not prohibited by applicable Law, cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other Party and furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity, by promptly providing copies to the other Party of any such written communications (or, in the case of oral communications, advise the other Party of such communications), and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or other applicable Governmental Entity or other Person, give the other Party the opportunity to attend and participate in any inperson meetings, substantive telephone calls or conferences with the DOJ, the FTC or other Governmental Entity or other Person; provided, however, that materials required to be provided pursuant to the foregoing clauses (i) through (iii) may be redacted (A) to remove references concerning the valuation of Parent, the Company or any of their respective Subsidiaries, (B) as necessary to comply with contractual arrangements and (C) as reasonably necessary to address preserving an applicable privilege or complying with a confidentiality obligation; provided, further, that each of Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.2(b) as “Antitrust Counsel Only Material” which such material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent on the one hand or the Company on the other) or its legal counsel. Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the Parties, control and direct all communications and strategy in dealing with any Governmental Entity under the HSR Act and other Regulatory Laws; provided that Parent shall consider in good faith the views and comments of the Company and its outside counsel with respect to such communications and strategies.
(c)In connection with and without limiting the foregoing, in the event that Parent requests the Company to do so, the Company shall give any notices to third parties required under Contracts to which the Company or any Company Subsidiary is a party, and the Company shall use, and cause each of the Company Subsidiaries to use, its reasonable best efforts to obtain any third party consents to any Contracts to which the Company or any Company Subsidiary is a party that are necessary, proper or advisable to consummate the Transactions, including the Merger. Notwithstanding anything to the contrary herein, none of Parent, the Company or any of their respective Subsidiaries shall be required to pay any consent or other similar fee, payment or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such third party consents (except, in the case of the Company, if requested by Parent and either (i) reimbursed or indemnified for by Parent or (ii) subject to the occurrence of the Closing).
(d)During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent shall not, and shall cause its affiliates not to, acquire or agree to acquire all or substantially all of the assets of, or equity in, any Person, if the entering into of a definitive agreement providing for, or the consummation of, such an acquisition would, or would reasonably be expected to, prevent Parent from obtaining any Requisite Regulatory Approval prior to the Outside Date.
Section 6.3.Publicity. From and after the date hereof until the earlier of the Closing or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement or the Voting Agreements without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement or the Voting Agreements, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party and its Representatives to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by such other Party and its Representatives; provided, however, that (i) the Parties shall not be required by this Section 6.3 to provide any such review or opportunity to comment to the other Party relating to any dispute between the Parties relating to this Agreement, (ii) each Party may make statements that are consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.3 or make statements regarding the actual or expected financial impact (including earnings guidance) of the Transactions on such Party or in response to questions by analysts, investors or those participating in investor calls or industry conferences, and (iii) the obligations set forth in this Section 6.3 shall not apply to any communication with respect to any Acquisition Proposal or Superior Proposal or a Change of Recommendation, made in accordance with Section 5.2.

Section 6.4.D&O Insurance and Indemnification.

(a)For six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present directors and officers of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and the Company Governing Documents; provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Persons serving as an officer, director, employee or other fiduciary of the Company or any Company Subsidiary or of any other Person if such service was at the request or for the benefit of the Company or any Company Subsidiary, to the fullest extent permitted by applicable Law and the Company Governing Documents or the organizational documents of the applicable Company Subsidiary (as applicable) or any indemnification agreements with such Persons in existence on the date of this Agreement as set forth on Section 6.4(a) of the Company Disclosure Letter and provided to Parent prior to the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in the Company’s or the Company Subsidiaries’ respective certificate of incorporation or bylaws (or comparable organizational documents) or in any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement as set forth on Section 6.4(a) of the Company Disclosure Letter and provided to Parent prior to the date of this Agreement shall survive the Transactions, including the Merger, and shall continue in full force and effect in accordance with the terms thereof; provided that, for the avoidance of doubt, such indemnification agreements shall survive the Closing only with respect to acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) and shall not apply to any acts or omissions occurring or alleged to have occurred after the Effective Time. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Corporation on or prior to the sixth (6th) anniversary of the Effective Time of a matter in respect of which such Person intends in good faith to seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.
(b)For six (6) years after the Effective Time, Parent shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and (ii) any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement and provided to Parent prior to the date of this Agreement, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions).

(c)At or prior to the Effective Time, the Company shall purchase a six (6)-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and the Company Subsidiaries with respect to matters arising at or prior to the Effective Time; provided, however, that the Company shall not commit or spend on such “tail” policy, in the aggregate, more than three hundred percent (300%) of the last aggregate annual premium paid by the Company prior to the date hereof for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, the Company shall be permitted to purchase only as much coverage as reasonably practicable for the Base Amount. The Company shall in good faith cooperate with Parent prior to the Closing with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options.
(d)In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4. The rights and obligations under this Section 6.4 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third party beneficiaries of this Section 6.4, each of whom may enforce the provisions thereof.
Section 6.5.Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions (including, for the avoidance of doubt, the Voting Agreements) and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions (including, for the avoidance of doubt, the Voting Agreements) may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions. No Change of Recommendation shall change, or be deemed to change, or permit the Company or the Company Board of Directors to change, in any manner or respect, the approval of the Company Board of Directors for purposes of causing any Takeover Statute to be inapplicable to the Merger or any of the other Transactions (including, for the avoidance of doubt, the Voting Agreements).
Section 6.6.Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, any violation of the obligations of Merger Sub under this Agreement shall also be deemed to be a breach of this Agreement by Parent.

Section 6.7.Employee Matters.

(a)Effective as of the Effective Time and for a period of twelve (12) months thereafter, Parent shall, or cause its Subsidiaries (including the Surviving Corporation and the Company Subsidiaries) to, provide to each employee of the Company and Company Subsidiary as of immediately prior to the Effective Time who continues to be employed by Parent or any Subsidiary thereof (the “Continuing Employees”), (i) a base salary or wage rate, as applicable, no less favorable than that in effect for such Continuing Employee immediately prior to Closing, (ii) target incentive cash compensation opportunities that are no less favorable than those provided to such Continuing Employees immediately prior to Closing, and (iii) long-term incentive opportunities and employee benefits (excluding defined benefit pension, retiree medical or welfare benefits, change in control or retention arrangements, and severance benefits) that are, in the aggregate, in Parent’s discretion, either (A) no less favorable to such Continuing Employee than those in effect for such Continuing Employee immediately prior to the Closing or (B)  no less favorable than those in effect for similarly situated employees of Parent and its Subsidiaries.

(b)For all purposes of vesting, eligibility to participate and level of benefits under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply (x) for any purpose with respect to any equity incentive plan, defined benefit pension plan, post-retirement welfare plan or any plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or that is grandfathered or frozen or (y) to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) Parent or its applicable Subsidiary shall use its commercially reasonable efforts to ensure that each Continuing Employee shall be immediately eligible to participate, without any waiting time (other than any administrative delays in connection with any transition to Parent’s tax qualified defined contribution plan), in any and all New Plans to the extent coverage under such New Plan is of the same type as the Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) (A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Parent or its applicable Subsidiary shall use its commercially reasonable efforts to cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Continuing Employee participated immediately prior to the Effective Time and (B) Parent and its applicable Subsidiary shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c)If, at least ten (10) Business Days prior to the Effective Time, Parent provides written notice to the Company directing the Company to terminate its 401(k) plan(s), the Company shall terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Effective Time occurs (the “401(k) Termination Date”). In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors at least two (2) Business Days prior to the day on which the Effective Time occurs; provided that, reasonably in advance of amending or terminating the Company’s 401(k) plan, the Company shall provide Parent with the form and substance of any applicable resolutions or amendments for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed). If the Company 401(k) plan is terminated pursuant to this Section 6.7(c), then as soon as practicable following the 401(k) Termination Date, Parent shall permit all Continuing Employees who were eligible to participate in the Company 401(k) plan immediately prior to the 401(k) Termination Date to participate in Parent’s 401(k) plan and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Company 401(k) plan (excluding any outstanding participant loans), to Parent’s 401(k) plan, except to the extent accepting such transfers would adversely affect the tax-qualified status of Parent’s 401(k) plan or as may be prohibited by Parent’s 401(k) plan.
(d)Between the date hereof and the Effective Time, any broad-based notices or communication materials (including website postings and scripts or talking points for town hall meetings) from the Company or its affiliates to their employees with respect to the Transactions or employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Transactions or employment thereafter, shall be subject to the prior review and approval of Parent (which shall not be unreasonably withheld, conditioned or delayed), except to the extent that the information contained in such materials is consistent with materials previously agreed with Parent or previous press releases, public disclosures or public statements made by the Company in compliance with Section 6.3.
(e)Without limiting the generality of this Section 6.7, Parent shall honor all obligations under any Company Benefit Plan that is a short-term cash incentive compensation plan or arrangement (a “Cash Bonus Plan”) with respect to the Company’s fiscal year 2025 and shall make all payments and determinations thereunder in accordance with the terms of such Cash Bonus Plan and consistent with past practice (to the extent such practice has been disclosed to Parent prior to the date of this Agreement) solely to the extent such payments have not been made by the Company or the Company Subsidiaries prior to the Effective Time; provided that the amounts payable thereunder shall not be less than the lesser of (i) the amount accrued with respect to the applicable Cash Bonus Plan and (ii) the amount earned based on actual performance with respect to the applicable Cash Bonus Plan, in each case in accordance with the terms and conditions of such Cash Bonus Plan with respect to the Company’s fiscal year 2025 as of the date of this Agreement.
(f)Notwithstanding anything in this Agreement to the contrary, and without limiting the generality of Section 9.7(b), nothing in this Agreement shall (i) confer upon any Continuing Employee any right to continue in the employ or service of Parent or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee, (ii) be deemed or construed to create, or be an amendment or other modification of, any Company Benefit Plan or employee benefit plan of Parent or Merger Sub or (ii) create any third party rights in any current or former service provider of the Company or its affiliates (or any beneficiaries or dependents thereof).
Section 6.8.Rule 16b-3. Prior to the Effective Time, the Company shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.9.Stockholder Litigation. The Company shall provide Parent prompt notice (and in any event within forty-eight (48) hours) of any litigation brought by any stockholder of the Company or purported stockholder of the Company against the Company, any of its Subsidiaries and/or any of their respective directors or officers relating to the Merger or any of the other Transactions or this Agreement or the Voting Agreements, and shall keep Parent informed on a prompt and timely basis with respect to the status thereof. The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement shall be agreed without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except that Parent may, in its sole discretion, withhold such consent to any settlement which does not include a full release of Parent and its affiliates (including the Surviving Corporation and its Subsidiaries) or which imposes an injunction or other equitable relief on the Company, Parent or any of their affiliates (including, after the Effective Time, the Surviving Corporation and its Subsidiaries). In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.9 and Section 5.1 or Section 6.2, the provisions of this Section 6.9 shall control.

Section 6.10.Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Class A Common Stock from the NYSE and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until at or after the Effective Time. If the Surviving Corporation may be required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and which falls on a date that is on or prior to the first date on which the Surviving Corporation may file a Form 15 terminating its reporting obligations pursuant to the Exchange Act in respect of the Merger, the Company shall provide to Parent, at least two (2) Business Days prior to the Closing, a draft of such report that is sufficiently developed such that it can be timely filed, and when filed, will (a) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (b) comply in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of the NYSE.

Section 6.11.Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 6.12.Specified Matters. The Company shall take the actions set forth on Section 6.12 of the Company Disclosure Letter.

Article VIICONDITIONS TO CONSUMMATION OF THE MERGER
Section 7.1.Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a)Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.
(b)Government Consents. (i) The waiting period (or extensions thereof) under the HSR Act relating to the Transactions and any commitments not to close the Merger before a certain date under a timing agreement entered into with any Governmental Entity shall have expired or been terminated and (ii) all applicable filings, registrations, waiting periods (or extensions thereof) and approvals under each other applicable Regulatory Law relating to the Transactions that is set forth on Section 7.1(b) of the Company Disclosure Letter shall have been made, expired, terminated and obtained, as the case may be, and remain in effect (collectively, the “Requisite Regulatory Approvals”).
(c)No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the Effective Time, in each case which has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger.
Section 7.2.Conditions to Obligations of Parent. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

(a)Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.1(a) (other than the last two sentences thereof) (Qualification, Organization, Subsidiaries, etc.), the first sentence of Section 3.1(b) (Qualification, Organization, Subsidiaries, etc.), Section 3.3 (Corporate Authority), Section 3.22 (Opinion of Financial Advisor), Section 3.23 (State Takeover Statutes; Anti-Takeover Laws) and Section 3.25 (Finders and Brokers) (x) that are qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (y) that are not qualified by materiality or Company Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (ii) the representations and warranties of the Company set forth in (x) the first three sentences of Section 3.2(a) (Capitalization) and (y) Section 3.2(b) and Section 3.2(c) (Capitalization), shall be true and correct other than for de minimis inaccuracies as of the date hereof and shall be true and correct other than for de minimis inaccuracies as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (iii) the representations and warranties of the Company set forth in Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing; and (iv)  the other representations and warranties of the Company set forth in this Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (iv), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with the obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing.
(c)No Company Material Adverse Effect. A Company Material Adverse Effect shall not have occurred on or after the date of the Agreement and be continuing.
(d)Company Officer’s Certificate. Parent shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer or chief financial officer of the Company certifying that each of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) has been satisfied.
Section 7.3.Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:
(a)Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement (without giving effect to any qualification as to materiality contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality contained therein) would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger.

(b)Performance of Obligations of Parent. Each of Parent and Merger Sub shall have performed and complied in all material respects with the obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing.
(c)Parent Officer’s Certificate. The Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer or chief financial officer of Parent certifying that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) has been satisfied.
Article VIIITERMINATION
Section 8.1.Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time before the Closing, as follows (with any termination by Parent also being an effective termination by Merger Sub):

(a)by mutual written consent of Parent and the Company;
(b)by the Company, in the event that (i) Parent and/or Merger Sub shall have breached, failed to perform or violated their respective obligations, covenants or agreements under this Agreement or (ii) any of the representations and warranties of Parent or Merger Sub set forth in this Agreement shall have been breached or become inaccurate, in either case of clause (i) or (ii) in a manner that, if continuing on the Closing Date, would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Parent or Merger Sub, as applicable, before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the thirtieth (30th) calendar day following receipt of written notice from the Company of such breach, failure to perform, violation or inaccuracy; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(b) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c);
(c)by Parent, in the event that (i) the Company shall have breached, failed to perform or violated its obligations, covenants or agreements under this Agreement or (ii) any of the representations and warranties of the Company set forth in this Agreement shall have been breached or become inaccurate, in either case of clause (i) or (ii) in a manner that, if continuing on the Closing Date, would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the Company before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the thirtieth (30th) calendar day following receipt of written notice from Parent of such breach, failure to perform, violation or inaccuracy; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);
(d)by either Parent or the Company if the Closing has not occurred on or before August 18, 2026 (as extended, the “Outside Date”); provided, that if, on the Outside Date, all of the conditions set forth in Article VII, other than the conditions set forth in Section 7.1(b) and Section 7.1(c) (to the extent any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Regulatory Law) and those conditions that by their nature are to be satisfied at Closing (but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), shall have been satisfied or waived, then the Outside Date shall automatically be extended one (1) time for all purposes hereunder until November 18, 2026, which date shall thereafter be deemed to be the Outside Date; provided, further, that if all the conditions set forth in Article VII are satisfied (or in the case of conditions that by their nature are to be satisfied on the Closing Date, are then capable of being satisfied if the Closing were to take place on such date) on a date that occurs on or prior to the Outside Date but the Closing would thereafter occur in accordance with Section 1.3 on a date (the “Specified Date”) that occurs after such Outside Date, then the Outside Date shall automatically be extended to such Specified Date and the Specified Date shall become the Outside Date for purposes of this Agreement provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a proximate cause of the failure of the Transactions to be consummated by the Outside Date and such action or failure to act constitutes a material breach of this Agreement;
(e)by Parent, if, prior to obtaining the Company Stockholder Approval, (i) the Company or the Company Board of Directors (or any committee thereof) shall have effected a Change of Recommendation (whether or not in compliance with this Agreement) or (ii) the Company has materially breached Section 5.2;
(f)by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, nonappealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions;
(g)by either the Company or Parent, if the Company Stockholders Meeting, including any adjournment or postponement thereof, at which the proposal to approve the Merger and adopt this Agreement has been voted upon shall have concluded and the Company Stockholder Approval shall not have been obtained; or
(h)by the Company, prior to the time the Company Stockholder Approval is obtained, in order to concurrently enter into a definitive agreement providing for a Superior Proposal in accordance with Section 5.2(d)(ii); provided that (i) the Company has complied with the terms of Section 5.2 and (ii) prior to or concurrently with (and as a condition to) the termination of this Agreement, the Company pays to Parent the Termination Fee.
Section 8.2.Effect of Termination.

(a)In the event of the valid termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, this Section 8.2 and Section 9.3 through Section 9.12 shall survive such termination; provided that nothing herein shall relieve any Party from liability for fraud or willful breach of this Agreement prior to such termination (which liability it is expressly acknowledged is not limited to reimbursement of expenses or out-of-pocket costs and may include damages based on loss of the economic benefits of the Transactions, which may include loss of premium to which the holders of Company Common Stock and holders of Company Equity Awards would have been entitled hereunder, in each case, subject to the terms of Section 9.7(b)). For purposes of this Agreement, (i) “willful breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement; and (ii) “fraud” shall mean common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.
(b)Termination Fee.
(i)If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(d) or Section 8.1(g), or Parent terminates this Agreement pursuant to Section 8.1(c), (B) after the date hereof and prior to the date of such termination (or prior to the Company Stockholder Approval in the case of termination pursuant to Section 8.1(g)), a bona fide Acquisition Proposal is publicly disclosed (whether by the Company or a third party), or otherwise made known to the Company Board of Directors or the Company’s management, and in each case, is not withdrawn (publicly, if publicly disclosed) at least three (3) Business Days prior to the earlier of the date of the Company Stockholders Meeting or the date of such termination and (C) within twelve (12) months of such termination, an Acquisition Proposal is consummated or a definitive agreement with respect to an Acquisition Proposal is entered into, then on or prior to the date that is the earlier of (x) the date any such Acquisition Proposal is consummated and (y) the date of entry into any such definitive agreement, the Company shall pay or cause to be paid to Parent an aggregate fee equal to sixty-three million dollars ($63,000,000) in cash (the “Termination Fee”). Solely for purposes of this Section 8.2(b)(i), the term “Acquisition Proposal” shall have the meaning assigned to such term in Annex A, except that all references to “fifteen percent (15%)” and “eighty five percent (85%)” therein shall be deemed to be references to “fifty percent (50%).”
(ii)If (x) Parent terminates this Agreement pursuant to Section 8.1(e) or (y) the Company terminates this Agreement pursuant to Section 8.1(d) at a time when Parent would be permitted to terminate this Agreement pursuant to Section 8.1(e), within two (2) Business Days after such termination, the Company shall pay or cause to be paid to Parent the Termination Fee.
(iii)If the Company terminates this Agreement pursuant to Section 8.1(h), prior to or concurrently with (and as a condition to) such termination, the Company shall pay or cause to be paid to Parent the Termination Fee.
(iv)In the event any amount is payable by the Company pursuant to the preceding clauses (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent (which account shall be designated by Parent upon request by the Company to allow the Company to pay or cause to be paid to Parent any amounts payable hereunder within the time periods required by this Section 8.2). For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.
(c)Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that, without these agreements, the Parties hereto would not enter into this Agreement. Each Party further acknowledges that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if the Company fails to pay in a timely manner any amount due pursuant to Section 8.2(b), then (i)  the Company shall reimburse Parent for all reasonable and documented out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, including in connection with any related claims, actions or proceedings commenced and (ii) the Company shall pay to Parent interest on the amounts payable pursuant to Section 8.2(b) from and including the date payment of such amounts were due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made plus five percent (5%) or a lesser rate that is the maximum then-permitted by applicable Law. Notwithstanding anything to the contrary in this Agreement, except the right to seek monetary damages for fraud (solely as it relates to the representations and warranties expressly made in Article III) or for willful breach occurring prior to the valid termination of this Agreement, and without limiting Parent’s or Merger Sub’s right to specific performance in accordance with Section 9.12, (A) the Termination Fee (and any other amounts expressly contemplated by this Section 8.2, if any) shall be the sole and exclusive monetary remedy available to Parent and Merger Sub in connection with this Agreement and the Transactions in any circumstance in which the Termination Fee becomes due and payable and is paid by the Company in accordance with this Agreement, and (B) upon Parent’s receipt of the full Termination Fee (and any other amounts contemplated by this Section 8.2(c)) pursuant to this Section 8.2 in circumstances in which the Termination Fee is payable, none of the Company, any Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for fraud or willful breach. For the avoidance of doubt, Parent may seek specific performance to cause the Company to consummate the Transactions in accordance with Section 9.12 and the payment of the Termination Fee pursuant to this Section 8.2(c), but in no event shall Parent be entitled to both (i)

specific performance to cause the Company to consummate the Transactions in accordance with Section 9.12 and (ii) the payment of the Termination Fee pursuant to this Section 8.2(c).
Article IXMISCELLANEOUS
Section 9.1.Amendment and Modification; Waiver.

(a)Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties.
(b)At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of Parent, Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 9.2.NonSurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

Section 9.3.Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses.

Section 9.4.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender; provided that, electronic mail received after 6:00 p.m., Pacific Time, shall be deemed received on the next day) or sent by a nationally recognized overnight courier service or express delivery service (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to Parent or Merger Sub, to:

Adobe Inc.
601 Townsend Street
San Francisco, CA 94103
Attention:    Peter Wu, Director and Associate General Counsel, M&A and Corporate Legal
Email:        pewu@adobe.com

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:         Jacob A. Kling
        Steven R. Green
    Email:        JAKling@wlrk.com
            SRGreen@wlrk.com
    if to the Company, to:

Semrush Holdings, Inc.
800 Boylston Street, Suite 2475
Boston, MA 02199
Attention:     David Mason
Email:        david.mason@semrush.com

with copies to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:     Lee Hochbaum
Email:     lee.hochbaum@davispolk.com

Section 9.5.Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive, and shall be interpreted as “and/or.” The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The table of contents and headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. A reference to any specific Law or to any provision of any Law, whether or not followed by the phrase “as amended,” includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars. References to any Person include the successors and permitted assigns of that Person. Any action required to be taken by or on a day or Business Day may be taken until 11:59 P.M. Pacific Time on such day or Business Day. If any period expires on a day that is not a Business Day or event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. All references to “days” shall be deemed to include calendar days unless otherwise indicated as a “Business Day”. All days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Pacific Time. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The phrase “made available” or “provided” by the Company or Parent, as applicable, in this Agreement shall mean that the information referred to has been (x) posted to the electronic data site established by the Company captioned “Project Landsdowne” in a manner that is visible to Parent and its Representatives (with respect to information made available or provided by the Company only), (y) made available via email by the Company or Parent (or their respective representatives), as applicable, or (z) made publicly available in the Company SEC Documents, as applicable, in each case at least two (2) Business Days prior to the date hereof. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.6.Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf or DocuSign format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 9.7.Entire Agreement; ThirdParty Beneficiaries.

(a)This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter), and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that the Exhibits, Company Disclosure Letter and Parent Disclosure Letter annexed hereto or referred to hereby, are “facts ascertainable” as such term is used in Section 251(b) of the DGCL and, do not form a part of this Agreement for purposes of the DGCL but instead operate on the terms of this Agreement as provided herein.
(b)Except as provided in Section 6.4, Section 8.2(c) and Section 9.13, nothing in this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) or in the Confidentiality Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder. Notwithstanding the foregoing, (i) if the Closing occurs, the holders of Company Common Stock and Company Equity Awards shall be third party beneficiaries of the right to receive the applicable Merger Consideration pursuant to Article II, as applicable, in each case after the Effective Time and (ii) if the Closing does not occur, the Company shall have the right, on behalf of holders of Company Common Stock and Company Equity Awards to pursue claims for damages for any breach of this Agreement by Parent or Merger Sub, as applicable, that gives rise to any such claim (including damages based on loss of the economic benefits of the transactions contemplated by this Agreement to holders of Company Common Stock and Company Equity Awards entitled to receive the Merger Consideration pursuant to Article II, as applicable, including loss of premium offered to such holders) in each case, pursuant to and in accordance with Section 8.2, it being agreed that in no event shall any holders of Company Common Stock or Company Equity Awards be entitled to enforce any of their rights, or Parent’s or Merger Sub’s obligations, under this Agreement in the event of any such breach, but rather that the

Company shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the holders of Company Common Stock and Company Equity Awards, and any damages, settlements, or other amounts recovered or received by the Company with respect to such claims may, in the Company’s sole and absolute discretion, as applicable, be (x) distributed, in whole or in part, by the Company to the holders of Company Common Stock of record as of any date determined by the Company or (y) retained by the Company for the use and benefit of the Company on behalf of the holders of Company Common Stock and Company Equity Awards, in any manner the Company deems fit.
Section 9.8.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger is fulfilled to the extent possible.

Section 9.9.Governing Law; Jurisdiction.

(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.
(b)Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.9(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.
Section 9.10.Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE

EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11.Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.12.Enforcement; Remedies.

(a)Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 9.9, this being in addition to any other remedy to which such Party entitled under the terms of this Agreement at law or in equity.
(c)The Parties’ rights in this Section 9.12 are an integral part of the Transactions and each Party hereby waives any objections that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity. In the event any Party seeks any remedy referred to in this Section 9.12, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
Section 9.13.No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future holders of any equity, controlling persons, directors, officers, agents and attorneys, affiliates (other than Parent as an affiliate of Merger Sub or Merger Sub as an affiliate of Parent), Representatives, members, managers, general or limited partners, stockholders or assignees of any of the Company, Parent or Merger Sub shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith; provided that this Section 9.13 shall not limit claims for fraud.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
ADOBE INC.
By:. /s/ Daniel Durn .
Name:    Daniel Durn
Title:    Chief Financial Officer and
    Executive Vice President
FENWAY MERGER SUB, INC.
By: /s/ Wade Sherman
Name:    Wade Sherman
Title:    President

[Signature Page to Agreement and Plan of Merger]

SEMRUSH HOLDINGS, INC.
By: /s/ William Wagner
Name: William Wagner
Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex A Certain Definitions
For the purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains terms that (i) are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain a “standstill” or similar provision) and (ii) do not in any way restrict the Company or its Representatives from complying with its disclosure obligations under this Agreement.
“Acquisition Proposal” means any offer, proposal or indication of interest from a Person (other than a proposal or offer by Parent or any Subsidiary of Parent) at any time relating to any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any Person, directly or indirectly, of more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares); (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a Person pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty five percent (85%) of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); or (c) any sale, lease, exchange, transfer or other disposition to a Person of more than fifteen percent (15%) of the consolidated assets of the Company and the Company Subsidiaries (measured by the fair market value thereof).
“AI System” means a machine- or Software-based system that operates with varying levels of autonomy and that may exhibit adaptiveness after development, that, for explicit or implicit objectives, infers, from the input it receives, how to generate outputs such as predictions, content, recommendations or decisions that can influence physical or virtual environments.
“Anti-Corruption Law” means any Law related to combating bribery and corruption, including legislation implementing the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions or the U.N. Convention Against Corruption including, the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the U.K. Bribery Act 2010.
“Business Days” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of California or the State of New York or is a day on which banking institutions located in such States are authorized or required by applicable Law or other governmental action to close.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Bylaws” means the Third Amended and Restated Bylaws of the Company as in effect on the date hereof.
“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended on June 10, 2024, as in effect on the date hereof.
“Company Equity Awards” means the Company Options, the Company RSU Awards, the Company Restricted Share Award and the Company PSU Awards.
“Company Equity Plans” means the Company’s (i) 2021 Equity Incentive Plan, and (ii) Amended and Restated 2019 Stock Option and Grant Plan.
A-50

“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.
“Company Governing Documents” means the Company Bylaws, the Company Charter and the IRA.
“Company Intellectual Property” means all Intellectual Property owned by, or purported by the Company or any Company Subsidiary to be owned by, the Company or any Company Subsidiary.
“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, financial condition or operations of the Company and the Company Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the Transactions, including the Merger, prior to the Outside Date; provided, however, that for purposes of the foregoing clause (i) only, no Effects to the extent resulting or arising from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred: (a) any changes in United States, regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions; (b) any changes in economic, business or financial conditions generally affecting the industry in which the Company and its Subsidiaries operate; (c) any changes in political, geopolitical, regulatory or legislative conditions in the United States or any other country or region of the world; (d) any changes after the date hereof in GAAP or the interpretation thereof; (e) any changes after the date hereof in applicable Law or the authoritative interpretation thereof; (f) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Company Material Adverse Effect” may be taken into account); (g) any acts of terrorism (including cyber terrorism) or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, epidemics or pandemics or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (h) the execution and delivery or the public announcement of this Agreement, the consummation of the Merger and the other Transactions or the identity of Parent or any Subsidiary of Parent, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, including any litigation arising out of or relating to this Agreement or the Transactions (provided that this clause (h) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery or public announcement of this Agreement, the consummation of the Merger and the other Transactions); and (i) any action or failure to take any action which action or failure to act is expressly required by this Agreement (other than pursuant to Section 5.1); provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (g), if such Effect has had a disproportionate adverse effect on the Company or any Company Subsidiary relative to other companies operating in the industry in which the Company and its Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred.
“Company Option” means each option to purchase Company Common Stock granted under any Company Equity Plan.
“Company Products” means any and all products and services, including Software as a service (SaaS) and any professional or consulting services, that are or have been in the three (3) years prior to the date of this Agreement marketed, offered, sold, licensed, made available or distributed by the Company or any Company Subsidiary.
A-51

“Company PSU Award” means each restricted unit award relating to shares of Company Common Stock granted under any Company Equity Plan that was subject to performance-based vesting requirements as of the applicable grant date.
“Company Restricted Share Award” means the award of restricted shares of Company Common Stock granted pursuant to Section 5.1(b)(v) of the Company Disclosure Letter.
“Company RSU Award” means each restricted stock unit award relating to shares of Company Common Stock granted under any Company Equity Plan that was subject solely to service-based vesting requirements as of the applicable grant date.
“Company Subsidiaries” means the Subsidiaries of the Company.
“Company Systems” means the computer systems and other information technology equipment, including the Software, cloud storage/computing platforms, mobile devices, firmware and hardware, in each case that are owned, controlled, leased or licensed by the Company or any Company Subsidiaries.
“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement, dated June 17, 2025, by and between Parent and the Company, as may be amended.
“Contract” means any legally binding written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other commitment or undertaking of any nature.
“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA; (ii) under Section 302 of ERISA; (iii) under Sections 412 and 4971 of the Code; (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code; and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, plans directly sponsored by the Company and the Company Subsidiaries.
“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.
“Environmental Law” means any and all applicable Law which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including protection of the health and safety of employees or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.
“Equity Award Conversion Ratio” means the quotient, rounded to the 4th decimal place, obtained by dividing (a) the Merger Consideration by (b) the Parent Trading Price.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
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“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Export Controls” means all applicable export and reexport control Laws and regulations, including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by OFAC and the United Nations, International Traffic in Arms Regulations maintained by the U.S. Department of State and any applicable anti-boycott compliance regulations.
“GDPR” means Regulation (EU) 2016/679 (General Data Protection Regulation) of the European Parliament and of the Council on the protection of natural persons with regard to the processing of personal data and on the free movement of such data as currently in effect and as may be amended from time to time.
“Governmental Entity” means (a) any supranational, national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any public international governmental organization or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices and self-regulatory organizations).
“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins.
“High-Risk AI Systems” means AI Systems that are categorized as “unacceptable risk” or “high risk,” or are similarly categorized, in each case, under the European Union Artificial Intelligence Act or similar applicable Law.
“HSR Act” means the United States HartScottRodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Import Restrictions” means all applicable U.S. and foreign import Laws, including Title 19 of the U.S. Code and Title 19 of the Code of Federal Regulations.
“Indebtedness” means, with respect to any Person, (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or similar instruments; (c) all Indebtedness of another Person secured by any Lien on owned or acquired property of such first Person, whether or not the Indebtedness secured thereby has been assumed; (d) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of another Person; (e) all finance and capital lease obligations and all synthetic lease obligations; (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments; (g) all securitization transactions; (h) all obligations representing the deferred and unpaid purchase price of property or services (other than trade payables incurred in the ordinary course of business consistent with past practice); (i) all obligations, contingent or otherwise, in respect of bankers’ acceptances; and (j) net payment obligations of such Person under any swaps, options, derivatives and other hedging agreements or arrangements that would be payable upon the unwind or termination of such instruments (assuming they were terminated on the date of determination).
“Information Privacy and Security Laws” means any Law, rule, regulation or directive and all binding guidance issued by any Governmental Entity thereunder applicable to the Company or to any Company Subsidiary, in each case, relating to: (a) the privacy, protection, or security of Protected Information, including as relevant to the
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Processing of Protected Information or (b) requirements for websites and mobile applications, online behavioral advertising, tracking technologies, call or electronic monitoring or recording, or any outbound calling and text messaging, telemarketing, or email marketing.
“Intellectual Property” means all intellectual property or other proprietary rights, whether statutory, common law or otherwise, in any jurisdiction throughout the world, including all: (a) inventions, discoveries, improvements, patents and patent applications; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered), social media handles and other identifiers and indicia of origin, and all applications and registrations in connection therewith; (c)  copyrights, and all applications and registrations in connection therewith, and other intellectual property rights or similar proprietary rights in works of authorships (including rights of attribution and integrity and other moral rights of an author), including in audiovisual works, collective works, Software, compilations, databases, derivative works, literary works and sound recordings; (d) mask works and industrial designs, and all applications and registrations in connection therewith; and (e) Trade Secrets.
“Intervening Event” means any Effect that is material to the Company and the Company Subsidiaries, taken as a whole, and was not known by or reasonably foreseeable to the Company or the Company Board of Directors as of or prior to the date hereof; provided, however, that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal or other business combination transaction proposal or any inquiry or communications relating thereto or any matter relating thereto or consequence thereof or (B) changes in the market price or trading volume of the Class A Common Stock or any other securities of the Company, or any change in credit rating or the fact that the Company meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account to the extent it would otherwise qualify under this definition).
“IRA” means the Investors’ Rights Agreement, dated December 19, 2019, by and among the Company and the other parties thereto.
“Knowledge” will be deemed to be, as the case may be, the actual knowledge of (a) the individuals set forth on Section 1.1(a) of the Parent Disclosure Letter with respect to Parent or Merger Sub or (b) the individuals set forth on Section 1.1(a) of the Company Disclosure Letter with respect to the Company, in each case after reasonable inquiry of those employees of such Party and its Subsidiaries who would reasonably be expected to have actual knowledge of the matter in question.
“Law” means any law (including common law), statute, requirement, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity.
“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, conditional or installment sale agreement, encumbrance, covenant, charge, claim, option, right of first refusal, easement, right of way, license, encroachment, occupancy right, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of Law.
“Nasdaq” means the Nasdaq Stock Market LLC.
“NYSE” means the New York Stock Exchange.
“Open Source License” means any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses or the Free Software Foundation and listed at https://www.gnu.org/licenses/
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license-list.en.html, and any similar license for “free,” “publicly available,” “open source” or “open weight” Software, including any Creative Commons license, the Affero General Public License, Server Side Public License (SSPL), GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), the MIT License, the DeepSeek License, the Meta Llama 2 Community License, the Meta Llama 3 Community License, the Tongyi Qwen License, Responsible AI Licenses (RAIL).
“Ordinary Course License” means any non-exclusive licenses granted or obtained by the Company or any Company Subsidiary in the ordinary course of business consistent with past practice and contained in (i) customer subscription, terms of use or terms of service, license or service agreements, in each case, by the Company or any Company Subsidiary to their customers or end-users with respect to Company Products; or (ii) agreements based on a form used by the Company or Company Subsidiary, including each form of (A) software development kit (SDK), connector, or API agreement; (B) distributor, reseller, or sales representatives agreement; (C) agreement with employees and independent contractors; or (D) vendor, professional services, outsourced development, consulting, support or maintenance agreement. For clarity, Licenses for Source Code shall not be deemed to constitute Ordinary Course Licenses.
“Parent Common Stock” means shares of common stock, par value $0.0001 per share, of Parent.
“Parent Trading Price” means the average closing price of shares of Parent Common Stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Parties) for the thirty (30) consecutive calendar days ending on (and including) the second to last calendar day preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events), rounded down to the nearest whole cent.
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.
“Permitted Liens” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due or that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements of the Company; (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising by operation of Law in the ordinary course of business for amounts not yet delinquent; (iii) is specifically disclosed on the most recent consolidated balance sheet of the Company or the notes thereto included in the Company SEC Documents as of the date hereof; (iv) which is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements; (v) which is imposed on the underlying fee interest in real property subject to a real property lease; (vi) that arises as a result of a non-exclusive license or other non-exclusive grant of rights under Intellectual Property in the ordinary course of business; (vii) that arises from pledges or deposits to secure obligations pursuant to workers’ compensation Laws, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, in each case in the ordinary course of business consistent with past practice; (viii) which is an immaterial defect, imperfection or irregularity in title, charge, easement, covenant and right of way of record or zoning, building and other similar restriction, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any Company Subsidiary; (ix) is a pledge or deposit to secure performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature that, in each case, is not material; and (x) that does not secure Indebtedness and has arisen in the ordinary course of business consistent with past practice and does not adversely affect the value, ownership, use or operation of the property subject thereto.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
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“Personal Data” means any and all information that identifies or (whether alone or in combination with any other reasonably available information) can reasonably be used to identify an individual natural person or household. Personal Data also includes any information defined as or constituting “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information” under any applicable Law relating to the privacy, protection or security of information and is regulated by such Law.
“Privacy Statements” means, collectively, all of the Company’s and the Company Subsidiaries’ (a) internal privacy policies and/or notices, and (b) publicly posted or internal privacy policies and/or notices (including if posted on the Company’s or the Company Subsidiaries’ products and services) regarding Processing of Protected Information.
“Proceedings” means all actions, suits, claims, hearings, arbitrations, litigations, mediations, audits, investigations, examinations or other similar proceedings, in each case, by or before any Governmental Entity.
“Processing” means any operation or series of operations performed on data or information, including access, receipt, collection, acquisition, monitoring, maintenance, hosting, creation, transmission, use, encryption, security, analysis, disclosure, storage, retention, deletion, disposal, modification, destruction and processing.
“Protected Information” means (a) Personal Data; (b) any information that is otherwise governed, regulated or protected by one or more Information Privacy and Security Laws; and (c) any information that is otherwise covered by the PCI DSS.
“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment Laws that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States (Laws described in clause (a), “Antitrust Laws) or (b) investments by entities that are deemed a foreign entity or that may pose a threat to national security for purposes of any applicable law or regulation (Laws described in clause (b), “FDI Laws).
“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its Subsidiaries.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in Source Code, object code or other form; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and (d) all user documentation, including user manuals and training materials, relating to any of the foregoing.
“Source Code” means any Software code, in form other than object code or machine readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.
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“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity or voting interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner or managing member of such partnership.
“Superior Proposal” means a bona fide, written Acquisition Proposal (with references in the definition thereof to fifteen percent (15%) and eighty-five percent (85%) being deemed to be replaced with references to eighty percent (80%) and twenty percent (20%), respectively) by a third party, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors contemplates a transaction that is reasonably capable of being consummated in accordance with its terms and is more favorable to the Company Stockholders from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing and/or regulatory approvals and likelihood of consummation) and this Agreement (and, if applicable, any changes to the terms of this Agreement proposed by Parent pursuant to Section 5.2)).
“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.
“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other charges and fees in the nature of a tax imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment, excise, withholding, ad valorem, stamp, transfer, valueadded, goods and services, occupation, environmental, disability, real property, personal property, registration, alternative or addon minimum, or estimated tax, including any interest, penalty, additions to tax and any additional amounts imposed with respect thereto, whether disputed or not.
“Tax Return” means any report, return, certificate, claim for refund, election, statement, estimated Tax filing or declaration filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Trade Secrets” means trade secrets and other confidential proprietary information (including inventions, ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, schematics, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations, including any and all data and collections of data).
“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.
Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:
401(k) Termination Date    Section 6.7(c)
Acquisition Proposal    Section 8.2(b)(i)
Adjusted Restricted Share Award    Section 2.3(d)
Adjusted RSU Award    Section 2.3(a)
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Agreement    Preamble
Antitrust Laws    Annex A
Base Amount    Section 6.4(c)
Book-Entry Share    Section 2.1(a)(i)
Cancelled Shares    Section 2.1(a)(ii)
Cash Bonus Plan    Section 6.7(e)
Centerview    Section 3.22
Certificate    Section 2.1(a)(i)
Certificate of Merger    Section 1.4
Change of Recommendation    Section 5.2(a)
Class A Common Stock    Recitals
Class B Common Stock    Recitals
Closing    Section 1.3
Closing Date    Section 1.3
Company    Preamble
Company Acquisition Agreement    Section 5.2(a)
Company Benefit Plan    Section 3.10(a)
Company Board of Directors    Recitals
Company Board Recommendation    Recitals
Company Capitalization Date    Section 3.2(a)
Company Common Stock    Recitals
Company Disclosure Letter    Article III
Company Leases    Section 3.16
Company Permits    Section 3.9(b)
Company Preferred Stock    Section 3.2(a)
Company Registered Intellectual Property    Section 3.14(a)
Company SEC Documents    Section 3.5(a)
Company Stockholder Approval    Section 3.3(b)
Company Stockholders    Recitals
Company Stockholders Meeting    Section 5.3(b)
Continuing Employees    Section 6.7(a)
Converted Shares    Section 2.1(a)(ii)
DGCL    Recitals
Dissenting Shares    Section 2.1(b)
DOJ    Section 6.2(b)
Effective Time    Section 1.4
Enforceability Limitations    Section 3.3(d)
Exchange Fund    Section 2.2(a)
FCPA    Annex A
FDI Laws    Annex A
fraud    Section 8.2(a)
FTC    Section 6.2(b)
GAAP    Section 3.5(b)
Indemnified Parties    Section 6.4(a)
Material Contract    Section 3.17(a)
Material Customer    Section 3.19(a)
Material Customer Agreement    Section 3.19(a)
Material Supplier    Section 3.19(b)
Material Supplier Agreement    Section 3.19(b)
Material Vendor    Section 3.19(c)
Material Vendor Agreement    Section 3.19(c)
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Merger    Recitals
Merger Consideration    Section 2.1(a)(i)
Merger Sub    Preamble
New Plans    Section 6.7(b)
OFAC    Section 3.9(e)
Old Plans    Section 6.7(b)
Outside Date    Section 8.1(d)
Parent    Preamble
Parent Disclosure Letter    Article IV
Parent Governing Documents    Section 4.3
Parties    Preamble
Party    Preamble
Paying Agent    Section 2.2(a)
person    Section 5.2(a)
Proxy Statement    Section 3.21
Requisite Regulatory Approvals    Section 7.1(b)
Restricted Parties    Section 3.9(g)
Sarbanes-Oxley Act    Section 3.5(a)
Specified Date    Section 8.1(d)
Specified Individual    Section 2.3(a)(i)
Specified Material Contract    Section 5.1(xi)
Support Stockholders    Recitals
Surviving Corporation    Section 1.1
Termination Fee    Section 8.2(b)(i)
Transactions    Recitals
Voting Agreements    Recitals
Willful breach    Section 8.2(a)

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Annex B
Form of Voting Agreement

B-1

Annex C
Form of Certificate of Incorporation

C-1

Annex D
Form of Bylaws

D-1

Annex B Voting and Support Agreements
    This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 18, 2025, is entered into by and between Adobe Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Fenway Merger Sub, Inc., a Delaware corporation (the “Company”). Parent and the Stockholder are each sometimes referred to herein as a “Party” and collectively as the “Parties.”
    WHEREAS, Parent, the Company and Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”);
    WHEREAS, as of the date of this Agreement, the Stockholder owns beneficially or of record, and has the power to vote or direct the voting of, the shares of Class A common stock, par value $0.00001 per share, of the Company (“Class A Common Stock”) and the shares of Class B common stock, par value $0.00001 per share, of the Company (“Class B Common Stock,” and, together with the Class A Common Stock, the “Company Common Stock”) set forth on Schedule A hereto (all such shares, the “Existing Shares”);
    WHEREAS, the Board of Directors of the Company (the “Company Board of Directors”) has (i) determined that the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), constitute a Change of Control Transaction (as defined in the Company Charter) and unanimously approved this Agreement, the Merger Agreement and the Transactions, including the Merger, and (ii) taken all action necessary to render inapplicable to this Agreement, the Merger Agreement and the Transactions, including the Merger, Section 203 of the DGCL and any similar provisions in the Company Governing Documents and any other Takeover Statute; and
    WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and incurring the obligations set forth therein, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement concurrently with the execution and delivery of the Merger Agreement, pursuant to which, among other things, Stockholder is agreeing, subject to the terms of this Agreement, to vote (or cause to be voted) all of Stockholder’s Shares in accordance with the terms of this Agreement.
    NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:
1.Definitions. Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.
2.Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate and be null and void and of no effect upon the earliest to occur of the following: (a) the valid termination of the Merger Agreement for any reason in accordance with its terms, (b) the Effective Time or (c) any amendment to the Merger Agreement that is effected without the Stockholder’s prior written consent and that (x) reduces the Merger Consideration or changes the form of Merger Consideration being offered to the Stockholder under the Merger Agreement or (y) otherwise amends the Merger Agreement in a manner adverse in any material respect to the Stockholder (the earliest to occur of such times, the “Termination Time”); provided that (i) Sections 13 through 23 hereof shall survive any such termination and (ii) such termination shall not relieve any Party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.
3.Support Agreement. From the date hereof until the Termination Time (such period, the “Support Period”), the Stockholder hereby irrevocably and unconditionally agrees that at any meeting of the Company Stockholders (whether annual or special and each postponement, recess, adjournment or continuation thereof, including the Company Stockholders Meeting), however called, and in connection with any written consent of the Company Stockholders, the Stockholder shall (i) appear at such meeting or otherwise cause all of the Stockholder’s Existing Shares and all other shares of Company Common Stock or voting securities over which the Stockholder has acquired beneficial or record ownership (including any such shares of Company Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Company Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Company Equity Awards) or otherwise) (together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, (B) in favor of any related proposal in furtherance thereof, including any proposal to adjourn or postpone such meeting of the Company Stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (C) against any Acquisition Proposal or any related proposal in furtherance thereof, (D) against any action, proposal, transaction or agreement or any amendment of the Company Charter or Company Bylaws, in each case of this clause (D), which (1) is in opposition to any of the Transactions, including the Merger, (2) would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement, or of the Stockholder contained in this Agreement or (3) would reasonably be expected to prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of any of the Transactions, including the Merger, and (E) against any action or agreement that would reasonably be expected to result in any conversion of Class B Common Stock into Class A Common Stock. The Stockholder agrees to exercise all voting and other determination rights the Stockholder has in any trust or other legal entity to carry out the intent and purposes of the Stockholder’s obligations in this paragraph and as otherwise set forth in this Agreement. The Stockholder represents, covenants and agrees that, except for this Agreement, the Stockholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Stockholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of and the Stockholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of the Company at the request of the Company Board of Directors in connection with election of directors or other routine matters at any annual or special meeting of the Company Stockholders. The Stockholder represents, covenants and agrees that it has not entered into and will not enter into any agreement or commitment with any Person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided that nothing in this sentence will prohibit any Permitted Transfer in compliance with this Agreement.
4.Transfer Restrictions. The Stockholder hereby agrees that the Stockholder will not, from the date hereof until the earlier to occur of (a) the Termination Time and (b) receipt of the Company Stockholder Approval, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of Law (including, for the avoidance of doubt, any “Transfer” as defined in the Company Charter) or take any other action that would cause or result in the conversion of any share of Class B Common Stock into Class A Common Stock (any of the foregoing, a “Transfer”); provided, that the Stockholder may Transfer Shares (i) to a Permitted Transferee (as defined in the Company Charter; provided that, for purposes of this Agreement, references in such definition to a Class B Stockholder and shares of Class B Common Stock shall also include a Class A Stockholder and shares of Class A Common Stock, as applicable), (ii) to any charitable organization that is tax exempt under Section 501(c)(3) of the Code, (iii) up to an aggregate amount not to exceed 2% of the total voting power represented by the Shares, to satisfy any Tax liability incurred by such Stockholder in respect of vesting, exercise or settlement of Company Equity Awards held by such Stockholder or (iv) to any other Person to whom Parent has consented with respect to a Transfer by the Stockholder in advance in writing (any such Transfer described in the foregoing clauses (i) through (iv), a “Permitted Transfer”); provided that, other than with respect to Transfers pursuant to, and compliant with, clause (iii) of the definition of Permitted Transfer, a Transfer shall be a Permitted Transfer only if the transferee of such Shares, prior to the date of such Transfer, agrees in a signed writing satisfactory to Parent to accept such Shares subject to the terms of this Agreement and to be bound by and comply with the terms of this Agreement applicable to Stockholder for all purposes of this Agreement. Any action taken in violation of the immediately preceding sentence shall be null and void ab initio. If any involuntary Transfer of Shares shall occur (including, but not limited to, a sale by any Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (including any transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the terms of this Agreement applicable to the Stockholder.
5.No Conversion. Without limiting Section 4, from the date hereof until the Termination Time, Stockholder covenants and agrees: (i) to take all actions necessary so that shares of Class B Common Stock that are Shares are not converted into shares of Class A Common Stock and (ii) not to request that the Company register the conversion (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the shares of Class B Common Stock that are Shares into Class A Common Stock. Any conversion of shares of Class B Common Stock in violation of this Agreement shall, to the fullest extent permitted by Law, be null and void ab initio.
6.No Solicitation. At all times during the Support Period, Stockholder shall not, and shall cause its affiliates and its and their respective Representatives not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would reasonably be expected to lead to an Acquisition Proposal, (b) participate in any negotiations regarding, or furnish to any Person any information relating to the Company or any Company Subsidiary in connection with an actual or potential Acquisition Proposal, (c) adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (d) encourage or recommend any other holder of Company Common Stock to not adopt the Merger Agreement or approve the Transactions, including the Merger, (e) support, recommend, endorse, authorize or approve, or propose to support, recommend, endorse, authorize or approve, any Acquisition Proposal or enter into any Company Acquisition Agreement or (f) resolve, publicly propose or agree to do any of the foregoing. The Stockholder shall, and shall cause its affiliates and its and their respective Representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any Persons (or provision of any information to any Persons) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Notwithstanding anything in this Section 6 to the contrary, Stockholder may, at the Company’s request and with substantially concurrent notice to Parent (which notice shall include the identity of the Person who has made the applicable Acquisition Proposal), engage in discussions with any Person who has made an Acquisition Proposal with respect to which the Company Board of Directors is engaging in negotiations or discussions pursuant to and in compliance with

Section 5.2 of the Merger Agreement, solely for the purpose of entering into a voting and support agreement with such Person on substantially similar terms to the terms hereof.
7.Representations of the Stockholder. The Stockholder represents and warrants as follows: (a) the Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Stockholder or the performance of the Stockholder’s obligations hereunder, (c) the execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, (d) the Stockholder beneficially owns and has the power to vote or direct the voting of the Shares, including all of the Stockholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Company Common Stock beneficially owned by the Stockholder and over which the Stockholder, directly or indirectly, has voting and dispositive authority, (e) the Stockholder beneficially owns the Stockholder’s Existing Shares as set forth on Schedule A hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws) and (f) the Stockholder has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein. The Stockholder agrees that the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of the Stockholder’s obligations under this Agreement; provided that nothing in this sentence will prohibit any Permitted Transfer in compliance with this Agreement. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; provided that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities that may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).
8.Waiver of Appraisal Rights and Certain Other Actions; Litigation. To the full extent permitted by Law, Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL), any dissenters’ rights and any similar rights relating to the Merger that Stockholder may have, directly or indirectly, by virtue of the ownership of any Shares, or may acquire in connection with the Merger. Stockholder further agrees not to commence, join in, facilitate, assist or knowingly encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective affiliates and each of their successors, directors, managers or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including the Merger, including any claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoy or delay the closing of the Merger) or (b) alleging a breach of any duty of the Company Board of Directors or any Company Stockholder in connection with this Agreement, the Merger Agreement, any other Voting Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing; provided that, for the avoidance of doubt, Stockholder is not waiving any rights to indemnification, contribution or advancement of expenses in connection with any such matter.
9.Termination of IRA. If Stockholder is a party to the IRA, then Stockholder (a) acknowledges and agrees that the Merger constitutes a “Deemed Liquidation Event” as defined in the IRA and the certificate of incorporation of the Company in effect on December 19, 2019 (the “Prior Charter”), (b) covenants and agrees not to waive the occurrence of a “Deemed Liquidation Event” in respect of the Merger pursuant to the Prior Charter or the IRA and (c) acknowledges and agrees that the IRA will be terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto, effective upon the occurrence of the Effective Time.
10.Certain Acknowledgments. Each of the Parties hereto acknowledges and agrees that nothing in this Agreement shall constitute any sale, assignment, transfer, conveyance, hypothecation, other transfer or disposition of any shares of Class B Common Stock that are Shares or any legal or beneficial interest in any such Shares or any other “Transfer” (as defined in the Company Charter), or as creating or forming a “group” for purposes of the Exchange Act, in each case, whether or not for value and whether voluntary or involuntary or by operation of law, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to Stockholder, subject to the agreements of the Parties set forth herein.
11.Publicity. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure in connection with the Transactions, including the Merger, including in the Proxy Statement or any other filing with any Governmental Entity made in connection with the Transactions, including the Merger, the Stockholder’s identity and ownership of the Stockholder’s Shares and the nature of the Stockholder’s obligations under this Agreement; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Stockholder (individually or as part of a group), Parent shall use commercially reasonable efforts to provide the Stockholder with the opportunity to review and comment on any references to the Stockholder generally in such announcement or disclosure and consider such comments in good faith. The Stockholder agrees to notify Parent as promptly as practicable of any inaccuracies or omissions in any information relating to the Stockholder that is so published or disclosed.
12.Stock Dividends, Etc. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
13.Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a Party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the Parties.
14.Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of Law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each Party hereto and is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

15.Remedies/Specific Enforcement. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 16, this being in addition to any other remedy to which such Party entitled under the terms of this Agreement at Law or in equity. The Parties’ rights in this Section 15 are an integral part of the transactions contemplated hereby and each Party hereby waives any objections that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity. In the event any Party seeks any remedy referred to in this Section 15, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
16.Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 16 in the manner provided for notices in Section 17. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.
17.Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender; provided that, electronic mail received after 6:00 p.m., Pacific Time, shall be deemed received on the next day) or sent by a nationally recognized overnight courier service or express delivery service (notice deemed given upon receipt of proof of delivery), if to the Stockholder, to its address set forth on the signature pages hereto, and if to Parent, to the following addresses (or at such other address for a Party as shall be specified by like notice):
Adobe Inc.

601 Townsend Street
San Francisco, CA 94103
Attention: Peter Wu, Director and Associate General Counsel, M&A and Corporate Legal
Email Address: pewu@adobe.com
With a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:    Jacob A. Kling
        Steven R. Green
E-mail:        JAKling@wlrk.com
                SRGreen@wlrk.com
18.Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
19.Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by each of the Stockholder and Parent, and (b) in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
20.Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.
21.No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to the Stockholder in the Stockholder’s capacity as a Company Stockholder and, to the extent the Stockholder serves as a member of the Company Board of Directors or as an officer of the Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as a director or officer and not as a stockholder.

22.Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive, and shall be interpreted as “and/or.” The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. A reference to any specific Law or to any provision of any Law, whether or not followed by the phrase “as amended,” includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References to any Person include the successors and permitted assigns of that Person. If any period expires on a day that is not a Business Day or event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. All references to “days” shall be deemed to include calendar days unless otherwise indicated as a “Business Day.” All days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Pacific Time. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
23.Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf or DocuSign format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
[Signature pages follow]

    IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties and is effective as of the date first set forth above:

ADOBE INC.
By:
Name:
Title:

STOCKHOLDER:

Name:

Address for Notice
[•]

[Voting Agreement Signature Page]

Schedule A

Existing Share Information

Name of Record Holder	Existing Shares
	Class A Common Stock	Class B Common Stock
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]

Annex C Opinion of Centerview Partners LLC
Centerview Partners LLC
West 52nd Street
New York, NY 10019

November 18, 2025

The Board of Directors
Semrush Holdings, Inc.
800 Boylston Street, Suite 2475
Boston, MA 02199

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”) (other than Excluded Shares, as defined below), of Semrush Holdings, Inc., a Delaware corporation (the “Company”), of the $12.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Adobe Inc., a Delaware corporation (“Parent”), Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding share of Class A Common Stock and Class B Common Stock, par value $0.00001 per share (together with the Class A Common Stock, the “Shares”) immediately prior to the effective time of the Merger (other than (i) Dissenting Shares (as defined in the Agreement), (ii) Cancelled Shares (as defined in the Agreement) and (iii) Converted Shares (as defined in the Agreement) (the shares referred to in clauses (i) though (iii), together with any Shares held by any affiliate of the Company or Parent, the “Excluded Shares”)) will be converted into the right to receive $12.00 per Share in cash, without interest, (the $12.00 per Share consideration to be paid in the Merger, the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent, and we have not received any compensation from Parent during such period. We may provide financial advisory and other services to or with respect to the Company, Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated November 18, 2025 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data (including, without limitation, the Forecasts) for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of Class A Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of Class A Common Stock pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the holders of Class A Common Stock (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

SEMRUSH

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SEMRUSH HOLDINGS, INC.

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V82280-S27363

Semrush Holdings, Inc.
Special Meeting of Stockholders
[TBD]
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bill Wagner, Oleg Shchegolev, Eugene Levin, Brian Mulroy and David Mason, and each or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Semrush Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], Eastern Time on [TBD], virtually at www.virtualshareholdermeeting.com/SEMR2026SM, and any adjournments or postponements thereof.

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